As filed with the Securities and Exchange Commission on October 11, 1996
                                                   Registration No. 333-_____
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ________________
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                               ________________

                    VANDERBILT MORTGAGE AND FINANCE, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ________________
TENNESSEE                                  62-0997810
(STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER IDENTIFICATION
NO.)
INCORPORATION OR ORGANIZATION)

                             4726 AIRPORT HIGHWAY
                         LOUISVILLE, TENNESSEE 37777
                                (423) 970-7200
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ________________
                             4726 AIRPORT HIGHWAY
                         LOUISVILLE, TENNESSEE 37777
                                (423) 970-7200
   (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                         CODE, OF AGENT FOR SERVICE)
                             CLAYTON HOMES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ________________
TENNESSEE                                  62-0794407
(STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER IDENTIFICATION
NO.)
INCORPORATION OR ORGANIZATION)

                              623 MARKET STREET
                          KNOXVILLE, TENNESSEE 37902
                                (423) 595-4700
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ________________
                              623 MARKET STREET
                          KNOXVILLE, TENNESSEE 37902
                                (423) 595-4700
   (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                         CODE, OF AGENT FOR SERVICE)

                                   COPY TO:
                             JOHN W. TITUS, ESQ.
                    BOULT, CUMMINGS, CONNERS & BERRY, PLC
                               414 UNION STREET
                          NASHVILLE, TENNESSEE 37219
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/
  IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING./ /____________
  IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING./ /____________
  IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX./ /
                      _________________________________
                       CALCULATION OF REGISTRATION FEE

                                                                   Proposed
     Proposed
                                                      Amount       Maximum
     Maximum
             Title of Each Class of                   to be        Offering
     Aggregate        Amount
of
          Securities to Be Registered               Registered  Price Per
Unit*  Offering Price*
Registration Fee
Pass-Through Certificates . . . . . . . . . . .   $1,000,000,000      100%
  $1,000,000,000
$344,828.00
Limited Guarantee of Clayton Homes, Inc.          $1,000,000,000      100%
  $1,000,000,000        N/A

*  Estimated for the purpose of calculating the registration fee.

   Pursuant to Rule 429, this Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-88238, which became effective on February 17, 1995.
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

               Subject to Completion, dated October 11, 1996
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED      , 199_)

                       $                 (APPROXIMATE)
                    VANDERBILT MORTGAGE AND FINANCE, INC.
                        MANUFACTURED HOUSING CONTRACT
          SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES, SERIES 1995_
                      $        APPROXIMATE   % CLASS A-1
                      $        APPROXIMATE   % CLASS A-2
                      $        APPROXIMATE   % CLASS A-3
                      $        APPROXIMATE   % CLASS B
            (PRINCIPAL AND INTEREST PAYABLE ON THE 7TH OF EACH MONTH,
                               BEGINNING _____, 199__)
     The Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 199___ (the "Certificates") will represent interests in a pool (the "Contract Pool") of manufactured housing installment sales contracts and installment loan agreements (the "Contracts") and certain related property (the "Trust Fund") conveyed by Vanderbilt Mortgage and Finance, Inc. (the "Company"). The Company will serve as servicer of the Contracts (together with any successor servicer, herein referred to as the "Servicer"). The Contracts were originated or purchased by the Company in the ordinary course of its business. The term "Approximate," with respect to the aggregate principal amount of any Certificates, means that the amount is subject to a permitted variance of plus or minus 5%. Terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Prospectus dated ____________, 199__ attached hereto (the "Prospectus").
                                                     (Continued on next page)
     CERTAIN FACTORS SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE CERTIFICATES. SEE "RISK FACTORS" BEGINNING ON PAGE S-19 HEREIN AND PAGE 10 IN THE PROSPECTUS.

     THE CERTIFICATES WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE COMPANY OR ANY OF ITS AFFILIATES. THE CERTIFICATES WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY, OR BY ANY OTHER PERSON OR ENTITY.

                              ----------------
  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               --------------

                                                PRICE TO         UNDERWRITING
       PROCEEDS TO
                                               PUBLIC(1)           DISCOUNT
        COMPANY(2)
Class A-1 Certificates  . . . . . . . . .                   %
 %                    %
Class A-2 Certificates  . . . . . . . . .                   %
 %                    %
Class A-3 Certificates  . . . . . . . . .                   %
 %                    %
Class B Certificates  . . . . . . . . . .                   %
 %                    %
     Total  . . . . . . . . . . . . . . . $                   $
   $

(1)  Plus accrued interest, if any, at the applicable rate from ____, 199_.

(2)  Before deducting expenses, estimated to be $               .

     (The Offered Certificates are being offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.

     The Aggregate proceeds to the Company are expected to be $           ,
plus accrued interest thereon, before deducting expenses, payable by the
Company, estimated to be $             .)

     The Offered Certificates are offered subject to prior sale, when, as and if issued by the Trust and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form only through the Same Day Funds Settlement system of The Depository Trust Company on or about
  , 199_ (the "Closing Date").

                               --------------

            The date of this Prospectus Supplement is      , 199_

(Continued from the cover page)

     The Certificates will consist of two classes of Senior Certificates (the "Class A-l Certificates" and the "Class A-2 Certificates") and three classes of Subordinated Certificates (the "Class A-3 Certificates," the "Class B Certificates" and the "Class R Certificates"). Only the Class A-1, Class A-2, Class A-3 and Class B Certificates (collectively, the "Offered Certificates") are being offered hereby. The Class A-l Certificates, Class A-2 Certificates and Class A-3 Certificates will evidence in the aggregate approximate initial %, % and % undivided interests, respectively, in the Contract Pool. The Class B Certificates will evidence in the aggregate an approximate initial __% undivided interest in the Contract Pool. The Trust Fund will be created in 199_, pursuant to a Pooling and Servicing Agreement between the Company, as Seller and Servicer of the Contracts, and as trustee (the "Trustee"). The Trust Fund property will include all rights to receive
payments due on each Contract on or after              , 199_ (the "Cut-off
Date"), security interests in the manufactured homes securing the Contracts, any related mortgages or deeds of trust, all rights under certain hazard insurance policies with respect to the manufactured homes and rights to amounts in the Certificate Account.

     The Pooling and Servicing Agreement provides that additional Contracts (the "Subsequent Contracts") are intended to be purchased by the Trust Fund
on or before                 from funds on deposit in the Pre-Funding
             ---------------
Account.  On the Closing Date, the Depositor will pay to the Trustee
                                                                     ------
for deposit in the Pre-Funding Account.

     The Class A-l Certificates and Class A-2 Certificates will have fixed Remittance Rates of ____% and ____% per annum, respectively. The Remittance Rate for the Class A-3 Certificates for a Remittance Date will be the lesser of (i) % per annum and (ii) the Weighted Average Net Contract Rate (as defined herein) for such Remittance Date. The Remittance Rate for the Class
B Certificates will be       .  Payments of principal and interest on the
Offered Certificates will be distributed to Certificateholders on the 7th day of each month (or if the 7th day is not a business day, the next business day) (each, a "Remittance Date"), beginning in 199 . The rights of the holders of the Class A 3 Certificates to receive distributions of interest and principal are subordinated to such rights of the Senior Certificateholders. The rights of the holders of the Class B Certificates to receive distributions of amounts collected on the Contracts will be subordinated to the rights of the Class A Certificateholders to receive the distributions due thereon. See "Description of the Certificates."

     Net losses on the Contracts that would otherwise be absorbed by the Class B Certificates on account of their subordination to the Class A Certificates are intended to be covered by funds on deposit in the Reserve Fund, which may be drawn upon solely for the benefit of the Class B Certificateholders as described herein.

     Except to the limited extent described herein, the Reserve Fund will not benefit, or result in any payments on, the Class A Certificates. The Reserve Fund initially will be funded in the amount of $ . The amount available in the Reserve Fund will be reduced by withdrawals to cover the net losses referred to above as described herein. On the Remittance Date, if any, on which the amount on deposit in the Reserve Fund is at least equal to the then outstanding Class B Principal Balance (after giving effect to the distributions made on such date), the amount in the Reserve Fund will be distributed to the Class B Certificateholders to the extent necessary to reduce the Class B Principal Balance to zero. See "Description of the Certificates--The Reserve Fund."

     An election will be made to treat the Trust Fund as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" in the Prospectus. The Offered Certificates will represent "regular interests" in the REMIC and the Class
R Certificates will represent the residual interest in the REMIC.

     The obligations of the Servicer (including the Company as initial Servicer) with respect to the Certificates are limited to its contractual servicing obligations. The Company, as seller, however, will make certain representations and warranties relating to the Contracts. In the event of an uncured breach of any such representation or warranty that materially adversely affects a Contract, the Company may, under certain circumstances, be obligated to repurchase such Contract or substitute another contract therefor, as described herein.

     Capitalized terms used herein and not defined shall have the respective meanings assigned to such terms in the Glossary in the Prospectus.

     The interests of the owners of the Offered Certificates (the "Certificate Owners") will be represented by book-entries on the records of The Depository Trust Company and participating members thereof. See "Description of the Certificates--Registration of the Offered Certificates" herein. ______________ (the "Underwriter") intends to make a secondary market in the Offered Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop, or if it does develop, that it will continue or provide sufficient liquidity.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CERTIFICATES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

     Until    , 199 , all dealers effecting transactions in the Offered
Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                 SUMMARY OF TERMS OF THE OFFERED CERTIFICATES

          This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned them elsewhere in this Prospectus Supplement and in the Prospectus or in the Glossary included as a part of the Prospectus.

Securities Offered . . . The Class A-1, Class A-2, Class A-3 and Class B Certificates (the "Offered Certificates") of the Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 199 (the "Certificates").

Seller . . . . . . . . . Vanderbilt Mortgage and Finance, Inc. (the
"Company"),
a wholly-owned subsidiary of Clayton Homes, Inc. ("CHI"). See "Risk Factors" herein and in the Prospectus.

Servicer . . . . . . . . Vanderbilt Mortgage and Finance, Inc. (in such capacity referred to herein as the "Servicer").

Trustee  . . . . . . . .

Cut-off Date Pool
Principal Balance. . . . $

Original Class A
Principal Balance. . . . $          (Approximate, subject to a permitted
variance of plus or minus 5%).

Original Class A-1
Principal Balance. . . . $          (Approximate, subject to a permitted
variance of plus or minus 5%).

Original Class A-2
Principal Balance. . . . $           (Approximate, subject to a permitted
variance of plus or minus 5%).

Original Class A-3
Principal Balance. . . . $           (Approximate, subject to a permitted
variance of plus or minus 5%).

Original Class B
Principal Balance. . . . $           (Approximate, subject to a permitted
variance of plus or minus 5%).

Class A-1 Remittance
Rate . . . . . . . . . .        % per annum, computed on the basis of a
360-day
year of twelve 30-day months.

Class A-2 Remittance
Rate . . . . . . . . . .        % per annum, computed on the basis of a
360-day
year of twelve 30-day months.

Class A-3 Remittance
Rate . . . . . . . . . . The lesser of (i)      % per annum and (ii) the
applicable Weighted Average Net Contract Rate (as defined under "Description of the Certificates--Distributions").

Class B Remittance
Rate . . . . . . . . . . The lesser of (i)     % per annum and (ii) the
applicable Weighted Average Net Contract Rate.

Remittance Date. . . . . The 7th day of each month (or if such 7th day is not
a
business day, the next succeeding business day), commencing in           199
 .

Record Date. . . . . . . The last business day of the month preceding the month
of the related Remittance Date.

Cut-off Date . . . . . .                  , 199 .

Agreement. . . . . . . . The Pooling and Servicing Agreement dated as of
           , 199_ (the "Agreement"), between the Company, as Seller and Servicer, and the Trustee.

Description of
Certificates . . . . . . The Offered Certificates evidence undivided interests
in the Contract Pool and certain other property held in trust for the benefit
of the Certificateholders (the "Trust Fund").   The Class A-1 and Class A-2
Certificates are Senior Certificates and the Class A-3 and the Class B are Subordinated Certificates, all as described herein. The Offered Certificates will be offered in denominations of $50,000 and integral multiples of $1,000
in excess thereof.   The undivided percentage interest (the "Percentage
Interest") of a Class A-1, Class A-2, Class A-3 or Class B Certificate in the distributions on such Certificates (the "Percentage Interest") will be equal to the percentage obtained from dividing the denomination of such Certificate by the Original Class A-1 Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance or the Original Class B Principal Balance, as appropriate.

Distributions. . . . . . Distributions of principal and interest to the holders
of a Class of Certificates will be made in an amount equal to their respective Percentage Interest multiplied by the aggregate amount distributed on such Class of Certificates for the related Remittance Date, commencing in 199 . Distributions will be made on each Remittance Date to holders of record on the preceding Record Date, except that the final distribution in respect of the Certificates will only be made upon presentation and surrender of the Certificates at the office or agency appointed by the Trustee for that purpose in New York, New York. Distributions to the Certificateholders of a Class will be applied first to the payment of interest and, if any principal is then due, then to the payment of principal. The funds available in the Certificate Account for distribution on a Remittance Date (the "Available Distribution Amount") will be applied in the amounts and the order of priority set forth below. See "Description of the Certificates--Distributions" for a detailed description of the amounts on deposit in the Certificate Account that will constitute the Available Distribution Amount on each Remittance Date. The aggregate amounts distributed to the Class A-1, Class A-2, Class A-3 and Class
B Certificateholders from the Available Distribution Amount in respect of a Remittance Date are the Class A-1 Distribution Amount, the Class A-2

Distribution Amount, the Class A-3 Distribution Amount and the Class B Distribution Amount, respectively.

                         On each Remittance Date the Available Distribution
Amount will be distributed in the following amounts in the following order of priority:

                         (i)  one month's interest on the Class A-1 and Class
A-2 Certificates, at their respective Remittance Rates on the outstanding
Class
A-l and Class A-2 Principal Balances, respectively, together with any previously undistributed shortfalls in interest due on the Class A-1 and Class A-2 Certificates, respectively, in respect of prior Remittance Dates; if the Available Distribution Amount is not sufficient to distribute the full amount of interest due on the Class A-1 and Class A-2 Certificates, the Available Distribution Amount will be distributed on such Classes of Certificates pro rata on the basis of the interest due thereon;

                         (ii)  one month's interest on the Class A-3
Principal
Balance to the Class A-3 Certificateholders, together with any previously undistributed shortfalls in interest due on the Class A-3 Certificates in respect of prior Remittance Dates;

                        (iii) one month's interest on the Class B Principal Balance to the Class B Certificateholders, together with any previously undistributed shortfalls in interest due on the Class B Certificates in respect of prior Remittance Dates;

                         (iv)  The Formula Principal Distribution Amount (as
defined below) in the following order of priority:

                         (a)  to the Class A-1 Certificateholders until the
Class A-1 Principal Balance is reduced to zero, together with any previously undistributed shortfalls in Formula Principal Distribution Amounts in respect of prior Remittance Dates;

                         (b)  to the Class A-2 Certificateholders until the
Class A-2 Principal Balance is reduced to zero, together with any previously undistributed shortfalls in Formula Principal Distribution Amounts in respect of prior Remittance Dates;

                         (c)  to the Class A-3 Certificateholders until the
Class A-3 Principal Balance is reduced to zero, together with any previously undistributed shortfalls in Formula Principal Distribution Amounts in respect of prior Remittance Dates;

                         (v)  the Formula Principal Distribution Amount (less
the portion thereof, if any, distributed pursuant to clause (iv) above) to the
Class B Certificateholders until the Class B Principal Balance is reduced to zero;
and

                         (vi)  any remainder to the holder of the Class R
Certificates, which will initially be a special purpose subsidiary of the Company.

                         The Principal Balance of each Class of Certificates
is
its original Principal Balance reduced by all distributions on such Class in reduction of its Principal Balance. The Class A Principal Balance is the sum of the Class A-1, Class A-2 and Class A-3 Principal Balances.

                         The Formula Principal Distribution Amount in respect
of a Remittance Date equals the sum of (i) all scheduled payments of principal due on each outstanding Contract during the Due Period preceding the month in which the Remittance Date occurs, (ii) the Scheduled Principal Balance (as defined below) of each Contract which, during the due Period preceding the month of such Remittance Date, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all Partial Prepayments (as defined in the Agreement) received during such preceding Due Period, (iv) the Scheduled Principal Balance of each contract that was prepaid in full during such preceding due Period, (v) the Scheduled Principal Balance of each Contract that became a Liquidated Contract during such preceding Due Period and (vi) any previously distributed shortfalls in the amounts in clauses (i) through (v) in respect of the prior Remittance Dates. The Due Period with respect to any Remittance Date is the period beginning on the 26th day of the second month preceding the month of such Remittance Date and ending on the 25th day of the month preceding the month of such Remittance Date.

                         The Scheduled Principal Balance of a Contract for
any
Due Period is its principal balance after giving effect to any previous
Partial
Prepayments and after giving effect to all previous scheduled principal payments (whether or not paid) and the scheduled principal payment, or payments, in the case of Biweekly Contracts, due on the Due Date (or due Dates, as applicable) in that due Period, but without giving effect to any adjustments due to bankruptcy or similar proceedings.

                         In general, a Liquidated Contract is a defaulted
Contract as to which all amounts that the Servicer expects to recover through the date of disposition of the Manufactured Home and any real property securing such Contract have been received.

                         Notwithstanding the prioritization of the
distribution
of the Formula Principal Distribution Amount between the Senior Certificates pursuant to clause (iv) (a) and (b) above, on and after the Remittance Date, if any, on which the Deficiency Event occurs, the Available Distribution Amount remaining after making the distribution required by clauses (i) and
(ii) above will be applied to distribute the Formula Principal Distribution Amount on each Class of Senior Certificates pro rata in accordance with the outstanding Principal Balance of the Senior Certificates. The "Deficiency Event" will occur if the sum of the Principal Balances of each Class of Senior Certificates becomes equal to or greater than the Pool Scheduled Principal Balance. The "Pool Scheduled Principal Balance" as of a Remittance Date is equal to the Original Contract Pool Principal Balance less the aggregate of the Formula Principal Distribution Amounts (exclusive of the amounts in clause (vi) of the definition thereof) for all prior Remittance Dates.

                         In no event will the aggregate distributions of
principal to the Class A-1, Class A-2, Class A-3 or Class B
Certificateholders
exceed the Original Class A-l Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance or the Original Class B Principal Balance, respectively.

Effect of Priority
Sequence of
Principal
Distributions. . . . . . All principal amounts described in clauses
(iv)(a) through (iv)(c) above will be distributed, to the extent of the Available Distribution Amount after payment of interest on the Class A

Certificates and the Class B Certificates, to the Class A Certificateholders (but only to the extent of the outstanding Class A Principal Balance). This should, unless offset by other cash flow insufficiencies due to delinquencies and liquidation losses, have the effect of accelerating the amortization of the Class A Certificates, and delaying the amortization of the Class B Certificates, from what it would be without such prioritization, thereby increasing the respective interest in the Trust Fund evidenced by the Class
B Certificates. Increasing the respective interest of the Class B Certificates relative to that of the Class A Certificates is intended to preserve the availability on each Remittance Date of the subordination provided by the Class B Certificates. See "Description of the Certificates."

Prepayment
Considerations
and Yield
Considerations . . . . . In general, the Contracts may be prepaid at any time without penalty and, accordingly, the rate of principal payments thereon is likely to vary considerably from time to time. The Offered Certificates may be sold at a discount to their principal amounts. A slower than anticipated rate of principal payments on the Contracts is likely to result in a lower than anticipated yield on the Offered Certificates if they are purchased at a discount. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

Pre-Funding Account. . . During the period (the "Funding Period") from and including the Closing Date until the earliest of (a) the Determination Date on which the amount on deposit in the Pre-Funding Account is equal to
$        or  less, (b) the occurrence of an Event of Default under the
Agreement, (c) the occurrence of certain events of insolvency with respect to the Seller or the Servicer or (d) the Determination Date with respect to
the           , 199_ Distribution Date, the Pre-Funded Amount will be
maintained as an account in the name of the Trustee (the "Pre-Funding Account"). The Pre-Funded Amount will initially equal $ , and, during the Funding Period, will be reduced by the amount thereof used to purchase Contracts in accordance with the Agreement and the amount thereof deposited in the Reserve Account in connection with the purchase of such Contracts.
The Seller expects that the Pre-Funded Amount will be reduced by $
or less  by the            , 199_ Distribution  Date.  Any  Pre-Funded Amount
remaining at the end of the Funding Period will be payable to the Certificateholders as described above.

Reserve Fund . . . . . . At the time of the initial issuance of the
Certificates, a Reserve Fund in the initial amount of $         will be
established as part of the Trust Fund for the benefit of the Class B Certificateholders. Subject to the limitation of the Maximum Reserve Fund Draw
Amount described below, prior to each Remittance Date a withdrawal will be made from the Reserve Fund in the amount (the "Reserve Fund Draw Amount") equal to the lesser of (i) the amount then on deposit in the Reserve Fund and (ii) the amount of the Aggregate Net Liquidation Losses for the preceding Due Period, as described below. On any Remittance Date the Reserve Fund Draw Amount will not exceed the amount (the "Maximum Reserve Fund Draw Amount") equal to the sum of
(i) any shortfall in interest required to be distributed to Class B Certificateholders on such Remittance Date, (ii) if such Remittance Date is on or prior to the date on which the Class A Principal Balance is reduced to zero, the Class B Principal Loss Amount, if any, for such Remittance Date and
(iii) if such Remittance Date is after the date on which the Class A
Principal

Balance is reduced to zero, any shortfall in the Formula Principal
Distribution
Amount required to be distributed to Class B Certificateholders out of the Available Distribution Amount for such Remittance Date. The "Class B Principal
Loss Amount" is equal to the amount, if any, by which the Available Distribution Amount (after subtracting therefrom the interest required to be distributed to the Class A Certificateholders and Class B Certificateholders on
such date), is less than the Formula Principal Distribution Amount (exclusive of the amount in clause (vi) of the definition thereof) for such Remittance Date. Such Class B Principal Loss Amount represents future principal payments on the Contracts that, because of the subordination of the Class B
Certificates
and liquidation losses on Liquidated Contracts, may be distributed to the
Class
A  Certificateholders  rather  than  the Class  B  Certificateholders.    See
"Description of the Certificates--Distributions."

                         With respect to each Remittance Date, the "Aggregate
Net Liquidation Losses" will be the amount, if any, by which (a) the aggregate of the outstanding principal balances of those Contracts that became Liquidated Contracts during the Due Period ending prior to the month of such Remittance Date plus accrued and unpaid interest thereon (adjusted to the Net Contract Rate) exceeds (b) the aggregate Net Liquidation Proceeds for such Contracts.

                         Funds in the Reserve Fund will be invested in
Eligible
Investments as directed by the holder of the Residual Interest. The net investment earnings, if any, in respect of a Remittance Date will be
 .
The amount available in the Reserve Fund will be reduced by the Reserve Fund Draw Amounts. All Eligible Investments on deposit in the Reserve Fund must mature or be redeemable no later than the business day preceding each Remittance Date.

                         On the Remittance Date, if any, on which, after giving
effect to the withdrawal, if any, of the related Reserve Fund Draw Amount and to any reduction of the Class B Principal Balance to be effected on such date, the amount on deposit in the Reserve Fund is at least equal to the Class B
Principal Balance, the amount on deposit in the Reserve Fund will be distributed to the Class B Certificateholders to the extent necessary to reduce the Class B Principal Balance to zero. No assurance can be given as to whether or not such distribution will occur, or, if it does occur, as to when it will occur. See "Yield and Prepayment Considerations."

Subordination of
the Class B and
Class R
Certificates . . . . . . The rights of holders of the Class B Certificates
and
Class R Certificates to receive distributions of amounts collected on the Contracts in the Trust Fund will be subordinated, to the extent described herein, to such rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Class A Certificates of the full amount of the scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the Original Class A Principal Balance.

                         The protection afforded to the holders of Class A
Certificates by means of the subordination, to the extent provided herein, of the Class B and Class R Certificates will be accomplished (i) by the application of the Available Distribution Amount in the order specified under
"Distributions" above and (ii) if the Available Distribution Amount on such Remittance Date is not sufficient to permit the Distribution of the entire Formula Principal Distribution Amount to the Class A Certificate holders, by the right of the Class A Certificateholders to receive, until the Class A Principal Balance is reduced to zero, a portion of the future Distributions of Available Distribution Amounts that would otherwise have been payable to the holders of the Class B and Class R Certificates.

                         See "Description of the Certificates--Subordination
of
Class B and Class R Certificates" herein.

Subordination of
the Class A-3
Certificates . . . . . . The rights of the holders of the Class A-3
Certificates to receive distributions of amounts collected on the Contracts in the Trust Fund will also be subordinated to such rights of the holders of the Senior Certificates.

                         The protection afforded to the holders of Senior
Certificates by means of the subordination of the Class A-3 Certificates will be accomplished (i) by the application of the Available Distribution Amount in  the order specified under "Distributions" above, and (ii) if the
Available
Distribution Amount on any Remittance Date is not sufficient to permit the
distribution of  the   entire  Formula  Principal   Distribution Amount  to
the
Senior Certificateholders,  by the  right of  such  Certificateholders, to
receive, until  any   such  shortfall  is   distributed,  a  portion  of
the
future distributions of Available Distribution Amounts that would otherwise have been distributable to the holders of the Class A-3 Certificates or Class B or Class R Certificates.

                         See "Description of the Certificates--Subordination
of
Class A-3 Certificates" herein.

Losses on
Liquidated
Contracts. . . . . . . . As described above, the distribution of principal to the Class  A Certificateholders is  intended to include the Scheduled
Principal
Balance of each contract that became a Liquidated Contract during the Due Period immediately preceding the month of such distribution. If the Liquidation Proceeds, net of related Liquidation Expenses, from such Liquidated
Contract are less than the Scheduled Principal Balance of such Liquidated Contract, and accrued and unpaid interest thereon, then to the extent such deficiency is not covered by such excess interest collections, the deficiency may, in effect, be absorbed by the Class A-3 or Class B Certificateholders since a portion of future Available Distribution Amounts funded by future principal collections on the Contracts, up to the aggregate amount of such deficiencies, that would otherwise have been distributable to them may be paid to the Senior Certificateholders.

                         If the Available Distribution Amount for any
Remittance Date is not sufficient  to cover, in  addition to interest
distributable to the  Class A Certificateholders,  the   entire  Formula
Principal Distribution Amount distributable to the Class A Certificateholders then entitled to such payment on such Remittance Date, then the amount of the Pool Scheduled Principal Balance available to the Class B Certificates (i.e., such Pool Scheduled Principal Balance less the Class A Principal Balance) on future Remittance Dates will be reduced. If, because of liquidation losses, the Pool Scheduled Principal Balance were to decrease proportionately faster than distributions to the Class A Certificateholders reduce the Class A Principal Balance, the level of protection afforded by the subordination of the Class B Certificates (i.e., the percentage of the Pool Scheduled Principal Balance available to the Class B Certificates) would be reduced. On each Remittance Date, if any, on or after the date on which the Class A Principal Balance equals or becomes greater than the Pool Scheduled Principal Balance, and so long as the Class A-3 Certificates are outstanding, the Class A-3 Certificateholders will receive only their respective Percentage Interests of Liquidation Proceeds (net of Liquidation Expenses) realized in respect of Liquidated Contracts and will therefore bear all losses on Liquidated Contracts (with no ability to recover the amount of any liquidation loss from future principal collections on the Contracts) and incur a loss on their investment in the Class A-3 Certificates. On each Remittance Date, if any, on or after the date on which the sum of the Principal Balances of the Senior Certificates equals or becomes greater than the Pool Scheduled Principal Balance, the Senior Certificateholders will receive only their respective percentage interest of Liquidation Proceeds
(net of Liquidation Expenses) realized in respect of Liquidated Contracts, rather than the Scheduled Principal Balances thereof, and will therefore bear all losses on Liquidated Contracts (with no ability to recover the amount of any liquidation loss from future principal collections on the Contracts) and incur a loss on their investment in the Senior Certificates. See "Description of the Certificates--Subordination of the Class B and Class R Certificates" and "Subordination of the Class A-3 Certificates," and "Yield and
Prepayment Considerations."

Monthly Advance. . . . . For each Remittance Date, the Servicer will be obligated to make advances ("Monthly Advances") in respect of delinquent scheduled payments on the Contracts that were due in the preceding Due Period and would, in the Servicer's judgment, be recoverable from related late payments, Liquidation Proceeds or otherwise. Assuming that in the judgment of the Servicer all delinquent payments on the Contracts were recoverable, the amount of the Monthly Advance paid out of the funds of the Servicer is calculated such that, if it is made, it will permit a distribution to both the Class A Certificateholders and Class B Certificateholders undiminished
by  such delinquent  payments.    Monthly Advances  are  reimbursable to  the
Servicer as described under "Description of Certificates-- Advances."

Optional Repurchase
of the Contracts by
the Servicer . . . . . . The Servicer has the option to purchase, on any
Remittance Date, from the Trust Fund all Contracts then outstanding and all other property in the Trust Fund if on the preceding Remittance Date the Pool Scheduled Principal Balance was less than 10% of the Original Contract Pool
Principal   Balance.     See  "Description   of  the   Certificates--Optional

Termination" herein.

The Contracts. . . . . . Fixed rate manufactured housing installment sales contracts and installment loan agreements (collectively, the "Contracts") secured by security interests in manufactured homes, as defined herein (the "Manufactured Homes"), purchased with the proceeds of the Contracts and, with respect to certain of the Contracts ("Land-and-Home Contracts"), secured by liens on the real estate on which the related Manufactured Homes are located. The Contract Pool consists of Contracts having an aggregate unpaid principal
balance as of the Cut-off Date of approximately $          .          of the
Contracts,  having an  aggregate unpaid  principal  balance of  approximately
$          as of the Cut-off Date, are manufactured housing installment sales contracts originated or purchased by the Company, or originated by a manufactured housing dealer and purchased by the Company from such dealer. Certain of these dealers are affiliates of CHI the parent of the Company.
The  Company purchased  the  remaining             Contracts  (the  "Acquired
Contracts") having an aggregate unpaid principal balance of approximately
$           as of the Cut-off Date, from different financial institutions, as described under "The Contract Pool" herein.  The Contracts, as of
origination, were secured by Manufactured Homes located in      states
or the District of Columbia and have been selected by the Company from the Company's portfolio of manufactured housing installment sale contracts and installment loans on the basis of criteria specified in the Agreement. Substantially all of the Contracts bear interest at an annual percentage rate ("APR") which is equal to or higher than any of the Class A-1 Remittance Rate or the Class A-2 Remittance Rate plus 1.25%. Monthly or bi-weekly payments of principal and interest on the Contracts will be due on various days (each a "Due Date") throughout each Due Period, as defined herein. Approximately
      % of the Contracts by Cut-off Date principal balance have scheduled level payments of principal and interest due every two weeks (the "Bi-weekly Contracts") and the remainder one such payment due each month. The APRs on
the  Contracts range  from       %  to        %  with a  weighted average  of
approximately      %  each  as of  the Cut-off  Date.   The  Contracts had  a
weighted  average   term  to   scheduled  maturity   as  of   origination  of
approximately   months and a weighted average term to scheduled maturity as
of the Cut-off Date of approximately        months.  The final scheduled
payment date on the Contract with the latest maturity is in          .  The
Contracts  in  the  Contract  Pool  were  originated  from            through
         ,  inclusive.     See   "The  Contract   Pool"  herein   and  "Yield
Considerations" in the Prospectus. The Agreement requires the Servicer to maintain one or more standard hazard insurance policies with respect to each Manufactured Home (other than a Manufactured Home in repossession) in an amount at least equal to the lesser of its maximum insurable value or the remaining principal balance on the related Contract. The standard hazard insurance policies, at a minimum, are required to provide fire and extended coverage on terms and conditions customary in manufactured housing hazard insurance policies, with customary deductible amounts. No other insurance policies will be provided with respect to any Contract or the Contract Pool. See "Description of the Certificates--Servicing" in the Prospectus.

Security Interests
and Mortgages on
the Manufactured
Homes; Repurchase
or Substitution
Obligations. . . . . . . In connection with the transfer of the Contracts to the Trustee, the Company will assign the security interests in the Manufactured
Homes and (with respect to the Land-and-Home Contracts) the liens on the real property on which the Manufactured Homes are located to the Trustee. Assignments in recordable form for the mortgages or deeds of trust (each, a "Mortgage") evidencing the liens on real property that secured the Land-and-Home Contracts will not be delivered by the Company. However, the Company will deliver to the Trustee a power of attorney to enable the Trustee to execute such assignments of such Mortgages securing the Land-and-Home Contracts, in the event that the recordation of such assignments becomes necessary to foreclose upon the related real property. The Servicer, with the cooperation of the Company, is required to take such steps as are necessary to perfect and maintain perfection of the security interest in each Manufactured Home, but as long as the Company is the Servicer, the Servicer will not be required to cause notations to be made on any document of title relating to any Manufactured Home or to execute any instrument relating to any Manufactured Home (other than a notation or a transfer instrument necessary to show the Company as the lienholder or legal titleholder).

                         Consequently, the security interests in the
Manufactured Homes in certain  states  may  not  be  effectively  transferred
to  the  Trustee  or perfected.    See  "Risk  Factors--Security Interests
and
Mortgages on the Manufactured Homes" in the Prospectus. To the extent such security interest is perfected and is effectively transferred to the Trustee, the Trustee will have a prior claim over subsequent purchasers of the Manufactured Home and holders of subsequently perfected security interests. Under the laws of most states, Manufactured Homes constitute personal property, and perfection of a security interest in the Manufactured Home is obtained, depending on applicable state law, either by noting the security interest on the certificate of title for the Manufactured Home or by filing a financing
statement under the  Uniform Commercial  Code.   If the Manufactured  Home
were
relocated to another  state without  reperfection of  the  security interests,
or if the Manufactured Home were to become attached to its site and a determination were made that the security interest was subject to real estate title and recording laws, or as a result of fraud or negligence, the Trustee could lose its prior perfected security interest in a Manufactured Home.
Federal and state   consumer  protection  laws  impose  requirements  upon
creditors in connection with extensions of credit and collections on installment sales contracts, and certain of these laws make an assignee of such  a contract, such as the Trust Fund, liable to the obligor thereon for any
violation by the lender. The Company is obligated, subject to certain conditions described under "Description of the Certificates--Conveyance of Contracts," to repurchase or, at its option, to substitute another contract for, any Contract as to  which it  has failed to  perfect a  security interest
in the Manufactured Home securing such Contract, or as to which a breach of federal or state laws exists if such breach materially adversely affects the
Trustee's interest in the Contract, unless such failure or breach has been cured within 90 days from notice of such breach. See "Risk Factors--Security Interests Mortgages on the Manufactured Homes", "--Consumer Protection Laws and
Other Limitations on  Lenders"  and  "--Priority  of   Possible  Tennessee
Tax
Lien"  in  the Prospectus.

                         The discussion in the previous paragraph as it
relates
to maintaining a security interest in a Manufactured Home does not apply to any
Mortgages  securing  Land-and-Home Contracts.    See  "Risk Factors--Security
Interests  and  Certain  Other  Aspects   of  the  Contracts"  herein  for  a
description of certain considerations relating to the assignment of liens on the real property securing Land-and-Home Contracts.

Certain Federal
Income Tax
Consequences . . . . . . For federal income tax purposes, the Trust Fund will be treated as a real estate mortgage investment conduit ("REMIC"). The Class A and Class B Certificates will constitute "regular interests" in the REMIC and generally will be treated as debt instruments of the Trust Fund for federal income tax purposes with payment terms equivalent to the terms of such Certificates. The Class R Certificates will be treated as the residual interest for federal income tax purposes. The Class A and Class B Certificates may be issued with original issue discount for federal income tax purposes. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Company intends to assume
that there will be prepayments on the Contracts at a rate equal to (     )
of the Prepayment Model as defined herein. No representation is made as to whether the Contracts will prepay at that rate or any other rate. See "Certain Federal Income Tax Consequences" in the Prospectus.

ERISA Considerations . . Subject to the conditions and discussion set forth herein, the Senior Certificates may be purchased by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). See "ERISA Considerations" herein and in the Prospectus.

                         An employee benefit plan or other plan subject to
ERISA and/or Section 4975 of the Internal Revenue Code of 1986 (the "Code") will not be permitted to purchase or hold the Class A-3 or Class B Certificates unless the opinion of counsel described under "ERISA
Considerations" is delivered to the Trustee. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment
Considerations . . . . . The Class A-1 and Class A-2 Certificates  will
constitute  "mortgage   related  securities"  under   the Secondary  Mortgage
Market Enhancement Act of 1984 and, as such, will be "legal investments" for certain types of institutional investors to the extent provided in that
Act.

                         Since the Class A-3 and Class B Certificates will
not
be rated by a nationally recognized rating agency in one of its two highest rating categories, the Class A-3 and Class B Certificates will not constitute "mortgage related securities" under the Secondary Mortgage
Market Enhancement Act  of   1984.  No   representation  is   made  as   to
the
appropriate characterization of the Class A-3 or Class B Certificates under any laws relating to investment restrictions, as to which investors should consult their legal advisors. See "Legal Investment Considerations" herein and in the Prospectus.

Rating . . . . . . . . . It is a condition to the issuance of the Class A-1
and
Class A-2 Certificates that they be rated "AAA" by Standard & Poor's Corporation ("S&P"). It is a condition to the issuance of the Class A-3 Certificates that they be rated at least "A" by S&P. It is a condition to the issuance of the Class B Certificates that they be rated at least "BBB" by
S&P.
The Company has not requested a rating on the Certificates by any rating agency
other than S&P. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or if it does, what rating would be assigned by any such other rating agency. A rating on any or all of the Certificates by certain other rating agencies, if assigned at all, may be
lower than  the rating  assigned to  such Certificates  by S&P.   A  security
rating is not  a recommendation to  buy, sell or  hold securities and  may be
subject  to  revision  or withdrawal  at  any  time.   See  "Ratings"  in the
Prospectus.

Registration of the
Offered Certificates . . The Offered Certificates initially will be represented by certificates registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and participating members thereof.

                         Certificates representing the Offered Certificates
will be issued in definitive form only under the limited circumstances described herein. All references herein to "holders" or "holders of the Offered Certificates" shall reflect the rights of Owners of the Offered Certificates as they may indirectly exercise such rights through DTC and participating members thereof, except as otherwise specified herein. See "Risk Factors" and "Description of the Certificates--Registration of the Offered Certificates" herein and "Description of the Certificates--Global Certificates" in the Prospectus.

                               --------------

                                 RISK FACTORS

     Prospective investors in the Offered Certificates should consider among other things, the following risk factors and the risk factors in the Prospectus in connection with the purchase of the Offered Certificates. See "Risk Factors" in the Prospectus.

     1. General. An investment in the Offered Certificates evidencing interests in Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile and historically have affected the delinquency, loan loss and repossession experience of manufactured housing installment sales contracts. The geographic location of the Manufactured Homes is set forth under "The Contract Pool" herein. See "The Trust Fund--The Contract Pools" in the Prospectus. Moreover, regardless of its location, manufactured housing generally depreciates in value. Consequently, the market value of the Manufactured Homes could be or become lower than the principal balances of the related Contracts. See "The Contract Pool" herein. Such high delinquencies and liquidation losses on the Contracts will have the effect of reducing, and could eliminate, the protection against loss afforded by, with respect to the Class A Certificates, the subordination of the Class B Certificates and the effect of applying a portion of the Accelerated Principal Distribution Amount, if any, to reduce the Class A Principal Balance. If such protection is eliminated, the Class A Certificateholders will bear the risk of losses on the Contracts and must rely on the value of the Manufactured Homes for recovery of the outstanding principal of and unpaid interest on any defaulted Contracts. See "Description of the Certificates--Subordination of Class B Certificates." (With respect to the Class B Certificates, sufficiently high delinquencies and liquidation losses on the Contracts will have the effect of reducing, and could eliminate, the protection against loss afforded by the amounts otherwise distributable to the Class R Certificateholders.)

     Certain statistical information relating to the losses experienced by the Company and its affiliates upon the liquidation of certain manufactured housing contracts is set forth herein under "Vanderbilt Mortgage and Finance, Inc.--Delinquency and Loan Loss Repossession Experience." Such statistical information relates only to certain manufactured housing contracts serviced by the Company during the periods indicated and is included herein only for illustrative purposes. There is no assurance that the Contracts will have the characteristics that are similar to the manufactured housing contracts to which such statistical information relates. In addition, the losses experienced upon recovery of principal upon the liquidation of manufactured housing contracts historically has been sharply affected by downturns in regional or local economic conditions. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic loss upon liquidation. In light of the foregoing, no assurance can be given that the losses experienced upon the liquidation of defaulted Contracts will be similar to any statistical information contained herein under "Vanderbilt Mortgage and Finance, Inc.--Delinquency and Loan Loss/Repossession Experience." See "The Trust Fund--The Contract Pools" in the Prospectus.

     2. Prepayment Considerations. The prepayment experience on the Contracts may affect the average life of the Offered Certificates. In the event a Contract is prepaid in full, interest on such Contract will cease to accrue on the date of prepayment. If such prepayments and related interest shortfalls were sufficiently high in a month, the Available Distribution Amount for the next Remittance Date could be less than the amount of principal and interest that would be distributable to the Class A and Class B Certificateholders in the absence of such shortfalls. See "Yield and Prepayment Considerations" herein and "Maturity and Prepayment Considerations" in the Prospectus.

     3. Limited Obligations. The Certificates will not represent an interest in or obligation of the Company. The Certificates will not be insured or guaranteed by any governmental agency or instrumentality, the Underwriter or any of its affiliates, or the Company or any its affiliates and will be payable only from amounts collected on the Contracts.

     4. Limited Liquidity. There can be no assurance that a secondary market will develop for any Class of Offered Certificates or, if it does develop, that it will provide the holders of the Offered Certificates with liquidity of investment or that it will remain for the term of the Offered Certificates. Issuance of the Offered Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates. See "Description of the Certificates--Registration of the Offered Certificates" herein. The Class A-3 and Class B Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in the Class A-3 and Class B Certificates, limiting the market for such securities.

     5. Security Interests and Certain Other Aspects of the Contracts. A variety of factors may limit the ability of the Certificateholders to realize upon the Manufactured Homes securing the contracts or may limit the amount realized to less than the amount due. See "Risk Factors--Security Interests and Mortgages on the Manufactured Homes" and "--Consumer Protection Laws and Other Limitations on Lenders" in the Prospectus.

     6. Certain Matters Relating to Insolvency. The bankruptcy or insolvency of the Company could have certain consequences for the holders of the Offered Certificates. See "Risk Factors--Certain Matters Relating to Insolvency" in the Prospectus.

     7.   Priority  of  Possible Tennessee  Tax  Lien.   See  "Risk Factors--
Priority of Possible Tennessee Tax Lien" in the Prospectus.

     8.  Louisiana Law.  See "Risk Factors--Louisiana Law" in the Prospectus.

     9. Limitations on Subordination. See "Risk Factors--Limitations on Subordination" in the Prospectus.

     10. Difficulty in Pledging. Since transactions in the Offered Certificates can be effected only through The Depository Trust Company ("DTC"), participating organizations, indirect participants and certain banks, the ability of a Certificate Owner of the Offered Certificates to pledge an Offered Certificate to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of such Certificates, may be limited due to lack of a physical certificate representing the Offered Certificates. See "Description of the Certificates- -Registration of the Offered Certificates" herein.

     11. Potential Delays in Receipt of Distributions. Owners of the Offered Certificates may experience some delay in their receipt of distributions of interest and principal on the Offered Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein), which will thereafter credit them to the accounts of Owners of the Offered Certificates either directly or indirectly through indirect participants. See "Description of the Certificates--Registration of the Offered Certificates" herein.

     12. Pre-Funding Account. To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Contracts to the Trust by the end of the Funding Period and such amount exceeds $ , the Certificateholders will receive, on the Distribution Date on or immediately following the last day of the Funding Period, a prepayment of principal in an amount equal to the applicable Pre-Funded Percentage, in respect of a class of the Certificates, of the Pre-Funded Amount remaining in the Pre-Funding Account following the purchase of any Contracts on the related Determination Date. If such remaining Pre-Funded Amount is equal to S or less, the entire amount thereof will be paid as principal of the Class Certificates up to an amount not to exceed their outstanding balance, with any remaining amount used to redeem the Class Certificates. It is anticipated that the principal amount of Contracts sold to the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the Class Certificateholders.


                              THE CONTRACT POOL

     All of the Contracts in the Trust Fund (the "Contract Pool") were purchased or originated by the Company. Each Contract is a manufactured housing installment sales contract or installment loan agreement (manufactured housing installment sales contracts and installment loan agreements being collectively referred to herein as "manufactured housing contracts" or"contracts").

     A description of the Company's general practice with respect to the origination or purchase, on an individual basis, of manufactured housing contracts is set forth herein under "Vanderbilt Mortgage and Finance, Inc." in the Prospectus.

     Under the Agreement, the manufactured homes securing the Contracts (the "Manufactured Homes") are required to comply with the requirements of certain federal statutes which generally would require the Manufactured Homes to have a minimum of 400 square feet of living space and a minimum width of 102 inches and to be of a kind customarily used at a fixed location. Such statutes would also require the Manufactured Homes to be transportable in one or more sections, built on a permanent chassis and designed to be used as dwellings, with or without permanent foundations, when connected to the required utilities. The Manufactured Homes are also required to include the plumbing, heating, air conditioning, and electrical systems therein. Management of the Company estimates that in excess of 95% of the Manufactured Homes are used as primary residences by the Obligors under the Contracts secured by such Manufactured Homes.

     The Agreement requires the Servicer to maintain hazard insurance policies with respect to each Manufactured Home in the amounts and manner set forth herein under "Description of the Certificates--Servicing" in the Prospectus. Generally, no other insurance will be maintained with respect to the Manufactured Homes, the Contracts or the Contract Pool.

     The Company will cause to be conveyed to the Trustee the Contracts and all rights to receive payments due on the Contracts on or after , 199, including payments due on or after , 199 but received prior to such date. The right to payments that were due prior to , 199 but which are received after such date will be the property of the Company when collected. The Servicer will retain physical possession of the Contract documents. See "Description of the Certificates--Conveyance of Contracts."

     The Contract Pool will consist of Contracts having an aggregate
principal balance as of the Cutoff Date of approximately $     .  Each
Contract was originated on or after                .  of the Contracts,
having an aggregate unpaid principal balance of approximately $        as of
the Cut-off Date, are manufactured housing installment sale contracts originated by a manufactured housing dealer and purchased by the Company from such dealer or originated by the Company. Certain of these dealers are affiliates of CHI, the parent of the Company. The Company purchased the remaining Contracts (the "Acquired Contracts"), having an aggregate unpaid principal balance of approximately $ as of the Cut-off Date, from the institutions described under "Vanderbilt Mortgage and Finance, Inc."

     Based solely upon the Company's review of a sample of the Acquired Contracts undertaken in connection with its purchase of such Contracts from such institutions, the Company's management does not believe that the Acquired Contracts, as a whole, were underwritten in accordance with underwriting standards that are as strict as those used by the Company in underwriting contracts that it originates or purchases on an individual basis. See "Underwriting Policies" in the Prospectus.

     Approximately    % of the Contracts (the "Bi-weekly Contracts") by
Cut-off Date principal balance have bi-weekly scheduled payments of principal and interest, and the remainder of the Contracts have monthly scheduled payments of principal and interest. Under a Bi-weekly Contract the obligor authorizes the Company to automatically debit the obligor's account for the payment of each scheduled payment. If the obligor terminates such account or the authorization of the Company to debit such account, then such Biweekly Contract is converted to a Contract with scheduled monthly payments.

     Approximately    % of the Contracts (the "Escalating Principal Payment
Contracts") by principal balance as of the Cut-off Date provide for an annual increase in monthly payments over the first five years of the term of the Contract. Under an Escalating Principal Payment Contract, the original term of the contract is 36 years, providing initially for lower monthly payments than if the contract were of a shorter term. Each year for a period of five years, the term of the Escalating Principal Payment Contract automatically converts to a shorter term, and the monthly payment increases accordingly.
At year six, the monthly payment increases to a level monthly payment which full amortizes the remaining principal over a twelve year term. There is no period in which the Escalating Principal Payment Contracts have negative amortization.

     Each Contract has a fixed annual percentage rate of interest (the "APR") and provides for level payments over the term of such Contract that fully amortize the principal balance of the Contract. All of the Contracts are actuarial obligations as follows: The portion of each scheduled payment for any Contract allocable to principal is equal to the total amount thereof less the portion allocable to interest. The portion of each scheduled payment due in a particular month that is allocable to interest is a precomputed amount equal to one month's interest (or 14 days' interest in the case of a Bi-weekly Contract) on the principal balance of the Contract, which principal balance is determined by reducing the initial principal balance by the principal portion of all scheduled payments that were due in prior months (whether or not such scheduled payments were timely made) and all prior partial principal prepayments. Thus, each payment allocated to a scheduled monthly or bi-weekly payment of a Contract will be applied to interest and to principal in accordance with such precomputed allocation whether such scheduled payments are received in advance of or subsequent to their Due Dates. All payments received on the Contracts (other than payments allocated to items other than principal and interest or payments sufficient to pay the outstanding principal balance of and all accrued and unpaid interest on such Contracts) will be applied when received to current and any previously unpaid scheduled monthly payments in the order of the Due Dates of such payments and any payments that exceed the amount necessary to bring the Contract current are applied to the partial prepayment of principal of the Contract.

     Except as otherwise provided herein with respect to certain acquired Contracts, for each Land-and-Home Contract, the Company financed the purchase of the Manufactured Home and either took as additional security a Mortgage on the property on which the Manufactured Home is located or, in certain cases, the Company took a Mortgage on other property pledged on behalf of the Obligor, or took a Mortgage on the property on which the Manufactured Home is located in lieu of a down payment in the form of cash or the value of a
trade-in unit, or as additional security.  Approximately   % of the Contracts
by outstanding principal balance as of the Cut-off Date are secured by a Mortgage on the Property on which the Manufactured Home is located in lieu of a down payment in the form of cash or the value of a trade-in unit. See "Certain Legal Aspects of the Contracts" in the Prospectus.

          % of the Contracts by outstanding principal balance as of the Cut-off Date are secured by Manufactured Homes which were new at the time the
related Contracts were originated and   % of the Contracts by outstanding
principal balance as of the Cut-off Date are secured by Manufactured Homes which were used at the time the related Contracts were originated. Each
Contract has an APR of at least   % and not more than %.  The weighted
average APR of the Contracts as of the Cut-off Date is approximately   %.
The Contracts have remaining maturities as of the Cut-off Date of at least ___ months but not more than ___ months and original maturities of at least
___ months but not more than ___ months. As of the Cut-off Date, the Contracts had a weighted average original term to scheduled maturity of approximately ___ months, and a weighted average remaining term to scheduled maturity of approximately ___ months. The remaining term to stated maturity of a Contract is calculated as the number of months from the Cut-off Date to the original scheduled maturity date of such Contract. The average
outstanding principal balance as of the Cut-off Date was approximately $   .
With the exception of Contracts having an aggregate principal balance as
of the Cut-off Date of approximately $     , no Contract at the time of
origination had a loan-to-value ratio in excess of ___%. The weighted average loan-to-value ratio at the time of origination of the Contracts was approximately ___%. "Value" in such calculation is equal to the sum of the down payment (which includes the value of any trade-in unit), the original amount financed on the related Contract, which may include sales and other taxes, and, in the case of a Land-and-Home Contract, the value of the land securing the Contract as estimated by the dealer. Manufactured Homes, unlike site-built homes, generally depreciate in value, and it has been the

Company's experience that, upon repossession, the market value of a Manufactured Home securing a manufactured housing contract is generally lower than the principal balance of the related manufactured housing contract. The Contracts are secured by Manufactured Homes and real estate located in states and the District of Columbia Approximately ___% of the Contracts by outstanding principal balance as of the Cut-Off Date were secured by Manufactured Homes or real estate located in North Carolina; ___% in South Carolina; ___% in Tennessee; and ___% in Texas. No other state represented more than ___% of the Contracts.

     Set forth below is a description of certain additional characteristics of the Contracts as of the Cut-off Date. Percentages may not add to 100.00% due to rounding:

      GEOGRAPHICAL DISTRIBUTION OF MANUFACTURED HOMES AS OF ORIGINATION


                                                                 AGGREGATE
      PERCENTAGE OF
                                           NUMBER OF             PRINCIPAL
      CONTRACT POOL
                                           CONTRACTS              BALANCE
     BY OUTSTANDING
                                             AS OF              OUTSTANDING
    PRINCIPAL BALANCE
                STATE                    CUT-OFF DATE       AS OF CUT-OFF
DATE    AS OF CUT-OFF DATE
                _____                    ____________
__________________    __________________
Alabama . . . . . . . . . . . . . .
Arizona . . . . . . . . . . . . . .
Arkansas  . . . . . . . . . . . . .
California  . . . . . . . . . . . .
Colorado  . . . . . . . . . . . . .
Connecticut . . . . . . . . . . . .
Delaware  . . . . . . . . . . . . .
District of Columbia  . . . . . . .
Florida . . . . . . . . . . . . . .
Georgia . . . . . . . . . . . . . .
Illinois  . . . . . . . . . . . . .
Indiana . . . . . . . . . . . . . .
Kansas  . . . . . . . . . . . . . .
Kentucky  . . . . . . . . . . . . .
Louisiana . . . . . . . . . . . . .
Maryland  . . . . . . . . . . . . .
Michigan  . . . . . . . . . . . . .
Minnesota . . . . . . . . . . . . .
Mississippi . . . . . . . . . . . .
Missouri  . . . . . . . . . . . . .
New Jersey  . . . . . . . . . . . .
New Mexico  . . . . . . . . . . . .
New York  . . . . . . . . . . . . .
North Carolina  . . . . . . . . . .
Ohio  . . . . . . . . . . . . . . .
Oklahoma  . . . . . . . . . . . . .
Pennsylvania  . . . . . . . . . . .
Rhode Island  . . . . . . . . . . .
South Carolina  . . . . . . . . . .
Tennessee . . . . . . . . . . . . .
Texas . . . . . . . . . . . . . . .

                                      22


Virginia  . . . . . . . . . . . . .
West Virginia . . . . . . . . . . .
     Total  . . . . . . . . . . . .


                      YEARS OF ORIGINATION OF CONTRACTS


PERCENTAGE OF CONTRACT
                                                      AGGREGATE PRINCIPAL
       POOL BY
                                                            BALANCE
OUTSTANDING PRINCIPAL
                             NUMBER OF CONTRACTS       OUTSTANDING AS OF
     BALANCE AS
   YEAR OF ORIGINATION       AS OF CUT-OFF DATE           CUT-OFF DATE
   OF CUT-OFF DATE
   -------------------       -------------------     --------------------
-----------------------
Prior to 1984 . . . . . .                                 $
             %
1984  . . . . . . . . . .
1985  . . . . . . . . . .
1986  . . . . . . . . . .
1987  . . . . . . . . . .
1988  . . . . . . . . . .
1989  . . . . . . . . . .
1990  . . . . . . . . . .
1991  . . . . . . . . . .
1992  . . . . . . . . . .
1993  . . . . . . . . . .
1994  . . . . . . . . . .      _______________            _______________
   _______________
     Total  . . . . . . .                                 $
          100%
                               _______________            _______________
   _______________
                               _______________            _______________
   _______________

                 DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS(1)


PERCENTAGE OF CONTRACT
                                                      AGGREGATE PRINCIPAL
       POOL BY
                                                            BALANCE
OUTSTANDING PRINCIPAL
ORIGINAL CONTRACT AMOUNT     NUMBER OF CONTRACTS       OUTSTANDING AS OF
     BALANCE AS
    (IN DOLLARS)             AS OF CUT-OFF DATE           CUT-OFF DATE
   OF CUT-OFF DATE
------------------------     -------------------     --------------------
-----------------------

                                      23


$0.01 - 5,000 . . . . . .                                 $
             %
$ 5,001-10,000  . . . . .
$10,001-15,000  . . . . .
$15,002-20,000  . . . . .
$20,001-25,000  . . . . .
$25,001-30,000  . . . . .
$30,001-35,000  . . . . .
$35,001-40,000  . . . . .
$40,001-45,000  . . . . .
$45,001-50,000  . . . . .
$50,001-55,000  . . . . .
$55,001-60,000  . . . . .
$60,001-65,000  . . . . .
$65,001-70,000  . . . . .
$75,001+  . . . . . . . .      _______________            _______________
   _______________
     Total  . . . . . . .                                 $
          100%
                               _______________            _______________
   _______________
                               _______________            _______________
   _______________

______________
(1)  The greatest original Contract amount is $    , which represents   % of
the aggregate principal balance of the Contracts at origination.

                DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS


PERCENTAGE OF CONTRACT
                                                      AGGREGATE PRINCIPAL
       POOL BY
                                                            BALANCE
OUTSTANDING PRINCIPAL
     LOAN-TO-VALUE           NUMBER OF CONTRACTS       OUTSTANDING AS OF
     BALANCE AS
        RATIO                AS OF CUT-OFF DATE           CUT-OFF DATE
   OF CUT-OFF DATE
     -------------           -------------------     --------------------
-----------------------
Less than or equal to 50%                                 $
             %
  50+% - 60%  . . . . . .
  60+% - 70%  . . . . . .
  70+% - 80%  . . . . . .
  80+% - 90%  . . . . . .
  90+% - 93%  . . . . . .
  93+% - 95%  . . . . . .
  95+% - 96%  . . . . . .
  96+%- 99.99%  . . . . .
100%  . . . . . . . . . .      _______________            _______________
   _______________
     Total  . . . . . . .                                 $
          100%
                               _______________            _______________
   _______________
                               _______________            _______________
   _______________

                                      24


___________________
(1) The definition of "Value" is set forth above. Manufactured Homes, unlike site-built homes, generally depreciate in value,a nd it should generally be expected, especially with Contracts with high loan-to-value ratios at origination, that any time after the origination of a Contract, the market value of the Manufactured Home securing such Contract may be lower than the outstanding principal balance of such Contract.

                                CONTRACT RATES


PERCENTAGE OF CONTRACT
                                                      AGGREGATE PRINCIPAL
       POOL BY
                                                            BALANCE
OUTSTANDING PRINCIPAL
RANGES OF CONTRACT BY        NUMBER OF CONTRACTS       OUTSTANDING AS OF
     BALANCE AS
   CONTRACT RATE             AS OF CUT-OFF DATE           CUT-OFF DATE
   OF CUT-OFF DATE
---------------------        -------------------     --------------------
-----------------------
 6.00% -  8.000%  . . . .                                 $
             %
 8.001% - 10,000% . . . .
10.001% - 12.000% . . . .
12.001% - 14.000% . . . .
16.001% - 18.000% . . . .      _______________            _______________
   _______________
     Total  . . . . . . .                                 $
          100%
                               _______________            _______________
   _______________
                               _______________            _______________
   _______________

                         REMAINING MONTHS TO MATURITY


PERCENTAGE OF CONTRACT
                                                      AGGREGATE PRINCIPAL
       POOL BY
                                                            BALANCE
OUTSTANDING PRINCIPAL
   MONTHS REMAINING          NUMBER OF CONTRACTS       OUTSTANDING AS OF
     BALANCE AS
   AS OF CUT-OFF DATE        AS OF CUT-OFF DATE           CUT-OFF DATE
   OF CUT-OFF DATE
   ------------------        -------------------     --------------------
-----------------------

                                                          ---------------
   ---------------


                                      25


     Total  . . . . . . .                                 $
          100%
                               _______________            _______________
   _______________
                               _______________            _______________
   _______________


                    VANDERBILT MORTGAGE AND FINANCE, INC.

     The following information supplements the information in the Prospectus under the heading "Vanderbilt Mortgage and Finance, Inc." and "Underwriting Policies" in the Prospectus.

     The volume of manufactured housing contracts originated by the Company for the periods indicated below and certain other information at the end of such periods are as follows:

                             CONTRACT ORIGINATION

                                                                YEAR ENDED
JUNE 30,

-----------------------------------------------------------------------------
------
                         1988     1989      1990      1991      1992
1993      1994      1995      1996
                         ----     ----      ----      ----      ----
----      ----      ----      ----
Principal Balance of
  Contracts
Originated (in
  thousands)  . . .    $90,041  $102,717  $119,071  $156,340  $177,311
$230,733  $292,435  $345,260
$476,467
Number of Contracts
  Originated  . . .      5,692     6,629     6,719     8,346     9,230
10,880    12,401    13,857
16,910
Average Contract
  Size(1) . . . . .    $15,819  $ 15,495  $ 17,722  $ 18,732  $ 19,210  $
21,207  $ 23,582  $ 24,916  $
28,177
Average Interest
  Rate(1) . . . . .     13.85%    14.26%    13.95%    13.74%    13.40%
11.61%    10.84%    12.24%
10.72%

___________________
(1)  As of period end.

     The following table shows the size of the portfolio of manufactured housing contracts serviced by the Company on the dates indicated:

                         CONTRACT SERVICING PORTFOLIO



                                      26


                                                                   AT JUNE
30,

-----------------------------------------------------------------------------
------
                         1988     1989      1990      1991      1992
1993      1994      1995      1996
                         ----     ----      ----      ----      ----
----      ----      ----      ----
Total Number of
  Contracts Being
  serviced(1) . . . .   16,794   21,140    28,745    41,346    46,623
52,433    60,165    66,960
74,154
Originated by the
   Company  . . . . .   16,794   20,645    24,565    31,007    36,335
42,656    47,944    55,923
64,298
Acquired from other
  institutions  . . .     --        495     4,180    10,339    10,288
9,777    12,221    11,037
9,856

_____________________
(1) Excludes contracts serviced by the Company on behalf of the Resolution Trust Corporation trust and other trusts previously serviced by First Manufactured Housing Credit Corporation.

                          DELINQUENCY EXPERIENCE(1)

                                                                           AT
JUNE 30,

-----------------------------------------------------------------------------
------
                                 1988     1989      1990      1991      1992
   1993      1994      1995
  1996
                                 ----     ----      ----      ----      ----
   ----      ----      ----
  ----
Total Number of
Contracts
Outstanding(2)(3) . . . . . .   16,794   21,140    28,745    41,346    46,623
  52,433    60,165    66,960
 74,154
  Company Originations  . . .   16,794   20,645    24,565    31,007    36,335
  42,656    47,944    55,923
 64,298
  Acquisitions from other
    institutions  . . . . . .       --      495     4,180    10,339    10,288
   9,777    12,221    11,037
  9,856
Number of Contracts
  Delinquent(4):  Total 30
  to 59 days past due . . . .      268      270       406       734      680
     610       772       819

                                      27


    953
    Company Originations  . .      268      270       274       415      452
     391       353       565
    761
    Acquisitions from other
      institutions  . . . . .       --       --       132       319      228
     219       419       254
    192
Total 60 to 89 days past
  due . . . . . . . . . . . .       81       86       125       218      206
     136       209       227
    285
  Company Originations  . . .       81       86        81       122      117
      97       109       167
    238
  Acquisitions from other
    institutions  . . . . . .       --       --        44        96       89
      39       100        60
     47
Total 90 days or more past
  due . . . . . . . . . . . .       68      157       218       452      569
     407       498       625
    516
  Company Originations  . . .       68      157       155       239      243
     213       203       315
    341
  Acquisitions from other
    institutions  . . . . . .       --       --        63       213      326
     194       295       310
    175
Total Contracts
  Delinquent(5) . . . . . . .      417      513       749     1,404    1,455
   1,153     1,479     1,671
  1,754
    Company Originations  . .      417      513       510       776      812
     701       665     1,047
  1,340
    Acquisitions from other
      institutions  . . . . .       --       --       239       628      643
     452       814       624
    414
Total Contracts
  Delinquent(6) . . . . . . .      369      436       654     1,134    1,119
     857     1,184     1,208
  1,511
    Company Originations  . .      369      436       449       669      713
     595       556       873
  1,211
    Acquisitions from other
      institutions  . . . . .       --       --       205       465      406
     262       628       335
    300
Total Delinquencies as a
  Percent(7) of Contracts
  Outstanding(5)  . . . . . .     2.48%    2.43%     2.61%     3.40%    3.12%
    2.20%     2.46%     2.50%
   2.37%
    Company Originations  . .     2.48%    2.48%     2.08%     2.50%    2.23%
    1.64%     1.39%     1.87%
   2.08%
    Acquisitions from other
      institutions  . . . . .       --      N/A      5.72%     6.07%    6.25%
    4.62%     6.66%     5.65%
   4.20%

                                      28


Total Delinquencies as a
  Percent(7) of Contracts
  Outstanding(6)  . . . . . .     2.20%    2.06%     2.27%     2.74%    2.40%
    1.63%     1.97%     1.80%
   2.04%
    Company Originations  . .     2.20%    2.11%     1.83%     2.16%    1.96%
    1.39%     1.16%     1.56%
   1.88%
    Acquisitions from other
      institutions  . . . . .       --      N/A      4.90%     4.50%    3.95%
    2.68%     5.14%     3.04%
   3.04%

__________________
(1) Includes data on contracts originated by the Company and portfolios acquired by the Company from other financial institutions, as described above under "Vanderbilt Mortgage and Finance, Inc."
(2) Excludes contracts serviced by others for which the Company is contingently liable.
(3) Excludes contracts serviced by the Company on behalf of the Resolution Trust Corporation trust and other trusts previously serviced by First Manufactured Housing Credit Corporation.
(4) Including contracts that were repossessed during the prior 30-day period, and based on number of days payments are contractually past due (assuming 30-day months). Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the following month.
(5) Including contracts that were repossessed during the prior 30-day period; figures for Acquisitions from other institutions at June 30, 1995 also include all such repossessed contracts on hand.
(6) Excluding contracts that were repossessed during the prior 30-day period.
(7)  By number of contracts.


     The following table sets forth the loan loss/repossession experience of the Company and its affiliates for the manufactured housing contracts serviced by the Company.

                     LOAN LOSS/REPOSSESSION EXPERIENCE(1)

                                                                   AT OF FOR
YEAR ENDED JUNE 30,

-----------------------------------------------------------------------------
-------------
                                 1988      1989      1990      1991      1992
    1993        1994
1995        1996
                                 ----      ----      ----      ----      ----
    ----        ----
----        ----

(DOLLARS IN THOUSANDS)
Total Number of Contracts
  Serviced(2)(3)  . . . . . .    16,794    21,140    28,745    41,346
46,623    52,433      60,165
66,960      74,154
    Company Originations  . .    16,794    20,645    24,565    31,007
36,335    42,656      47,944

                                      29


55,923      64,298
    Acquisitions from other
      institutions  . . . . .        __       495     4,180    10,339
10,288     9,777      12,221
11,037       9,856
Aggregate Principal Balance of
  of Contracts Serviced(4)  .  $274,000  $331,000  $446,000  $622,675
$707,273  $812,430  $1,006,794
$1,200,893  $1,456,103
    Company Originations  . .  $274,000  $323,777  $386,176  $479,336
$569,475  $691,052    $852,536
$1,074,302  $1,351,324
    Acquisitions from other
      institutions  . . . . .        __    $7,223   $59,824  $143,339
$137,798  $121,378    $154,258
$126,591    $104,779
Net Losses from Contract
  Liquidations(5):
  Total Dollars . . . . . . .      $830    $1,599    $2,404    $5,075
$7,248    $5,220      $2,758
$2,262      $2,052
    Company Originations  . .      $830    $1,057    $1,478    $1,361
$2,141    $1,129        $528
$362       $(442)
    Acquisitions from other
      institutions  . . . . .        --      $542      $926    $3,714
$5,107    $4,091      $2,230
$1,900      $2,494
  Percentage of Average Principal
    Balance(6)  . . . . . . .      0.34%     0.53%     0.59%     0.89%
1.10%     0.64%       0.30%
0.20%       0.15%
    Company Originations  . .      0.34%     0.35%     0.42%     0.32%
0.41%     0.17%       0.07%
0.04%      -0.04%
    Acquisitions from other
      institutions  . . . . .        --      7.50%     1.63%     2.59%
3.83%     2.96%       1.62%
1.35%       2.16%
Total Number of Contracts in
  Repossession(3) . . . . . .       189       228       312       617
652       523         565
540         709
    Company Originations(7) .       189       228       275       349
379       333         388
422         635
    Acquisitions from Other
      Institutions  . . . . .        --       N/A        37       268
273       190         177
118          74

___________________
(1) Includes data on contracts originated by the Company and portfolios acquired by the Company from other financial institutions, as described above under "Vanderbilt Mortgage and Finance, Inc."
(2) As of period end. Excludes contracts serviced by others for which the Company is contingently liable.
(3) Excludes contracts serviced by the Company on behalf of the Resolution Trust Corporation trust and the other trusts previously serviced by First Manufactured Housing Credit Corporation.
(4) As of period end. Includes principal balances of contracts serviced by others for which the Company is contingently liable.
(5) Includes net losses on contracts serviced by others for which the Company is contingently liable. The calculation of net losses is determined after all accrued and unpaid interest is written off and does not include repossession and other liquidation expenses. In general, data with respect to repossession and other liquidation expenses are not maintained by dealers on a separately identifiable basis, and, therefore, this information is not available to the Company. The Company believes that it would not be unusual for such expenses to be equal to 15% of the Scheduled Principal Balance of a defaulted Contract. However, actual expenses may be higher or lower.
(6) As a percentage of the average principal balance of all contracts being serviced during the period.
(7) Includes repossessions from contracts serviced by others for which the Company is contingently liable.

     The Company believes that its historical loss experience has been favorably affected by its capacity to resell repossessed units through dealers owned by CHI and to make needed repairs on repossessed units through the facilities of such dealers, rather than paying the rates charged by unaffiliated parties.If the Company is replaced as Servicer of the Contracts, the successor Servicer may not have access to the CHI dealer network and, as a consequence, the loss experience on the Contracts may be adversely affected.

     The data presented in the preceding tables are for illustrative purposes only, and there is no assurance that the delinquency, loan loss and repossession experience of Contracts in the Contract Pool will be similar to that set forth above. The delinquency, loan loss and repossession experience of manufactured housing contracts historically has been sharply affected by a downturn in regional or local economic conditions. For instance, such a downturn and higher levels of delinquency, loan loss and repossession were experienced in areas dependent on the oil and gas industry. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic loss upon repossession. In addition, an increased supply of used units in one region may in some affect the supply in other regions, thus affecting economic loss upon liquidation in such other regions. Information regarding the geographic location, at origination, of the Manufactured Homes securing the Contracts in the Contract Pool is set forth under "The Contract Pool" herein.


                  RATIO OF EARNINGS TO FIXED CHARGES FOR CHI

     Set forth below are CHI's ratios of earnings to fixed charges for the past five years. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                                                 Year Ended
June 30,

-------------------------------------------------
                                                 1991      1992    1993
1994     1995     1996
                                                 ----      ----    ----
----     ----     ----
Ratio of Earnings to Fixed Charges  . . . . .    3.00      3.88    6.12
10.12    21.64    36.00


                     YIELD AND PREPAYMENT CONSIDERATIONS

     The Contracts have maturities at origination from     to      months,
but may be prepaid in full or in part at any time. The prepayment experience of the contracts (including prepayments due to liquidations of defaulted contracts) will affect the life of the Certificates. Based on the Company's experience with the portfolio of conventional manufactured housing contracts serviced by it, the Company anticipates that a number of Contracts will be prepaid in full prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates may influence prepayments. In addition, repurchases of Contracts on account of certain breaches of representations and warranties as described below under "Descriptions of the Certificates--Conveyance of Contracts" will have the effect of prepayment of such Contracts and therefore will affect the life of the Certificates. Most of the Contracts contain provisions that prohibit the owner from selling the Manufactured Home without the prior consent of the holder of the related Contract. Such provisions are similar to the "due-on-sale" clauses and may not be enforceable in some states. See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of 'Due-on-Sale' Clauses" in the Prospectus. The initial Servicer's policy is to permit most sales of Manufactured Homes where the proposed buyer meets the initial Servicer's then current underwriting standards and enters into an assumption agreement. See "Weighted Average Life of the Offered Certificates" below and "Maturity and Prepayment Considerations" in the Prospectus.

     The allocation of distributions to the Certificateholders in accordance with the Agreement will have the effect of accelerating the amortization of the Class A Certificates in the sequence indicated under "Description of the Certificates--Distributions" from the amortization that would be applicable if distributions in respect of the Formula Principal Distribution Amount were made pro rata according to the Class A- I Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance and the Class B Principal Balance. As described under "Description of the Certificates--Subordination of the Class B and Class R Certificates," to the extent that, on any Remittance Date, the Available Distribution Amount is not sufficient to permit a full distribution of the Formula Principal Distribution Amount to the Class of Class A Certificates entitled to such distribution, the effect will be to delay the amortization of such Class of Class A Certificates. If a purchaser of a Class of Class A Certificates purchases them at a discount and calculates its anticipated yield to maturity based on an assumed rate of payment of principal on such Class A Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser.

     As  described   herein   under  "Description   of   the   Certificates--
Subordination of the Class B Certificates," to the extent that, on any Remittance Date, the Available Distribution Amount is not sufficient to permit a full distribution of the Formula Principal Distribution Amount to the Class A Certificateholders, the effect will be to cause the Class A Certificates to be amortized more slowly than they otherwise would have been amortized.

     Unless the Class B Principal Balance is reduced to a level equal to the amount on deposit in the Reserve Fund, except for Reserve Fund Draw Amounts representing Class B Principal Loss Amounts, the Class B Certificateholders will not receive any distributions of principal until the Class A Principal Balance is reduced to zero. The rate of principal payments on the Class B Certificates, the aggregate amount of distributions on the Class B Certificates and the yield to maturity of the Class B Certificates will be affected by the rate of Obligor defaults resulting in losses on Liquidated Contracts, by the severity of those losses and by the timing of those losses. See "Description of the Certificates--Subordination of the Class B and Class R Certificates" herein for a description of the manner in which Class B Principal Loss Amounts are allocated to the Class B Certificateholders. If a purchaser of Class B Certificates calculates its anticipated yield based on an assumed rate of default and an assumed amount of losses that are lower than the default rate and amount of losses actually incurred and such amount of losses actually incurred is not entirely covered by the Reserve Fund, its actual yield to maturity will be lower than that so calculated. The timing of losses on Liquidated Contracts and the timing of Reserve Fund Draw Amounts will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses are consistent with an investor's expectations. There can be no assurance that the delinquency or repossession experience set forth under "Vanderbilt Mortgage and Finance, Inc." will be representative of the results that may be experienced with respect to the Contracts. There can be no assurance as to the delinquency, repossession or loss experience with respect to the Contracts.

     The rate of distributions of principal of the Class B Certificates and the yield to maturity of the Class B Certificates will be directly related to the rate of payment of principal (including prepayments) of the Contracts. The rate of principal distributions on the Class B Certificates will be affected by the amortization schedules of the Contracts and the rate of principal payments on the Contracts (including prepayments due to liquidations upon defaults. The Contracts may be prepaid by the Obligors at any time without payment of any prepayment fee or penalty. If the Class B Certificates are purchased at discounts from their principal balances and the purchaser of a Class B Certificate calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually realized on the Contracts, its actual yield to maturity will be lower than that calculated. In addition, the rate of payment of principal and the yield to maturity of the Class B Certificates will be affected by the use of the Reserve Fund (when and if the Class B Principal Balance is reduced to equal the amount on deposit in the Reserve Fund) to make a principal distribution on the Class B Certificates to the extent necessary to reduce the Class B Principal Balance to zero. See "Description of the Certificates--
Distributions" herein.

     Since the Reserve Fund may only be drawn on to recover the amount due on the Contracts upon their liquidation, in the unlikely event that there were a sufficiently large number of delinquencies on the Contracts in any Due Period that were not covered by Monthly Advances as described herein under "Description of the Certificates--Advances," the amounts paid to Class B Certificateholders could be less than the amount of principal and interest that would otherwise be payable on the Class B Certificate with respect to such Due Period. In such event, even if delinquent payments on the Contracts were eventually recovered upon liquidation (through withdrawals from the Reserve Fund or otherwise), since the amounts received would not include interest on delinquent interest payments, the effective yield on the Contracts would be reduced, and under certain circumstances it is possible that sufficient amounts might not be available to provide for the ultimate payment of all principal of the Class B Certificates plus accrued interest thereon at the Class B Remittance Rate, thus also reducing the effective yield on the Class B Certificates. Prepayments on Contracts, which have various APRs, will affect the Class B Remittance Rate because the Class B
Remittance Rate is the lesser of (i)     % per annum and (ii) the applicable
Weighted Average Net Contract Rate. While partial prepayments of principal of the Contracts are applied on Due Dates, Obligors are not required to pay interest on the Contracts after the date of a full prepayment of principal. As a result, full prepayments in advance of the related Due Dates for such Contracts in any Due Period will reduce the amount of interest received from Obligors during such Due Period to less than one month's interest. On the other hand, when a Contract is prepaid in full during any Due Period, but after the Due Date for such Contract in such Due Period, the effect will be to increase the amount of interest received from the related Obligor during such Due Period to more than one month's interest. If a sufficient number of Contracts are prepaid in full in a given Due Period in advance of their respective Due Dates, interest payable on all of the Contracts during that Due
Period may be less than the interest payable on the Certificates with respect to such Due Period. As a result, the Trust Fund may not receive sufficient monies to pay the principal and interest on the Class B Certificates in the amounts set forth herein under "Description of the Certificates-- Distributions." Although no assurance can be given in this matter, the Company does not anticipate that the net shortfall of interest received because of prepayments in full or the amortization of the Bi-weekly Contracts in any Due Period would be great enough, in the absence of delinquencies or liquidation losses, to reduce the Available Distribution Amount for a Remittance Date below the amount necessary to permit a distribution to Class B Certificateholders on that Remittance Date of the amount that would have been required to be distributed in the absence of such prepayment interest shortfalls. The Reserve Fund would not cover such reduction, however.

     The effective yield to each holder of an Offered Certificate will be below that otherwise produced by the applicable Remittance Rate and the purchase price of such holder's Certificate because, while interest will accrue in respect of each calendar month, the distribution of such interest to such holders will be made on the 7th day (or, if such day is not a business day, the next succeeding business day) of the month following the Due Period in which if accrues.

     As described herein under the "Description of the Certificates-- Subordination of the Class A-3 Certificates," on any Remittance Date on or after the Remittance Date, if any, on which the Class A Principal Balance is greater than the Pool Scheduled Principal Balance, if the Available Distribution Amount is not sufficient to permit a full distribution of the Formula Principal Distribution Amount to the Class of Class A Certificateholders then entitled to such amount, the Class A-3 Certificateholders will absorb (i) all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds (net Liquidation Expenses) are less than its unpaid principal balance plus accrued and unpaid interest and
(ii) delinquent payments on the Contracts. The rate of distributions of principal and the yield to maturity of the Class A-3 Certificates will also be affected by the amount and rate of distributions of amounts in respect of Accelerated Principal Distribution Amounts. See "Description of the Certificates--Distributions" herein.

     The Company and the Servicer (whether or not the Company remains the Servicer) each has the option to repurchase the Contracts and any other property constituting the Trust Fund if on any Remittance Date the Pool Schedule Principal Balance is less than 10% of the Original Contract Pool Principal Balance. See "Description of the Certificates--Optional Termination" herein. The exercise of such option would effect the early retirement of the then outstanding Offered Certificates.

     In the unlikely event that there were a sufficiently large number of delinquencies on the Contracts in any Due Period that were not covered by Monthly Advances as described herein, the amounts paid to Certificateholders could be less than the amount of principal and interest that would otherwise be payable on the Offered Certificates with respect to such Due Period. In such event, even if delinquent payments on the Contracts were eventually recovered upon liquidation, since the amounts received would not include interest on delinquent interest payments, the effective yield on the Contracts would be reduced, and under certain circumstances it is possible that sufficient amounts might not be available for the ultimate payment of all principal of the Offered Certificates plus accrued interest thereon at the related Remittance Rate, thus also reducing the effective yield on the Offered Certificates.

     Although APRs on the Contracts vary, prepayments on Contracts generally will not affect the Remittance Rate on any Class A-1 or Class A-2 Certificates because such Remittance Rates are fixed and do not exceed the APR on any Contract (less % per annum for the Monthly Servicing Fee). The Class A-3 Remittance Rate will be % per annum, unless the Contracts prepay in such a manner that the applicable Weighted Average Net Contract Rate is less than %, in which case the Class A-3 Remittance Rate will equal such Weighted Average Net Contract Rate.

     While partial prepayments of the principal on the Contracts are applied on Due Dates, Obligors are not required to pay interest on the Contracts after the date of a full prepayment of principal. As a result, full prepayments in advance of the related Due Dates for such Contracts in any Due Period will reduce the amount of interest received from Obligors during such Due Period to less than one month's interest. On the other hand, when a Contract (other than a Bi-weekly Contract) is prepaid in full during any period, but after the Due Date for such Contract in such Due Period, the effect will be to increase the amount of interest received from the related Obligor during such Due Period to more than one month's interest. If a sufficient number of Contracts are prepaid in full in a given Due Period in advance or their respective Due Dates, interests payable on all of the Contracts during that Due Period may be less than the interest payable on the Class A Certificates with respect to such Due Period. In addition, because the principal balance of the Bi-weekly Contracts is reduced on a bi-weekly basis, the amount of interest due from Obligors on such Contracts is less than that which would have accrued if such Contracts were amortized on a monthly basis. As a result, the Trust Fund may not receive sufficient monies to pay the interest on the Senior and/or Class A-3 Certificates in the
Amounts   set  forth   herein  under   "Description   of  the   Certificate--
Distributions" and to make a full distribution to the Senior and/or Class A-3 Certificateholders of the Formula Principal Distribution Amounts. Although no assurance can be given in this matter, the Company does not anticipate that the net shortfall of interest received because of prepayments in full or the amortization of the Bi-weekly Contracts in any Due Period would be great enough, in the absence of delinquencies of Liquidation Losses, to include the Available Distribution amount for a Remittance Date below the amount required to be distributed to Class A Certificateholders on that Remittance Date in the absence of such prepayment interest shortfalls.

     Each scheduled payment on a Bi-weekly Contract in any Due Period will contain only two weeks of interest, rather than one month's interest. In addition, the second, and in some Due Periods the third, scheduled payment in each Due Period will be calculated on a principal balance that is lower than the principal balance at the beginning of that Due Period. These characteristics may result in the interest due on a Bi-weekly Contract in a particular Due Period being less than thirty days' interest on the principal balance thereof at the beginning of the Due Period.

WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

     The following information is given solely to illustrate the effect of prepayments of the Contracts on the weighted average life of the Offered Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be affected by the rate at which principal on the Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of Contracts). Prepayments on contracts may be measured by a prepayment standard or model. The model used in this Prospectus Supplement ("Prepayment Model") is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new Contracts. % of the Prepayment Model assumes prepayment rates of % per annum of the then unpaid principal balance of such Contracts in the first month of the life of the Contracts and an additional % per annum in each month thereafter until the month.
Beginning in the __th month and in each month thereafter during the life of the Contracts, % of the Prepayment Model assumes a constant prepayment rate of % per annum.

     As used in the following tables " % of the Prepayment Model" assumes no prepayments on the Contracts; " % of the Prepayment Model" assumes the Contracts will prepay at rates equal to % of the Prepayment Model assumed prepayment rates; " % of the Prepayment Model" assumes the Contracts will prepay at rates equal to % of the Prepayment Model assumed prepayment rates; " % of the Prepayment Model" assumes the Contracts will prepay at rates equal to % of the Prepayment Model assumed prepayment rates; and " % of the Prepayment Model" assumes the Contracts will prepay at rates equal to % of the
Prepayment Model assumed prepayment rates.

     There is no assurance, however, that prepayments of the Contracts will conform to any level of the Prepayment Model, and no representation is made that the Contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which manufactured homeowners sell their manufactured homes or default on their contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes. In case of mortgage loans secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease. In the case of manufactured housing contracts, however, because the outstanding principal balances are, in general, much smaller than mortgage loan balances and the original term to maturity of each such contract is generally shorter, the reduction or increase in the size of the monthly payments on contracts of the same maturity and principal balance arising from a change in the interest rate thereon is generally much smaller. Consequently, changes in prevailing interest rates may not have a similar effect, or may have a similar effect, but to a smaller degree, on the prepayment rates on manufactured housing contracts.

     The tables set forth below assume that there are no delinquencies on the Contracts and that, after giving effect to the assumed losses on Liquidated Contracts, there will be a sufficient Available Distribution Amount to distribute interest on the Offered Certificates and the Formula Principal Distribution Amount to the Certificateholders then entitled thereto and to pay the Monthly Servicing Fee to the Company.

     The percentages and weighted average lives in the following tables were determined assuming that (i) scheduled interest and principal payments on the Contracts are received in a timely manner and prepayments are made at the indicated percentages of the Prepayment Model set forth in the tables; (ii) neither the Servicer nor the Company exercises its right of optional termination described above; (i) the Contracts will, as of the Cut-off Date, each be monthly, level payment contracts, that have an original term to maturity of months, remaining term to maturity of months and an APR of % per annum; (iv) the Class A-l Certificates initially represent % of the entire ownership interest in the Trust Fund and have a Class A-1 Remittance Rate of % per annum, the Class A-2 Certificates initially represent % of the entire ownership interest in the Trust Fund and have a Class A-2 Remittance Rate of % per annum, the Class A-3 Certificates initially represent % of the entire ownership interest in the Trust Fund and have a Class A-3 Remittance Rate of % per annum and the Class B Certificates initially represent % of the entire ownership interest in the Trust Fund and have a Class B Remittance Rate of % per annum; (v) no interest shortfalls will arise in connection with prepayment in full of the Contracts; and (vi) a servicing fee of 1.25% per annum will be paid to the Servicer. No representation is made that the Contracts will experience delinquencies or losses at the respective rates assumed above or at any other rates.

     Since the tables were prepared on the basis of the assumptions in the preceding paragraph, there are discrepancies between the characteristics of the actual Contracts and the characteristics of the Contracts assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Original Class A-1 Principal Balance, Original Class A-2 Principal Balance, Original Class A-3 Principal Balance and Original Class B Principal Balance outstanding and weighted average lives of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class B Certificates set forth in the tables. In addition, since the actual Contracts and the Trust Fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class B Certificates may be made earlier or later than as indicated in the tables.

     It is not likely that Contracts will repay at any constant percentage of the Prepayment Model to maturity or that all Contracts will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Contracts (which include recently originated Contracts) could produce slower distributions of principal than as indicated in the tables at the various percentages of the Prepayment Model specified even if the weighted average remaining term to maturity of the Contracts is months.

     Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

     Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of the Class A Certificates and set forth the percentage of the Original Class A-l Principal Balance, Original Class A-2 Principal Balance and Original Class A-3 Principal Balance and Original Class B Principal Balance that would be outstanding after each of the dates shown at the indicated percentages of the Prepayment Model.

          PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-1
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:


PREPAYMENTS (% OF PREPAYMENT MODEL)

--------------------------------------
     DATE                                                            0%
100%     150%     300%     500%
     ----                                                            --
----     ----     ----     ----


                                      37


Initial Percentage  . . . . . . . . . . . . . . . . . . . . . .
           , 1996 . . . . . . . . . . . . . . . . . . . . . . .
           , 1997 . . . . . . . . . . . . . . . . . . . . . . .
           , 1998 . . . . . . . . . . . . . . . . . . . . . . .
           , 1999 . . . . . . . . . . . . . . . . . . . . . . .
           , 2000 . . . . . . . . . . . . . . . . . . . . . . .
           , 2001 . . . . . . . . . . . . . . . . . . . . . . .
Weighted Average life (years)(1)  . . . . . . . . . . . . . . .

_____________________
(1) The weighted average life of the Class A-l Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class A-1 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class A-1 Principal Balance.

          PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-2
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:


PREPAYMENTS (% OF PREPAYMENT MODEL)

--------------------------------------
     DATE                                                            0%
100%     150%     300%     500%
     ----                                                            --
----     ----     ----     ----
Initial Percentage  . . . . . . . . . . . . . . . . . . . . . .
           , 1996 . . . . . . . . . . . . . . . . . . . . . . .
           , 1997 . . . . . . . . . . . . . . . . . . . . . . .
           , 1998 . . . . . . . . . . . . . . . . . . . . . . .
           , 1999 . . . . . . . . . . . . . . . . . . . . . . .
           , 2000 . . . . . . . . . . . . . . . . . . . . . . .
           , 2001 . . . . . . . . . . . . . . . . . . . . . . .
           , 2002 . . . . . . . . . . . . . . . . . . . . . . .
           , 2003 . . . . . . . . . . . . . . . . . . . . . . .
           , 2004 . . . . . . . . . . . . . . . . . . . . . . .
Weighted Average life (years)(1)  . . . . . . . . . . . . . . .

______________________
(1) The weighted average life of the Class A-2 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class A-2 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class A-2 Principal Balance.

          PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-3
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:


PREPAYMENTS (% OF PREPAYMENT MODEL)

--------------------------------------


                                      38


     DATE                                                            0%
100%     150%     300%     500%
     ----                                                            --
----     ----     ----     ----
Initial Percentage  . . . . . . . . . . . . . . . . . . . . . .
           , 1996 . . . . . . . . . . . . . . . . . . . . . . .
           , 1997 . . . . . . . . . . . . . . . . . . . . . . .
           , 1998 . . . . . . . . . . . . . . . . . . . . . . .
           , 1999 . . . . . . . . . . . . . . . . . . . . . . .
           , 2000 . . . . . . . . . . . . . . . . . . . . . . .
           , 2001 . . . . . . . . . . . . . . . . . . . . . . .
           , 2002 . . . . . . . . . . . . . . . . . . . . . . .
Weighted Average life (years)(1)  . . . . . . . . . . . . . . .

_____________________
(1) The weighted average life of the Class A-3 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class A-3 Certificates to the related Remittance Date, (i) summing the results and (ii) dividing the sum by the Original Class A-3 Principal Balance.

           PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS B
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:


PREPAYMENTS (% OF PREPAYMENT MODEL)

--------------------------------------
     DATE                                                            0%
100%     150%     300%     500%
     ----                                                            --
----     ----     ----     ----
Initial Percentage  . . . . . . . . . . . . . . . . . . . . . .
           , 1996 . . . . . . . . . . . . . . . . . . . . . . .
           , 1997 . . . . . . . . . . . . . . . . . . . . . . .
           , 1998 . . . . . . . . . . . . . . . . . . . . . . .
           , 1999 . . . . . . . . . . . . . . . . . . . . . . .
           , 2000 . . . . . . . . . . . . . . . . . . . . . . .
           , 2001 . . . . . . . . . . . . . . . . . . . . . . .
           , 2002 . . . . . . . . . . . . . . . . . . . . . . .
Weighted Average life (years)(1)  . . . . . . . . . . . . . . .

_____________________
(1)  The weighted average life of the Class B Certificates is determined by
(i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class B Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class B Principal Balance.


                       DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement. A copy of the execution form of the Agreement will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission after the initial issuance of the Certificates. The following description supplements the description of the Agreement and the Certificates under the caption "Description of the

Certificates" in the Prospectus and must be read together therewith. The following summaries describe certain terms of the Agreement, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the executed Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

GENERAL

     The Certificates will be issued in fully registered form only, in denominations of $50,000 and integral multiples of $1,000 in excess thereof, except for a denomination representing the remainder of a Class of Certificates. The Percentage Interest of a Class A-l, Class A-2, Class A-3 or Class B Certificate is the percentage obtained from dividing its denomination by the Original Class A-1 Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance and Original Class B Principal Balance, respectively. Definitive Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee at its Corporate Trust Department in __________. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The Trust Fund includes (i) the Contract Pool, including all rights to receive payments on the Contracts due on and after the Cut-off Date, (ii) the amounts held from time to time in an account (the "Certificate Account") maintained by the Trustee pursuant to the Agreement, (iii) any property which initially secured a Contract and which is acquired in the process of realizing thereon, (iv) the proceeds of all insurance policies described herein, and (v) the Reserve Fund, which will only benefit the Class B Certificateholders and will not benefit, or result in any payments to, the Class A Certificateholders.

     The Company will cause the Contracts to be assigned to the Trustee or a co-trustee. The Company, as Servicer, will service the Contracts pursuant to the Agreement. The Contract documents will be held for the benefit of the Trustee by the Servicer.

     Distributions of principal and interest on the Certificates will be made on the 7th day of each month, or, if such day is not a business day, the next succeeding business day (each, a "Remittance Date") beginning in
 199_, to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which payment is made (the "Record Date"). If definitive Offered Certificates are issued, distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, except that a holder of an Offered Certificate with original denominations aggregating at least $5 million may request payment by wire transfer of funds pursuant to written instructions delivered to the Trustee at least five business days prior to the Record Date. The final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

CONVEYANCE OF CONTRACTS

     In addition to the representations and warranties described in the Prospectus under "Description of Certificates--Conveyance of Contracts," the Company has also made certain warranties with respect to the Contracts in the aggregate, including that (i) the aggregate principal amount payable by the Obligors as of the Cut-off Date equals the Cut-off Date Pool Principal Balance;
(u) approximately % of the Cut-off Date Pool Principal Balance is attributable to loans to purchase new Manufactured Homes and approximately % of the Cut-off
Date Pool Principal Balance is attributable to loans to purchase used Manufactured Homes; (iii) no Contract has a remaining maturity of more than months; (iv) the date of each Contract is on or after ; and (v) no adverse selection procedures were employed in selecting the Contracts.

PAYMENTS ON CONTRACTS

     The Trustee will establish and maintain the Certificate Account (i) at a depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC") whose commercial paper or unsecured long-term debt has a rating of A-l+ by Standard and Poor's ("S&P") in the case of commercial paper or the highest rating category by S&P in the case of unsecured long-term debt, and which is subject to examination by federal or state authorities or a depository institution otherwise acceptable to S&P, (ii) in the corporate trust department of the Trustee or
(iii) at an institution otherwise acceptable to S&P (an "Eligible Institution"). Funds in the Certificate Account will be invested in Eligible Investments (as defined in the Agreement) that will mature or be subject to redemption not later than the business day preceding the applicable monthly Remittance Date. Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States or of any agency thereof backed by the full faith and credit of the United States; federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions; commercial paper rated A-l+ (or, solely in the case for investment of funds held in the Reserve Fund, rated A-l) by S&P; money market funds rated AAAm or AAAm-G by S&P; and other obligations acceptable to S&P.

     All payments in respect of principal and interest on the Contracts (exclusive of scheduled payments due prior to the Cut-off Date) received by the Servicer, including Principal Prepayments and Liquidation Proceeds (net of Liquidation Expenses), will be paid into the Certificate Account no later than the second business day following receipt thereof. Amounts received as late payment fees, extension fees, assumption fees or similar fees will be retained by the Servicer as part of its servicing fees. See "Description of Certificates--Servicing Compensation and Payment of Expenses" in the Prospectus. In addition, amounts paid by the Company for Contracts repurchased as a result of breach of a representation or warranty under the Agreement and amounts required to be deposited upon substitution of an Eligible Substitute Contract because of breach of a representation or warranty, as described under "Conveyance of Contracts" above, will be paid into the Certificate Account. The Servicer will deposit the Monthly Advance (described under "Advances" below), if any, in the Certificate Account on or before each Determination Date.

     On the fifth business day prior to each Remittance Date (the "Determination Date"), the Servicer will determine the Available Distribution Amount and the amounts to be distributed on the Certificates for the following Remittance Date. The Available Distribution Amount is the sum of
(a) the Monthly Advance for such Remittance Date and (b) the amount in the Certificate Account on the close of business on the last day of the immediately preceding Due Period less the sum of (i) scheduled payments that are due in a Due Period subsequent to such Due Period; (ii) payments on Contracts that have been repurchased as a result of a breach of a representation or warranty and any other payments not required to be deposited in the Certificate Account; (iii) reimbursements to the Servicer in the amount of Liquidation Expenses incurred and taxes and insurance premiums advanced by the Servicer in respect of Manufactured Homes; (iv) the Monthly Servicing Fee; (v) reimbursements to the Servicer for Nonrecoverable Advances and Monthly Advances in respect of Liquidated Contracts, to the extent permitted by the Agreement; and (vi) certain expenses reimbursable to the Company as provided in the Agreement.

     The Trustee or its Paying Agent will withdraw funds from the Certificate Account (but only to the extent of the related Available Distribution Amount) to make payments to Certificateholders as specified under "Distributions" below. From time to time, as provided in the Agreement, the Servicer will also withdraw funds from the Certificate Account to make payments to it as permitted by the Agreement and described in clauses (ii), (iii), (iv) and (v) in the previous paragraph.

DISTRIBUTIONS

     Distributions of principal and interest to holders of a Class of Certificates will be made on each Remittance Date in an amount equal to the respective Percentage Interests multiplied by the aggregate amount distributed on such Class of Certificates on such Remittance Date. Distributions to a Class of Certificateholders will be applied first to the payment of interest and then to the payment of principal. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Each distribution with respect to a Book-Entry Certificate will be paid to DTC, which will credit the amount of such distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disbursing such distribution of the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to Book-Entry Certificates are to be made by DTC and the Participants in accordance with DTC's rules.

     On each Remittance Date the Available Distribution Amount will be distributed in the following amounts in the following order of priority:

          (i) one month's interest on the Class A-l and Class A-2 Certificates, at their respective Remittance Rates on the outstanding Class A-l and Class A-2 Principal Balances, respectively, to the holders thereof, together with any previously undistributed shortfalls in interest due on the Class A-l and Class A-2 Certificates, respectively, in respect of prior Remittance Dates; if the Available Distribution Amount is not sufficient to distribute the full amount of interest due on the Class A-l and Class A-2 Certificates, the Available Distribution Amount will be distributed on such Classes of Certificates pro rata on the basis of the interest due thereon;

          (ii) one month's interest on the Class A-3 Principal Balance to the Class A-3 Certificateholders, together with any previously undistributed shortfalls in interest due on the Class A-3 Certificates in respect of prior Remittance Dates;

          (iii) one month's interest on the Class B Principal Balance to the Class B Certificateholders, together with any previously undistributed shortfalls in interest due on the Class B Certificates in respect of prior Remittance Dates;

          (iv) the Formula Principal Distribution Amount in the following order of priority:

               (a) to the Class A-1 Certificateholders until the Class A-l Principal Balance is reduced to zero, together with any previously undistributed shortfalls in Formula Principal Distribution Amounts in respect of prior Remittance Dates; and

               (b) to the Class A-2 Certificateholders until the Class A-2 Principal Balance is reduced to zero, together with any previously undistributed shortfalls in Formula Principal Distribution Amounts in respect of prior Remittance Dates;

               (c) to the Class A-3 Certificateholders until the Class A-3 Principal Balance is reduced to zero, together with any previously undistributed shortfalls in Formula Principal Distribution Amounts in respect of prior Remittance Dates;

          (v) the Formula Principal Distribution Amount (less the portion thereof, if any, distributed pursuant to clause (iv) above) to the Class B Certificateholders until the Class B Principal Balance is reduced to zero; and

          (vi) any remainder to the holder of the Class R Certificates, which will initially be a special purpose subsidiary of the Company.

     Interest shortfalls will not bear interest.

     The Principal Balance of each Class of Certificates is its original Principal Balance reduced by all distributions on such Class (including, in case of the Class B Certificates, distributions from the Reserve Fund) in reduction of its Principal Balance. The Class A Principal Balance is the sum of the Class A-l, Class A-2 and Class A-3 Principal Balances.

     The "Formula Principal Distribution Amount" in respect of a Remittance Date is the sum of (i) all scheduled payments of principal due on each outstanding Contract during the Due Period preceding the month in which the Remittance Date occurs, (ii) the Scheduled Principal Balance (at defaulted below) of each Contract which, during the Due Period preceding the month of such Remittance Date, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representation and warranties, (iii) all Partial Prepayments received during such preceding Due Period, (iv) the Scheduled Principal Balance of each Contract that was prepaid in full during such preceding Due Period; (v) the Scheduled Principal Balance of each Contract that became a Liquidated Contract (as defined below) during such preceding Due Period and (vi) any previously undistributed shortfalls in the amounts in clauses (i) through (v) in respect of prior Remittance Dates.

     The "Scheduled Principal Balance" of a Contract as of any Remittance Date is its principal balance (before any adjustment by reason of bankruptcy, moratorium or similar waiver or grace period) as of the Due Date (or latest occurring Due Date, in the case of a Bi-weekly Contract) in the Due Period next preceding such Remittance Date, after giving effect to any previous Partial Prepayments and after giving effect to all previous scheduled principal payments and to the scheduled payment of principal due on such Due Date (whether or not paid and before any adjustment by reason of bankruptcy, moratorium or similar waiver or grace period).

     The "Pool Scheduled Principal Balance" for any Remittance Date is equal to the Original Contract Pool Principal Balance less the aggregate of the Formula Principal Distribution Amounts (exclusive of the amounts in clause
(vi) of the definition thereof) for all prior Remittance Dates.

     A "Liquidated Contract" is a defaulted Contract as to which all amounts that the Servicer expects to recover through the date of disposition of the Manufactured Home have been received.

     Distributions on the Class B Certificates in respect to interest shortfalls due to an insufficient Available Distribution Amount will be made from the Reserve Fund to the extent described under "Reserve Fund" below.
In addition, on each Remittance Date on or prior to the date of which the Class A Principal Balance is reduced to zero, the Class B Certificateholders will be entitled to receive, from amounts on deposit in the Reserve Fund (but only to the extent of the applicable Reserve Fund Draw Amount described under

"The Reserve Fund" below), the amount (the "Class B Principal Loss Amount"), if any, by which the Available Distribution Amount (after subtracting therefrom the interest required to be distributed to the Class A Certificateholders on such date) is less than the Formula Principal Distribution Amount (exclusive of the amounts in clause (vi) of the definition thereof) for such Remittance Date. Such Class B Principal Loss Amount represents future principal payments on the Contracts that, because of the subordination of the Class B Certificates and liquidation losses on Liquidated Contracts, may be distributed to the Class A Certificateholders rather than the Class B Certificateholders.

     In addition, the amount on deposit in the Reserve Fund will also be applied, as described under "The Reserve Fund" below, to the payment in full of principal of the Class B Certificates when, if ever, the amount on deposit therein is at least equal to the Class B Principal Balance.

     In no event will the aggregate distributions of principal to the Class A-1, Class A-2, Class A-3 and Class B Certificateholders exceed the Original Class A-1 Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance or the Original Class B Principal Balance, respectively.

     Notwithstanding the prioritization of the distribution of the Formula Principal Distribution Amount between the Senior Certificates pursuant to clauses (iv) (a) and (b) above, on and after the Remittance Date, if any, on which the Deficiency Event occurs, the Available Distribution Amount remaining after making the distribution required by clauses (i), (ii) and
(iii) above will be applied to distribute the Formula Principal Distribution Amount on each Class of Senior Certificates pro rata in accordance with the outstanding Principal Balance of such Class. The "Deficiency Event" will occur if the sum of the Principal Balance of each Class of Senior Certificates becomes equal to or greater than the Pool Scheduled Principal Balance.

     The Class A-1 Remittance Rate is % per annum and the Class A-2 Remittance Rate is % per annum. The Class A-3 Remittance Rate for a Remittance Date is the lesser of (i) % per annum and (ii) the Weighted Average Net Contract Rate for such Remittance Date. The "Weighted Average Net Contract Rate" for a Remittance Date is equal to (i) the weighted average of the Contract Rates applicable to the scheduled payments due on the outstanding Contracts in the Due Period preceding such Remittance Date less
(ii) 1.25%.  The Class B Remittance Rate for a Remittance Date is the lesser
of (i)     % per annum and (ii) the Weighted Average Net Contract Rate for such Remittance Date.

PRE-FUNDING ACCOUNT

     During the period (the "Funding Period") from and including the Closing Date until the earliest of (a) the Determination Date on which the amount on deposit in the Pre-Funding Account is equal to $100,000 or less, (b) the occurrence of an Event of Default under the Agreement, (c) the occurrence of certain events of insolvency with respect to the Company or the Servicer or
(d) the Remittance Date with respect to the            Distribution Date, the
Pre-Funded Amount will be maintained as an account in the name of the Trustee (the "Pre-Funding Account"). The Pre-Funded Amount will initially equal
approximately $        , and, during the Funding Period, will be reduced by
the amount thereof used to purchase Contracts in accordance with the Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Certificateholders of the Class then entitled to
receive distributions of principal on the Remittance Date in            in
reduction of the principal balance of such Certificates, thus resulting in a partial principal prepayment of such Class of Certificates. It is expected that the Subsequent Contracts will be sold to the Trust Fund on or before
           . All interest and other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account. The Pre-Funding Account will not be an asset of the REMIC. Although no assurance can be given, it is intended that the principal amount of Subsequent Contracts sold to the Trust Fund will require application of substantially all of the original Pre-Funded Amount and it is not intended that there will be any material amount of principal prepaid to the holders of Certificates from the Pre-Funding Account. In the event that the Company is unable to sell Subsequent Contracts to the Trust Fund in an amount equal to the original Pre-Funded Amount, principal prepayments to the Certificateholders of the Class then entitled to receive distributions of
principal will occur on the Remittance Date in            in an amount equal
to the Pre-Funded Amount remaining at the end of the Funding Period.

RESERVE FUND

     At the time of the initial issuance of the Certificates, a Reserve Fund in the initial amount of $ will be established as part of the Trust Fund.
The Reserve Fund is for the sole benefit of the Class B Certificateholders and will not benefit in any way or result in any payments to the Class A Certificateholders. Subject to the limitation of the Maximum Reserve Fund Draw Amount described below, prior to each Remittance Date a withdrawal will be made from the Reserve Fund in the amount (the "Reserve Fund Draw Amount") equal to the lesser of (i) the amount then on deposit in the Reserve Fund and
(i) the amount of the Aggregate Net Liquidation Losses for the preceding Due Period, as described below. On any Remittance Date the Reserve Fund Draw Amount will not exceed the amount (the "Maximum Reserve Fund Draw Amount") equal to the sum of (i) any shortfall in interest required to be distributed to Class B Certificateholders on such Remittance Date, (ii) if such Remittance Date is on or prior to the date on which the Class A Principal Balance is reduced to zero, the Class B Principal Loss Amount, if any, for such Remittance Date and (iii) if such Remittance Date is after the date on which the Class A Principal Balance is reduced to zero, any shortfall in the Formula Principal Distribution Amount distributed to Class B Certificateholders out of the Available Distribution Amount for such Remittance Date. The "Class
B Principal Loss Amount" for a Remittance Date is equal to the amount, if any, by which the Available Distribution Amount (after subtracting therefrom the interest required to be distributed to the Class A .Certificateholders and Class B Certificateholders on such date), is less than the Formula Principal Distribution Amount (exclusive of the amounts in clause (vi) of the definition thereof) for such Remittance Date. Such Class B Principal Loss Amount represents future principal losses on Liquidated Contracts, may be distributed to the Class A Certificateholders rather than the Class B Certificateholders. With respect to each Remittance Date, the "Aggregate Net Liquidation Losses" will be the amount, if any, by which (a) the aggregate of the outstanding principal balances of those Contracts that became Liquidated Contracts during the Due Period ending prior to the month of such Remittance Date plus accrued and unpaid interest thereon (adjusted to the Net Contract Rate) exceeds (b) the aggregate Net Liquidation Proceeds for such Contracts.

     Funds in the Reserve Fund will be invested in Eligible Investments as directed by the Class R Certificateholder. The amount available in the Reserve Fund will be reduced by the Reserve Fund Draw Amounts. All Eligible Investments on deposit in the Reserve Fund must mature or be redeemable no later than the business day preceding each Remittance Date. In directing the investment of the Reserve Fund, the Class R Certificateholder shall be under no obligation to maximize the investment return on accounts on deposit therein. No assurance can be given as to the rate of return, if any, on such investments.

     On the Remittance Date, if any, on which, after giving effect to the withdrawal, if any, of the related Reserve Fund Draw Amount and to any reduction of the Class B Principal Balance to be effected on such date, the amount on deposit in the Reserve Fund is at least equal to the Class B Principal Balance, the amount on deposit in the Reserve Fund will be distributed to the Class B Certificateholders to the extent necessary to reduce the Class B Principal Balance to zero. No assurance can be given as to whether or not such distribution will occur, or, if it does occur, as to when it will occur. See "Yield and Prepayment Considerations."

SUBORDINATION OF THE CLASS B AND CLASS R CERTIFICATES

     The rights of holders of the Class B and Class R Certificates to receive distributions of amounts collected on the Contracts will be subordinated, to the extent described herein, to such rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the Original Class A Principal Balance.

     The protection afforded to the holders of Class A Certificates by means of the subordination, to the extent provided herein, of the Class B and Class R Certificates will be accomplished (i) by the application of the Available Distribution Amount in the order specified under "Distributions" above and
(ii) if the Available Distribution Amount on such Remittance Date is not sufficient to permit the distribution of the entire Formula Distribution Amount to the Class of Class A Certificateholders then entitled to such distribution, by the right of such Class A Certificateholders to receive, until the Class A Principal Balance is reduced to zero, a portion of future Available Distribution Amounts that would otherwise have been payable to the holders of the Class B Certificates or the Class R Certificates. On each Remittance Date before the Class A Principal Balance is reduced to zero, the holders of the Class B Certificates will receive the amount specified under "Distributions" above. When the Class A Principal Balance is reduced to zero, the Available Distribution Amount will be applied to pay interest on the Class B Certificates and then the principal thereof.

SUBORDINATION OF THE CLASS A-3 CERTIFICATES

     The rights of the holders of the Class A-3 Certificates to receive distributions of amounts collected on the Contracts in the Trust Fund will also be subordinated to such rights of the Senior Certificates.

     The protection afforded to the Senior Certificates by means of the subordination of the Class A-3 Certificates will be accomplished by the application of the Available Distribution Amount in the order specified under "--Distributions" above. In addition, if the Available Distribution Amount on any Remittance Date is not sufficient to permit the distribution of the entire Formula Principal Distribution Amount to the Senior Certificateholders, the subordination feature will protect the Senior Certificateholders, by the right of such Certificateholders to receive, until any such shortfall is distributed, a portion of the future distributions of Available Distribution Amounts that would otherwise have been distributable to the holders of the Class A-3 Certificates or Class B Certificates.

LOSSES ON LIQUIDATED CONTRACTS

     As described above, the distribution of principal to the Class A Certificateholders is intended to include the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the Due Period preceding the month of such distribution. If the Liquidation Proceeds, net of related Liquidation Expenses, from such Liquidated Contract are less than the principal balance of such Liquidated Contract, then to the extent such deficiency is not covered by any excess interest collections, the deficiency will, in effect, be absorbed by the Class A-3 or Class B Certificateholders since a portion of future Available Distribution Amounts funded by future principal collections on the Contracts, up to the aggregate amount of such deficiencies, that would otherwise have been distributed to the Class A-3 or Class B Certificateholders, will be paid to the Senior Certificateholders.

     If the Available Distribution Amount for any Remittance Date is not sufficient to cover, in addition to interest distributable to the Class A Certificateholders, the entire Formula Principal Distribution Amount distributable to the Class of Class A Certificateholders then entitled to such distribution on such Remittance Date, then the amount of the Pool Scheduled Principal Balance available to the Class B Certificates (i.e. such Pool Scheduled Principal Balance less the Class A Principal Balance) on future Remittance Dates will be reduced. The Pool Scheduled Principal Balance is the Original Contract Pool Principal Balance less the aggregate of all prior Formula Principal Distribution Amounts (exclusive of the amounts in clause (vi) of the definition thereof). If, because of liquidation losses, the Pool Scheduled Principal Balance were to decrease proportionately faster than distributions to the Class A Certificateholders reduce the Class A Principal Balance, the level of protection afforded by the subordination of the Class B Certificates (i.e., the percentage of the Pool Scheduled Principal Balance available to the Class B Certificates) would be reduced.
On each Remittance Date, if any, on or after the date on which the Class A Principal Balance equals or becomes greater than the Pool Scheduled Principal Balance, and so long as the Class A-3 Certificates are outstanding, the Class A-3 Certificates will receive only their respective Percentage Interests of Liquidation Proceeds (net of Liquidation Expenses) realized in respect of Liquidated Contracts and will therefore bear all losses on Liquidated Contracts (with no ability to recover the amount of any liquidation loss from future principal collections on the Contracts) and incur a loss on their investment in the Class A-3 Certificates. On each Remittance Date, if any, on or after the date on which the sum of the Principal Balances of the Senior Certificates equals or becomes greater than the Pool Scheduled Principal Balance, the Senior Certificateholders will receive only their respective percentage interests of Liquidation Proceeds (net of Liquidation Expenses) realized in respect of Liquidated Contracts, rather than the Scheduled Principal Balances thereof, and will therefore bear all losses on Liquidated Contracts (with no ability to recover the amount of any liquidation loss from future principal collections on the Contracts) and incur a loss on their investment in the Senior Certificates. But for the effect of the application of the Reserve Fund Draw Amounts, the Class B Certificateholders would absorb
(i) all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon at the Net Contract Rate (the sum of the Class B Remittance Rate and the percentage rate used to calculate the monthly servicing fee) and (ii) all delinquent payments on the Contracts. If, on any Remittance Date, the amount on deposit in the Reserve Fund is reduced to zero and is therefore not available to absorb the full amount of losses experienced on the Contracts, then the Class B Certificateholders will receive only their respective Percentage Interests of Liquidation Proceeds (net of Liquidation Expenses) realized in respect of Liquidated Contracts, rather than the Scheduled Principal Balances thereof, and will therefore bear all Net Liquidation Losses and incur a loss on their investment in the Class B Certificates.

ADVANCES

     On or prior to each Determination Date, the Servicer will either (i) deposit from its own funds the Monthly Advance into the Certificate Account,
(ii) cause appropriate entries to be made in the records of the Certificate Account that funds in the Certificate Account that are not part of the Available Distribution amount for the related Remittance Date have been used to make the Monthly Advance or (iii) make the Monthly Advance through any combination of clauses (i) and (ii). Any funds held for future distribution and used in accordance with clause (ii) must be restored by the Servicer from its own funds or advance payments on the Contracts when they become part of a future Available Distribution Amount. The Monthly Advance is the sum of delinquent scheduled payments due in the related Due Period, exclusive of all Nonrecoverable Advances, except that the Monthly Advance will not exceed the amount necessary to bring the Available Distribution Amount up to the sum of the amounts specified in clauses (i), (ii), (iii), (iv) and (v) under "Distributions" above. A Nonrecoverable Advance is any advance made or proposed to be made that the Servicer believes is not, or if made would not be, ultimately recoverable from related Liquidation Proceeds or otherwise.

     Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments to Certificateholders rather than to guarantee or insure against losses. The Servicer will reimburse itself for Monthly Advances out of collections of the late scheduled payments. In addition, upon the determination that a Nonrecoverable Advance has been made in respect of a Contract or upon a Contract becoming a Liquidated Contract, the Servicer will reimburse itself out of funds in the Certificate Account for the delinquent scheduled payments on such Contract (exclusive of any scheduled payment (i) for which no advance was made because the Servicer determined that such an advance would be a Nonrecoverable Advance if an advance were made or (u) that was recovered out of Net Liquidation Proceeds for the related Contract).

     The Servicer will also be obligated to make advances, to the extent recoverable out of Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by an Obligor on a timely basis. Funds so advanced are reimbursable to the Servicer as provided in the Agreement.

FHA INSURANCE AND VA GUARANTEE

     _______% and ______%, respectively (by aggregate principal balance as of Cut-Off Date) are subject to FHA insurance and VA guarantees. See "Description of FHA Insurance and VA Guarantees" in the Prospectus.

REPORTS TO CERTIFICATEHOLDERS

     The Trustee will include with each distribution to a Certificateholder a statement as of such Remittance Date setting forth, among other things:

     (a) the aggregate amount distributed on the Class A-1 Certificates on such Remittance Date;

     (b)  the amount of such distribution which constitutes principal;

     (c)  the amount of such distribution which constitutes interest;

     (d)  the remaining Class A-l Principal Balance;

     (e) the aggregate amount distributed on the Class A-2 Certificates on such Remittance Date;

     (f)  the amount of such distribution which constitutes principal;

     (g)  the amount of such distribution which constitutes interest;

     (h)  the remaining Class A-2 Principal Balance;

     (i) the aggregate amount distributed on the Class A-3 Certificates on such Remittance Date;

     (j)  the amount of such distribution which constitutes principal;

     (k)  the amount of such distribution which constitutes interest;

     (l)  the remaining Class A-3 Principal Balance;

     (m) the Class B Distribution Amount and amounts distributed to Class B Certificateholders from the Reserve Fund;

     (n)  the amount of such distribution which constitutes principal;

     (o)  the amount of such distribution which constitutes interest;

     (p)  the remaining Class B Principal Balance;

     (q) the amount, if any, in the Reserve Fund after giving effect to all withdrawals on such Remittance Date;

     (r) the number of and aggregate unpaid principal balance of Contracts with payments delinquent 31 to 59, 60 to 89 and 90 or more days, respectively, and

     (s)  the amount of fees payable out of the Trust Fund.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee will furnish a report to each Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (b) and (c), (f) and (g), (j) and (k), or (n) and (o), as the case may be, for such calendar year.

MANDATORY REPURCHASE

     Cash distributions to the Class Certificateholders will be made, on a pro rata basis, on the Distribution Date on or immediately following the last day of the Funding Period in the event that the amount on deposit in the Pre-Funding Account after giving effect to the purchase of all Contracts, including any such purchase on such date (a "Mandatory Repurchase") exceeds
$         .  The aggregate principal amount of the Class
Certificates to be repurchased will be an amount equal to the amount then on deposit in the Pre-Funding Account.

OPTIONAL TERMINATION

     The Agreement provides that on any Remittance Date after the first Remittance Date on which the Pool Scheduled Principal Balance is less than 10% of the Original Contract Pool Principal Balance, the Company (if it is no longer the Servicer) and the Servicer will each have the option to repurchase, upon the Company or the Servicer giving notice mailed no later than the 1st day of the month next preceding the month of the exercise of such option, all outstanding Contracts at a price equal to the greater of (a) the sum of (x) 100% of the outstanding principal balance of each Contract (other than any Contract as to which the related Manufactured Home has been acquired in realizing thereon and whose fair market value is included pursuant to clause (y) below) as of the final Remittance Date, and (y) the fair market value of such acquired property (as determined by the Company or the Servicer, as the case may be) and (b) the aggregate fair market value (as determined by the Company or the Servicer, as the case may be) of all of the assets of the Trust Fund, plus, in each case, any unpaid interest on the Certificates due on prior Remittance Dates as well as one month's interest at the Net Contract Rate on the Scheduled Principal Balance of each Contract (including any Contract as to which the related Manufactured Homes has been repossessed and not yet disposed of). Notwithstanding the foregoing, the option referred to in this paragraph shall not be exercisable unless there will be distributed to the Certificateholders an amount equal to 100% of the outstanding principal balance of each Certificate plus one month's interest thereon at the related Remittance Rate, and any previously undistributed shortfalls in interest due thereon.

THE TRUSTEE

     The Trustee has its corporate trust offices at                .  The
Company and its affiliates may have commercial transactions with the Trustee from time to time.

     The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Company will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

REGISTRATION OF THE OFFERED CERTIFICATES

     The Offered Certificates will initially be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

     Owners of the Offered Certificates who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Offered Certificates may do so only through participants (unless and until Definitive Offered Certificates, as defined below, are issued). In addition, Class A Certificate Owners will receive all distributions of principal of, and interest on, the Class A Certificates from the Trustee through DTC and Participants. Class A Certificate Owners will not receive or be entitled to receive certificates representing their respective interest in the Class A Certificates, except under the limited circumstances described below.

     Unless and until Definitive Offered Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Class A Certificates will be Cede & Co., as nominee of DTC. Owners of the Offered Certificates will not be Certificateholders as that term is used in the Agreement. Owners of the Offered Certificates are only permitted to exercise the rights of Owners of the Offered Certificates indirectly through Participants and DTC.

     While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Unless and until Definitive Offered Certificates are issued, Offered Certificate Owners who are not Participants may transfer ownership of the Offered Certificates only through Participants by instructing such Participants to transfer the Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of the Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

     The Certificates will be issued in registered form to Offered Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Offered Certificates"), only if (i) DTC or the Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Offered Certificates and the Company or the Trustee is unable to locate a qualified successor, (ii) the Company, at its sole option and with the consent of the Trustee, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, DTC, at the direction of Offered Certificate Owners having a majority in Percentage Interests of the Offered Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Offered Certificate Owners is no longer in the best interests of Certificate Owners. Upon issuance of Definitive Offered Certificates to Offered Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

     DTC has advised the Company and the Trustee that, unless and until Definitive Offered Certificates are issued, DTC will take any action permitted to be taken by a Offered Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Offered Certificates are credited. DTC has advised the Company that DTC will take such action with respect to any Percentage Interests of the Offered Certificates only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Offered Certificates. DTC may take actions, at the direction of the related participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.


                               USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be added to the general funds of the Company.


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     An election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. The Class A and Class B Certificates will constitute "regular interests" in the REMIC, and the Class R Certificate will constitute the sole class of "residual interest" in the REMIC.

ORIGINAL ISSUE DISCOUNT

     The Offered Certificates may be issued with original issue discount for federal income tax purposes. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Company intends to assume that there will be prepayments on the Contracts at a rate equal to % of the Prepayment Model as defined herein. No representation is made as to whether the Contracts will prepay at that rate or any other rate. See "Yield and Prepayment Considerations" herein and "Certain Federal Income Tax Consequences" in the Prospectus.

EFFECT OF LOSSES AND DELINQUENCIES

     As described above under "Description of the Certificates," the Class A-3 and Class B Certificates are subordinated to the Senior Certificates.
In the event there are losses or delinquencies on the Contracts, amounts that otherwise would be distributed on the Class A-3 or Class B Certificates may instead be distributed on the Senior Certificates. Holders of the Class A-3 and Class B Certificates nevertheless will be required to report interest with respect to such Class A-3 or Class B Certificates under an accrual method without giving effect to delays and reductions in distributions on such Certificates attributable to losses and delinquencies on the Contracts in the Contract Pool, except to the extent it can be established, for tax purposes, that such amounts are uncollectible. As a result, the amount of income reported by holders of the Class A-3 or Class B Certificates in any period could significantly exceed the amount of cash distributed to such holders in that period. The holders of Class A-3 or Class B Certificates will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on such Certificates is reduced as a result of losses and delinquencies on the Contracts in the Contract Pool. However, the timing and character of such losses or reductions in income are uncertain. Although not entirely clear, it appears that holders of the Class A-3 or Class B Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Contracts. The Internal
Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all
Contracts remaining in the related Trust Fund have been liquidated or the Certificates have been otherwise retired. Potential investors and Holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificate, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

     For further information regarding the federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax
Consequences" in the Prospectus.


                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. See "ERISA Considerations" in the Prospectus.

CLASS A-1 AND CLASS A-2 CERTIFICATES

     As discussed in the Prospectus under "ERISA Considerations" and subject to the limitations discussed thereunder, the Company believes that the

Exemption (as defined in the Prospectus) granted to the Underwriter, will apply to the acquisition and holding by Plans of Senior Certificates sold by the Underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. See "ERISA Considerations--Senior Certificates" in the Prospectus. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust Fund constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Fund.

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and church plans (as defined in section 3 (33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Senior Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

     Any Plan fiduciary who proposes to cause a Plan to purchase Senior Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Internal Revenue Code of 1986, as amended (the "Code") of the Plan's acquisition and ownership of Senior Certificates. Assets of a Plan or individual retirement account should not be invested in the Senior Certificates unless it is clear that the assets of the Trust Fund will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions.

CLASS A-3 AND CLASS B CERTIFICATES

     As discussed in the Prospectus, because Subordinated Certificates such as the Class A-3 and Class B Certificates are subordinated to the Senior Certificates, the Exemption will not apply to the Class A-3 and Class B Certificates. See "ERISA Considerations--Subordinated Certificates" in the Prospectus.

     As such, no transfer of a Class A-3 or Class B Certificate will be permitted to be made to a Plan unless such Plan, at its expense, delivers to the Trustee and the Company an opinion of counsel to the effect that the purchase or holding of a Class A-3 or Class B Certificate by such Plan will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Class A-3 or Class B Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is not a Plan subject to ERISA or Section 4975 of the Code. See "ERISA Considerations" in the Prospectus.


                       LEGAL INVESTMENT CONSIDERATIONS

     The Class A-3 and Class B Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. The appropriate characterization of the Class A-3 and Class B Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Class A-3 and Class B Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Class A-3 and Class B Certificates will constitute legal investments for them.

     The Company makes no representation as to the proper characterization of the Class A-3 and Class B Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Class A-3 and Class B Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Class A-3 and Class B Certificates) may adversely affect the liquidity of the Class A-3 and Class
B Certificates.


                                 UNDERWRITING

     The Underwriters have severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the respective principal amounts of the Offered Certificates set forth opposite their names below.

                          PRINCIPAL AMOUNT    PRINCIPAL AMOUNT   PRINCIPAL
AMOUNT
                                 OF                  OF                 OF
    PRINCIPAL AMOUNT OF
                              CLASS A-1          CLASS A-2          CLASS A-3
          CLASS B
       UNDERWRITER          CERTIFICATES        CERTIFICATES
CERTIFICATES       CERTIFICATES
       -----------        ----------------    ----------------
----------------  -------------------





     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates offered hereby if any Offered Certificates are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

     (The distribution of the Offered Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Company in the form of under writing compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Offered Certificates purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.)

     The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the Underwriter may be required to make in respect thereof.

     The Company has agreed that for a period of 30 days from the date of this Prospectus Supplement it will not offer or sell publicly any other manufactured housing contract pass-through certificates without the

Underwriter's consent.


                                LEGAL MATTERS

     The validity of the Offered Certificates will be passed upon for the Company by Boult, Cummings, Conners & Berry, PLC, Nashville, Tennessee. Certain legal matters will be passed upon for the Underwriter by Brown & Wood LLP, New York, New York. The material federal income tax consequences of the Offered Certificates will be passed upon for the Company by Brown & Wood LLP.


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

               SUBJECT TO COMPLETION, DATED OCTOBER 11, 1996

PROSPECTUS
----------

                    VANDERBILT MORTGAGE AND FINANCE, INC.,
                             SELLER AND SERVICER
            MANUFACTURED HOUSING CONTRACT PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

     Manufactured Housing Contract Pass-Through Certificates ("Certificates") of one or more series (each, a "Series") may be offered and sold from time to time under this Prospectus and a Prospectus Supplement for each such Series. The Certificates of each Series may be issued in one or more classes or subclasses (each, a "Class"), as further described herein. If the Certificates of a Series are issued in more than one Class, all or less than all of such Classes may be offered and sold under this Prospectus, and there may be separate Prospectus Supplements for one or more of such Classes so offered and sold (the "Offered Certificates"). Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood to refer to each of the Prospectus Supplements relating to the Classes sold hereunder.

     The Certificates evidence specified interests in separate pools of manufactured housing installment sales contracts, installment loan agreements and mortgage loans (the "Contracts"), as more particularly described herein, and in certain other property conveyed by Vanderbilt Mortgage and Finance, Inc. (the "Company"). The Contracts included in any Contract Pool will be described in the related Prospectus Supplement. The Contracts will have been originated or purchased in the ordinary course of business by the Company. Specific information, to the extent available, regarding the size and composition of the pool of Contracts relating to each Series of Certificates will be set forth in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the property of the Trust Fund will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Trustee, which will be used to purchase additional manufactured housing installment sales contracts and installment loan agreements (the "Subsequent Contracts") from the Company from time to time during the Funding Period specified in the related Prospectus Supplement. A pool insurance policy, letter of credit, limited guarantee of Clayton Homes, Inc., surety bond, cash reserve fund, or other form of credit enhancement, or any combination thereof, may be provided with respect to a

Series of Certificates, or one or more Classes of such Series, evidencing interests in the Contracts. The Company will act as Servicer (in such capacity referred to herein as the "Servicer") of the Contracts.

     Each Series of Certificates will consist of one or more Classes of Certificates, which may include one or more senior classes of Certificates (the "Senior Certificates") and one or more Classes or sub-classes representing interests in specified percentages (which may be 0%) of principal or interest, or both, in distributions on the pool of Contracts relating to such Series, as specified in the related Prospectus Supplement. Each Prospectus Supplement will describe the Series and Class or Classes of Certificates offered hereby.

     The Prospectus Supplement will set forth the Remittance Rate that will be paid to Certificateholders of each Class or sub-class of such Series. Such Remittance Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

     The related Prospectus Supplement will describe the limited representations and warranties of the Company in the Pooling and Servicing Agreement applicable to each class or series of Certificates. Except for certain representations and warranties relating to the Contracts and certain other exceptions, the Servicer's obligations with respect to the Certificates evidencing interests in a pool of Contracts are limited to its contractual servicing obligations. If so specified in the related Prospectus Supplement, the Servicer may be obligated, under certain terms and conditions, to advance the amount of any delinquent payments of principal and interest during the immediately preceding Due Period (as defined herein), but only to the extent the Servicer determines such advances are recoverable from future payments and collections on the Contracts or otherwise. See "Description of the Certificates -- Advances" and "-- Distributions on Certificates."

     There will have been no public market for any Certificates sold hereunder prior to the offering thereof and there is no assurance that any such market will develop. The Underwriters named in the Prospectus Supplement relating to a Series may from time to time buy and sell Certificates of such Series, but there can be no assurance that an active secondary market therefor will develop, and there is no assurance that any such market, if established, will continue.

     The Company may elect to cause the Trust Fund relating to a Series of Certificates to be treated as a "Real Estate Mortgage Investment Conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.

     Capitalized terms used herein and not defined shall have the respective meanings assigned to such terms in the Glossary.

     CERTAIN FACTORS SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE CERTIFICATES. SEE "RISK FACTORS" HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

     THE CERTIFICATES WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE COMPANY OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, ANY OF ITS AFFILIATES. THE CERTIFICATES WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF A SERIES OF CERTIFICATES, UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                               _______________

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION

             OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                     REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.
                               _______________

              The date of this Prospectus is ________ __, 1996.

                        REPORTS TO CERTIFICATEHOLDERS

     The Company will cause to be provided to the holders of the Certificates of each Class or Series certain monthly and annual reports concerning such Certificates and the related Trust Funds as further described in the related Prospectus Supplement under "Description of the Certificates -- Reports to Certificateholders."


                            AVAILABLE INFORMATION

     This Prospectus contains, and the Prospectus Supplement for each Class or Series of Certificates will contain, a summary of certain material terms of certain of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part (the "Registration Statement"). For further information, reference is made to such Registration Statement and the exhibits thereto which the Company has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended. Statements contained in this Prospectus and any Prospectus Supplement describing a provision of any contract or other document referred to are summaries, and if this Prospectus or such Prospectus Supplement indicates that such contract or other document has been filed as an exhibit to the Registration Statement, reference is made to the copy of the contract or other document filed as an exhibit, each such statement being qualified in all respects by reference to the actual provision being described. Copies of the Registration Statement can be inspected and, upon payment of the Commission's prescribed charges, copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of its Regional Offices located as follows: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.
In addition, the Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.


        INCORPORATION OF CERTAIN DOCUMENTS OF THE COMPANY BY REFERENCE

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and the Prospectus Supplement and to be a part thereof from the respective dates of filing of such documents, except that reports relating to the operation of a specific Trust Fund shall not be incorporated by reference hereinto or made part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company is subject to informational requirements of the Securities Exchange Act of 1934 Act, as amended, and in accordance therewith files reports and other information with the Commission.

     The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to David Jordan, Controller, 4726 Airport Highway, Louisville, Tennessee 37777, telephone number (423) 970-7200, the above mailing address and telephone number being that of the Company's principal executive office.


            INCORPORATION OF CERTAIN DOCUMENTS OF CHI BY REFERENCE

     With respect to any Class of Offered Certificates that is supported by a guarantee of CHI, CHI's Annual Report on Form 10-K for the year ended June 30, 1995 and CHI's quarterly report on Form 10-Q for the quarter ended March 31, 1996, which have been filed with the Commission, are hereby incorporated by reference in this Prospectus and the related Prospectus Supplement. CHI is subject to informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Commission.

     With respect to any Class of Offered Certificates that is supported by a guarantee of CHI, all documents filed by CHI pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part thereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     CHI will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Joseph H. Stegmayer, President, 623 Market Street, Knoxville, Tennessee 37902, telephone number (423) 595-4700, the above mailing address and telephone number being that of CHI's principal executive office.


                               SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the accompanying Prospectus Supplement. Capitalized terms used herein shall have the respective meanings assigned them in the "Glossary."

Securities . . . . . Manufactured Housing Contract Pass-Through Certificates
evidencing interests in pools of Contracts (defined below) issuable in series pursuant to separate Pooling and Servicing Agreements (each, an "Agreement") among Vanderbilt Mortgage and Finance, Inc. (the "Company"), as servicer (in such capacity, together with any successor servicer, the "Servicer") and the Trustee (the "Trustee") specified in the related Prospectus Supplement for such Series of Certificates (the "Certificates").

Seller . . . . . . . Vanderbilt Mortgage and Finance, Inc. (in such capacity referred to herein as the "Company"), a wholly-owned subsidiary of Clayton Homes, Inc. ("CHI").

Servicer . . . . . . Vanderbilt Mortgage and Finance, Inc. (in such capacity referred to herein as the "Servicer").

Risk Factors . . . . Certain factors are particularly relevant to a decision to invest in any Certificates sold hereunder.  See "Risk Factors" herein.

The Contracts . . . The Contracts evidenced by a Series of Certificates (the "Contract Pool") will be fixed or variable rate Contracts. Such Contracts, as specified in the related Prospectus Supplement, will consist of manufactured housing installment sales contracts and installment loan agreements and may include modular home installment sales contracts and installment loan agreements. The Contracts will be conventional contracts or contracts insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Veterans Administration ("VA"). Each Contract will be secured by a new or used Manufactured Home (as defined herein) or Modular Home (as defined herein). Each Contract secured by a Modular Home, and some of the Contracts secured by Manufactured Homes, will be further secured by a mortgage or deed of trust on the real estate to which the Modular Home or the Manufactured Home is affixed (a "Land-and-Home Contract").

                     The Prospectus Supplement for each Series will provide information with respect to (i) the aggregate principal balance of the Contracts comprising the Contract Pool, as of the date specified in the Prospectus Supplement (the "Cut-off Date"); (ii) the weighted average contractual rate of interest (the "Contract Rate") on the Contracts;
(iii)
the  weighted  average  term  to scheduled  maturity as  of  origination;
(iv)
the weighted average term to scheduled maturity as of the Cut-off Date and the range of terms to maturity; (v) the percentage amount of Contracts secured by new or used Manufactured Homes; (vi) the average outstanding principal balance of the Contracts as of the Cut-off Date; (vii) the range of Loan-to-Value Ratios; and (viii) the geographic location of Manufactured Homes securing the Contracts.

                     The Contracts will have been originated or purchased by the Company in the ordinary course of its business.

Description of
Certificates . . . . Each Class of Certificates within a Series will evidence the interest specified in the related Prospectus Supplement in the Contract Pool and certain other property held in trust for the benefit of the Certificateholders (the "Trust Fund").

                     Each Series of Certificates may consist of one or more Classes, one or more of which may be Senior Certificates ("Senior Certificates") and one or more of which may be Subordinated Certificates ("Subordinated Certificates"). A Class of Certificates of a Series may be divided into two or more sub-classes, as and on the terms specified in the related Prospectus Supplement. Each Class or sub-class of a Series may evidence the right to receive a specified portion (which may be 0%) of each distribution of principal or interest or both, on the Contracts. Each Class or sub-class of a Series may be assigned a principal balance (the "Stated
Balance") based on the cash flow from the assets in the Trust Fund, and a fixed, variable or adjustable stated annual interest rate, and may be entitled to receive distributions in reduction of Stated Balance to the extent available therefor in the manner, priority and amounts specified in the related Prospectus Supplement. A Class or sub-class of Certificates may be Compound Interest Certificates on which interest will accrue, but not be paid for the period set forth in the related Prospectus Supplement. The Certificates will be issuable in fully registered form in the authorized
denominations  specified in  the related  Prospectus Supplement.    See
"Description  of  the  Certificates."   The  Subordinated Certificates  of a
Series will be subordinated in certain respects to the Senior Certificates of the same Series. If a Series of Certificates contains more than one Class of Subordinated Certificates, distributions and losses will be allocated among such Classes in the manner specified in the related Prospectus Supplement. The
Certificates will not be guaranteed or insured by any government agency or instrumentality.

Subordinated
Certificates
and Reserve Fund . . One or more Classes of any Series may be Subordinated Certificates, as specified in the related Prospectus Supplement. The rights of the Subordinated Certificateholders to receive any or a specified portion of distributions with respect to the Contracts will be subordinated to the rights of Senior Certificateholders to the extent and in the manner specified in the related Prospectus Supplement. If a Series of Certificates contains more than one Class of Subordinated Certificates, distributions and losses will be allocated among such classes in the manner specified in the related Prospectus Supplement. The rights of the Subordinated Certificateholders, to the extent not subordinated, may be on a parity with those Senior Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by Senior Certificateholders of the full amount of scheduled monthly payments of prin-cipal and interest due them and to protect the Senior Certificateholders against losses. The Available Subordination Amount, if any, for each Class of Subordinated Certificates of a Series will be dependent upon certain
Contract Pool characteristics which will be set forth in the related Prospectus Supplement.

                     The protection afforded to the Senior Certificateholders by the subordination feature described above may be effected both by the preferential right of the Senior Certificateholders to receive current distributions from the Contract Pool and, to the extent specified in the related Prospectus Supplement, by the establishment of a reserve fund (the "Reserve Fund"). The Reserve Fund may be funded, to the extent specified in the related Prospectus Supplement, by one or more of an initial cash deposit, the retention of specified periodic distributions of principal or interest
or   both  otherwise  payable  to  Subordinated  Certificateholders,  or  the provision of a letter of credit, limited guarantee of CHI, insurance policy
or  other form  of credit  enhancement  or any  combination thereof.   Unless
otherwise specified in the related Prospectus Supplement, the Reserve Fund will be part of the Trust Fund.

                     The subordination features and the Reserve Fund
described
above are intended to enhance the likelihood of timely payment of principal
and
interest and to protect the Senior Certificateholders and, to the extent specified in the related Prospectus Supplement, Subordinated Certificate-holders against loss. However, in certain circumstances the Reserve Fund could be depleted and shortfalls could result. If, on a particular date when a distribution is due such Certificateholders, the aggregate amount of payments received from the obligors on the Contracts and Advances by the Servicer (as described below), if any, and from the Reserve Fund of a Series, if any, do not provide sufficient funds to make full distributions to such Certificateholders of a Series, the amount of the shortfall may be added to the amount such Certificateholders are entitled to receive on the next Remittance Date. In the event the Reserve Fund, if any, is depleted, such Senior Certificateholders and, to the extent specified in the related Prospectus Supplement, Subordinated Certificateholders nevertheless will have a preferential right to receive current distributions from the Contract Pool. Such Certificateholders will bear their proportionate share of losses realized on Contracts to the extent such Reserve Fund and subordination feature are exhausted.

Credit
Enhancement  . . . . As an alternative, or in addition, to the credit enhancement afforded by subordination of the Subordinated Certificates, credit enhancement with respect to a Series of Certificates may be provided by pool insurance, letters of credit, surety bonds, a limited guarantee of CHI, cash reserve funds or other forms of enhancement acceptable to each nationally recognized rating agency rating a Series of Certificates, in each case as described in the related Prospectus Supplement.

Advances . . . . . . If the amount eligible for distribution to the
Certificateholders of a Series of Certificates (or to Senior Certifi-cateholders only if so specified in the case of a Series of
Certificates having a Class of Subordinated Certificates) on any Remittance Date is less than the amount which is due such Certificateholders on such Remittance Date, the related Agreement will provide that the Servicer is obligated to make advances of cash (the "Advances") to such Certificateholders subject to the limitations described in the applicable Prospectus Supplement, to the extent that such deficiency is due to delinquent payments of principal and interest during the immediately preceding Due Period (as defined herein) and only to the extent the Servicer determines such Advances are recoverable from future payments and collections on the Contracts or otherwise. See "Description of the Certificates."

Interest . . . . . . Interest on the Certificates will be paid on the dates specified in the related Prospectus Supplement (each a "Remittance Date"), commencing on the date specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth for each Class or sub-class of Certificates the interest rate, if any, for each such Class or sub-class or the method of determining such interest rate. See "Yield Considerations" and "Description of the Certificates." As specified in the related Prospectus Supplement, Classes of a Series of Certificates or sub-classes within a Class may be entitled to receive no interest or interest which is not proportionate to the principal allocable to such Certificates.

Principal
(Including
Prepayments) . . . . Principal collected on each Contract, including any prin-
cipal prepayments, will be passed through on each Remittance Date, unless such
principal has previously been passed through.  See   "Maturity  and
Prepayment
Considerations" and "Description of the Certificates." With respect to a Class or sub-class of a Series having a Stated Balance, such distributions may be made in the reduction of the Stated Balance, or in an amount equal to the Certificate Remittance Amount or such other amounts as are specified in
the related  Prospectus Supplement.   See "Maturity and Prepayment
Considerations" and "Description of the Certificates -- Distributions on Certificates" and "-- Payments on Contracts."

Optional
Termination  . . . . The Company or the Servicer may at its option repurchase all Contracts relating to a series of Certificates remaining outstanding at such time and under the circumstances specified in such Prospectus Supplement. See "Description of the Certificates -- Termination of the Agreement."

Global
Certificates . . . . If so specified in the related Prospectus
Supplement, the Certificates of a Series, or of one or more Classes within a Series, will be issuable in the form of one or more global certificates (each, a "Global Certificate") to be held by a
depositary (each, a "Depositary") on behalf of the beneficial owner of the Certificates, as described herein under "Description of the Certificates --
 Global Certificates." The description of the Certificates in this Prospectus assumes that the Certificates of a Series will not be issued in the form of
Global Certificates.   If some  or all of  the Certificates  of a Series  are
issued in the form of one or more Global Certificates, the term "Global Certificateholder," as used herein, will refer to such beneficial owners of such Certificates, and the rights of such Certificateholders will be limited
as  described   herein  under  "Description   of  the  Certificates -- Global
Certificates."

Representations
and Warranties
of the Company . . . As a condition to the Company's conveyance of any Contract Pool to the Trust Fund, the Company will be required to make certain representations and warranties in the related Agreement regarding the Contracts. Under the terms of the Agreement, if the Company becomes aware of a breach of any such representation or warranty that materially adversely affects the Trust Fund's interest in any Contract or receives written notice of such a breach from the Trustee or the Servicer, then the Company will be obligated either to cure such breach or to repurchase or substitute for the affected Contract, in each case under the conditions further described
herein.   See "Description  of the  Certificates -- Conveyance of  Contracts"
herein.

Federal Income
Tax
Considerations . . . If an election (a "REMIC Election") is made to the Trust Fund represented by a series of Certificates or a segregated portion thereof as a "real estate mortgage investment conduit" (a "REMIC") under the Internal Revenue code of 1986, as amended (the "Code"), each class of Certificates which are offered hereby may constitute "regular interests" or "residual interests" in such REMIC under the Code, with the tax consequences under the Code described herein and in such Prospectus Supplement. Generally, holders of Certificates that are REMIC regular interests will be treated as if they
hold a  debt  obligation  for  federal  income  tax  purposes.    A Class  of
Certificates offered hereby may represent interests in a "two-tier" REMIC, but all interests in the first and second tier REMIC will be created under the same Agreement. See "Certain Federal Income Tax Consequences -- REMIC Series."

                     If a REMIC Election is not made with respect to a Series of Certificates, the Trust Fund represented by such Certificates will be treated as a grantor trust for federal income tax purposes and will not be classified as an association taxable as a corporation. In such event, each Certificateholder will be treated as the owner of an undivided pro rata interest in income and corpus attributable to the related Contract Pool and any other assets held by the Trust Fund and will be considered the equitable owner of an undivided interest in the Contracts included in such Contract Pool.
See "Certain Federal Income Tax Consequences -- Non-REMIC Series."

ERISA
Considerations . . . A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, should review carefully with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA Considerations" herein.

Legal Investment . . Unless otherwise indicated in the applicable
Prospectus Supplement, any Certificates offered hereby that are rated by at least one nationally recognized statistical rating organization in one of its two highest rating categories will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended, and as such (unless otherwise indicated in the applicable Prospectus Supplement) will be "legal investments" for certain types of institutional investors to the extent provided in that Act, subject, in any case, to any other regulations that may govern investments by such institutional investors. See "Legal Investment Considerations" herein.

Ratings  . . . . . . It is a condition precedent to the issuance of any Class of Certificates sold under this Prospectus that they be rated in one of the four highest rating categories (within which there may be sub-categories or gradations indicating relative standing) of at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                     Ratings of the Certificates address the likelihood of the receipt of all distributions on the contracts by the related certificateholders under the agreements pursuant to which such certificates are issued. The ratings take into consideration the credit quality of the related contract pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which payment stream on such contract pool is adequate to make payments required by such certificates. The ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related contracts. See "Ratings" herein.


                                 RISK FACTORS

     Prospective investors in the Certificates should consider, among other things, the following risk factors in connection with the purchase of the
Certificates:

     1. General. An investment in the Certificates may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. Moreover, regardless of its location, manufactured housing generally depreciates in value. Consequently, the market value of certain Manufactured Homes could be or become lower than the outstanding principal balances of the Contracts that they secure. To the extent that losses on the Contracts are not covered by the subordination of other Classes of Certificates, if any, or by any other form of credit enhancement, holders of the Certificates of a Series evidencing interests in such Contracts will bear all risk of loss resulting from default by obligors and will have to look primarily to the value of the Manufactured Homes for recovery of the outstanding principal and unpaid interest on the defaulted Contracts. See "The Trust Fund -- The Contract Pools."

     2. Prepayment Considerations. The prepayment experience on the Contracts will affect the average life of each Class of Certificates. Prepayments on the Contracts (which include both voluntary prepayments and liquidations following default) may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality, market interest rates, changes in housing needs, job transfers and unemployment. In the event a Contract is prepaid in full, interest on such Contract will accrue only to the date of prepayment. If the Certificates of any Series are purchased at a discount and the purchaser calculates its anticipated yield to maturity based on an assumed rate of payment of principal on such Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser.

     3. Limited Obligations. The Certificates will not represent an interest in or obligation of the Company. The Certificates will not be insured or guaranteed by any governmental agency or instrumentality, the Underwriter or any of its affiliates, or by the Company or (except as otherwise specified in the related Prospectus Supplement) any of its affiliates, and will be payable only from amounts collected on the Contracts.

     4. Limited Liquidity. There can be no assurance that a secondary market will develop for the Certificates of any Series, or, if it does develop, that it will provide the holders of any of the Certificates with liquidity of investment or that it will remain for the term of any Series of Certificates. Liquidity of investment in the Certificates would be adversely affected by, among other factors, the failure of a Trust Fund that has made a REMIC election to continue to qualify as a REMIC and may be adversely affected by, among other things, the absence of Certificates in physical form.

     5. Security Interests and Mortgages on the Manufactured Homes. Substantially all Contracts are secured by a separately evidenced security interest in a Manufactured Home. Perfection of such security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code (the "UCC") as adopted in each state and each state's certificate of title statutes, but generally not its real estate laws. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, the Company will not amend any certificates of title to change the lienholder specified therein from the Company (or the applicable originator in the case of an Acquired Contract) to the Trustee or file any UCC-3 assignments and will not deliver any certificate of title to the Trustee or note thereon the Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to the Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Company (or the applicable originator in the case of an Acquired Contract) or a trustee in bankruptcy of the Company (or the applicable originator in the case of an Acquired Contract). Certain Contracts (as specified herein and in the related Prospectus Supplement) may be secured by a mortgage or deed of trust on the property on which a Manufactured Home or Modular Home is placed. Because of the expense and administrative inconvenience involved, the Company will not deliver to the Trustee assignments in recordable form of the mortgage or deed of trust (each, a "Mortgage") securing each Land-and-Home Contract. The Company will, however, deliver to the Trustee a power of attorney enabling the Trustee to effect such assignments. In some states in the absence of the recordation of such an assignment to the Trustee of the Mortgage securing a Land-and-Home Contract, the assignment of the Mortgage to the Trustee may not be effective against creditors of or purchasers from the Company (or the applicable originator in the case of an Acquired Contract) or a trustee in bankruptcy of the Company (or the applicable originator in the case of an Acquired

Contract).

     6. Consumer Protection Laws and Other Limitations on Lenders. Numerous federal and state consumer protection laws impose requirements on lending under installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and the right of set-off against claims by such assignees. From time to time the Company is involved in litigation under consumer protection laws. These laws would apply to the Trust Fund as assignee of the Contracts. Pursuant to the Agreement, the Company will represent and warrant that each Contract complies with all requirements of law and will provide certain warranties relating to the validity, perfection and priority of the security interest in each Manufactured Home securing a Contract. A breach of any such warranty that materially adversely affects any Contract may, subject to certain conditions described under "Description of Certificates -- Conveyance of Contracts," create an obligation by the Company to repurchase, or at its option substitute another contract for, such Contract unless such breach is cured within 90 days after notice thereof.
If the Company does not honor its repurchase obligation in respect of a Contract and such Contract were to become defaulted, recovery of amounts due on such Contract would be dependent on repossession and resale of the Manufactured Home securing such Contract. Certain other factors, such as the bankruptcy of an obligor or the application of equitable principles by a court, may limit the ability of the Certificateholders to receive payments on the Contracts or to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Contracts" herein.

     In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993),
        -----------------------------------
the court's decision included language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. Although the Contracts constitute chattel paper rather than accounts under the UCC, sales of chattel paper, like sales of accounts, are governed by Article 9 of the UCC. If the Company (or the dealer that sold the related Manufactured Home) were to become a debtor under the federal bankruptcy code and a court were to follow the reasoning of the Tenth Circuit and apply such reasoning to chattel paper, Certificateholders could experience a delay in or reduction of distributions (in the case of the dealer, only with respect to the Contracts in respect of which it sold the related Manufactured Home).

     7. Certain Matters Relating to Insolvency. The Company intends that each transfer of Contracts to the related Trust Fund constitutes a sale, rather than a pledge of the Contracts to secure indebtedness of the Company. However, if the Company were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the Company or the Company as debtor-in-possession may argue that the sale of the Contracts by the Company was a pledge of the Contracts rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the Certificateholders.

     8. Priority of Possible Tennessee Tax Lien. Under Tennessee law, a tax is due in connection with the public recordation of instruments evidencing indebtedness. The Company will treat the transfers of the Contracts to the Trustee as sales rather than secured financings, and therefore will not pay any tax in respect of the recordation of instruments evidencing such transfers. See "Certain Legal Aspects of the Contracts -- Certain Matters Relating to Insolvency". Nonpayment or underpayment of the Tennessee indebtedness tax does not affect or impair the effectiveness, validity, priority or enforceability of the security interest created or evidenced by the instrument, but (a) subjects the holder of the indebtedness to a penalty, in addition to the tax, in the amount of the greater of $250 or double the unpaid tax due, (b) results in the imposition of a tax lien in favor of the Tennessee Department of Revenue, in the amount of any tax and penalties unpaid and owing that attaches to the collateral until the lien or security interest is released and thereafter attaches to the proceeds, and
(c) precludes the holder of the indebtedness from maintaining an action on the indebtedness (other than an action limited to the enforcement of the security interests or lien) against the debtor until the nonpayment is cured. In such event, and in addition to the statutory disability described above, collections on the Contracts could be applied to pay such tax and penalty prior to being applied to make distributions to Certificateholders and the Tennessee Department of Revenue would have a lien on the Contracts prior to the security interests and liens of the Trustee.

     9. Louisiana Law. Any Contract secured by a Manufactured Home located in the State of Louisiana will be governed by Louisiana law in addition to
Article 9 of the UCC. Louisiana law provides special mechanisms for the enforcement of security interests in manufactured housing used as collateral for an installment sales contract or installment loan agreement. Under Louisiana law, so long as a manufactured home remains subject to the Louisiana motor vehicle laws, repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (with court supervision) is permitted, unless the owner brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

     10. Limitations on Subordination. With respect to Certificates of a Series having a Class of Subordinated Certificates, while the subordination feature is intended to enhance the likelihood of timely payment of principal and interest to the Senior Certificateholders, the Available Subordination Amount may be limited, as specified in the Prospectus Supplement, and the Reserve Fund, if any, could be depleted in certain circumstances. In either case, shortfalls could result for both the Senior Certificates and the Subordinated Certificates. Prospective purchasers of a Class of Certificates should carefully review the credit risks to be absorbed by such Class of Certificates on account of its subordination or the timing of the distributions intended to be made on such Class of Certificates.

     11. Limited Guarantee of CHI. If the related Prospectus Supplement so specifies, the Certificates may be entitled to the benefits of a limited guarantee of CHI which would be an unsecured general obligation of CHI and would not be supported by any letter of credit or other enhancement arrangement.


                                THE TRUST FUND

GENERAL

     Each Trust Fund will include (i) a Contract Pool, (ii) the amounts held from time to time in a trust account (the "Certificate Account") maintained by the Trustee pursuant to the Agreement, and (iii) proceeds from certain hazard insurance on individual Manufactured Homes and Manufactured Homes acquired by repossession, and may include a letter of credit, limited guarantee of CHI, surety bond, insurance policy, cash reserve fund or other credit enhancement security payment of all or part of a series of Certificates or other property. If so specified in the related prospectus supplement, a limited guarantee of CHI may exist and may not be a part of the Trust Fund.

     Each Certificate will evidence the interest specified in the related Prospectus Supplement in one Trust Fund, containing one Contract Pool comprised of Contracts having the aggregate principal balance as of the specified day of the month of the creation of the pool (the "Cut-off Date") specified in the related Prospectus Supplement. Holders of Certificates of a Series will have interests only in such Contract Pool and will have no interest in the Contract Pool created with respect to any other Series of Certificates.

     All of the Contracts will have been purchased by the Company or an affiliate of the Company in the open market or in privately negotiated transactions, including transactions with affiliates of the Company. The following is a brief description of the Contracts expected to be included in the Trust Fund. Specific information respecting the Contracts will be provided in the Prospectus Supplement or in a report on Form 8-K to be filed with the Securities and Exchange Commission after the initial issuance of such Certificates. A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

     Whenever in this Prospectus terms such as "Contract Pool," "Trust Fund," "Agreement" or "Remittance Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Contract Pool, Trust Fund, each Agreement and the Remittance Rate applicable to the related Series of Certificates.

THE CONTRACT POOLS

     Each pool of Contracts with respect to a Series of Certificates (the "Contract Pool") will consist of manufactured housing installment sales contracts and installment loan agreements and may include modular home installment sales contracts and installment loan agreements (collectively, the "Contracts") originated by a manufactured housing dealer or a lender in the ordinary course of business and purchased by the Company. The Contracts will be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Contract will be secured by a new or used Manufactured Home or Modular Home. Each Contract secured by a Modular Home will, and some of the Contracts secured by Manufactured Homes may, be further secured by a mortgage or deed of trust on the real estate to which the Modular Home or the Manufactured Home is affixed (a "Land-and-Home Contract"). Except as otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Contract Rate") or at a Contract Rate which steps up on a particular date (a "step-up rate").

     The Company, as seller of the Contracts, will represent that the Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of (this) paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under (this) chapter."

     For each Series of Certificates, the Company will assign the Contracts constituting the Contract Pool to the trustee named in the related Prospectus Supplement (the "Trustee"). The Company, as Servicer (in such capacity referred to herein as the "Servicer"), will service the Contracts pursuant to the Agreement. See "Description of the Certificates -- Servicing." Unless otherwise specified in the related Prospectus Supplement, the contract documents (including the documents relating to Land-and-Home Contracts) will be held for the benefit of the Trustee by the Servicer.

     Each Contract Pool will be composed of Contracts bearing interest at the annual fixed or variable Contract Rates or step-up rates specified in the Prospectus Supplement. The Monthly Payments for Contracts bearing interest at a step-up rate (sometimes referred to herein as "step-up rate Contracts") will increase on the dates on which the Contract Rates are stepped up. Each registered holder of a Certificate will be entitled to receive periodic distributions, which will typically be monthly, of all or a portion of principal on the underlying Contracts or interest on the principal balance of such Certificate at the Remittance Rate, or both.

     The related Prospectus Supplement will disclose in summary form for the Contracts contained in the related Contract Pool, among other things, the year of origination of the contracts; the range of Contract Rates on the Contracts; the range of Loan-to-Value Ratios; the minimum and maximum out-standing principal balances as of the Cut-off Date and the average outstanding principal balance; the range of outstanding principal balances of the Contracts included in the Contract Pool; and the original maturities of the Contracts and the last maturity date of any Contract. The Trust Fund may include a Pre-Funding Account which would be used to purchase additional Contracts ("Subsequent Contracts") from the Company during the Funding Period specified in the related Prospectus Supplement. The related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

     The Company will make representations and warranties as to the types and geographical distribution of the Contracts included in a Contract Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. Upon a breach of any representation that materially and adversely affects the interests of the Certificateholders in a Contract, the Company will be obligated either to cure the breach in all material respects, to purchase the Contract or to substitute another Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation by the Company. See "Description of the Certificates -- Conveyance of Contracts."


                               USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used by the Company for general corporate purposes, including the purchase of the Contracts, cost of carrying the Contracts until sale of the related Certificates and to pay other expenses connected with pooling the Contracts and issuing the Certificates.


                    VANDERBILT MORTGAGE AND FINANCE, INC.

     Vanderbilt Mortgage and Finance, Inc. (the "Company") was incorporated in 1977 in the State of Tennessee. As of June 30, 1996, the Company had total assets of approximately $461 million and stockholder's equity of approximately $167 million. The Company, a wholly-owned subsidiary of Clayton Homes, Inc. ("CHI"), is engaged in the business of, among other things, purchasing, originating, selling and servicing installment sales contracts and installment loan agreements for manufactured housing and modular housing (hereinafter referred to as "contracts" or "manufactured housing contracts"). CHI manufacturers and sells manufactured homes and modular homes, and owns, manages and markets manufactured housing communities. The Company's principal office is located at 4726 Airport Highway, Louisville, Tennessee 37777 (telephone 423-970-7200). An affiliate of CHI acts as an insurance broker for certain types of insurance, including hazard and credit life insurance policies, some of which may cover certain of the Contracts. Other affiliates of CHI reinsure hazard and credit life insurance policies, including policies that may cover certain of the Contracts. Two separate wholly-owned subsidiaries of CHI, Vanderbilt Life and Casualty Insurance Co., Ltd. and Vanderbilt Property and Casualty Insurance Co., Ltd. may act as reinsurer of insurance coverage relating to the Contracts.

     The Company purchases and originates manufactured housing contracts on an individual basis from its principal office. The Company arranges to purchase manufactured housing installment sales contracts originated by manufactured housing dealers located in approximately 21 states, primarily southern and midwestern. Most of these purchases are from dealers owned by CHI. Dealers which are not owned by CHI must make an application to the Company for dealer approval. Upon satisfactory results of the Company's investigation of the dealer's creditworthiness and general business reputation, the Company and the dealer enter into a dealer agreement.

     In addition to purchasing manufactured housing contracts from dealers on an individual basis, the Company makes bulk purchases of manufactured housing contracts and services on behalf of other owners manufactured housing contracts that were not originally purchased or originated by the Company. These purchases may be from, and these servicing arrangements may be made with respect to, the portfolios of other lenders or finance companies, the portfolios of governmental agencies or instrumentalities or the portfolios of other entities that purchase and hold manufactured housing contracts.

     The Company is actively seeking arrangements by which it would service manufactured housing contracts originated by other lenders. The Company's management currently anticipates it will only seek servicing responsibilities which relate to manufactured housing contracts.


                           UNDERWRITING POLICIES

GENERAL

     Customers desiring to obtain financing from the Company complete a credit application form. In the case of those dealers owned by CHI, the manager initially evaluates the application and then forwards it to the Company for consideration. In the case of dealers that are not owned by CHI, the application is transmitted to the Company for consideration.

     Credit applications are then evaluated by the Company's credit officers. With respect to those customers determined to be creditworthy, the Company requires a down payment in the form of cash, the trade-in value of a previously owned manufactured home, and/or the estimated value of equity in real property pledged as additional collateral. For previously owned homes, the trade-in allowance accepted by the dealer must be consistent with the value of such home determined by the Company in light of current market conditions. The value of real property pledged as additional collateral is estimated by personnel of the dealer, who are not appraisers but are familiar with the area in which the property is located. The minimum amount of the down payment is typically 5% of the purchase price. The purchase price includes the stated cash sale price of the manufactured home, sales or other taxes and certain fees and set-up costs. The balance of the purchase price and certain insurance premiums (including up to five years of premiums on required hazard insurance) are financed by an installment sales contract providing for a purchase money security interest in the manufactured home and a mortgage on real property, if any, pledged as additional collateral. Normally, the contracts provide for equal monthly payments, generally over a period of five to twenty years at fixed rates of interest. The Company believes the typical manufactured home purchaser is primarily sensitive to the amount of the monthly payment, and not to the interest rate.

     The Company's underwriting guidelines generally require that each applicant's credit history, residence history, employment history and income to debt payment ratios be examined. There are no requirements on the basis of which, if met, credit is routinely approved; or if they are not met, credit is routinely denied. If in the judgment of the Company's credit manager an applicant does not meet minimum underwriting criteria, there generally must be compensating higher ratings with respect to other criteria in order for an applicant to be approved. Credit managers must confirm that the credit investigation gave a complete and up-to-date accounting of the applicant's creditworthiness. Credit managers are encouraged to obtain second opinions on loans for relatively larger dollar amounts or those which, in their judgment, tend to rank lower in terms of underwriting criteria. Generally, the sum of the monthly obligation for installment obligations, including the manufactured home loan payment and monthly site costs, should not exceed 45% of the applicant's gross monthly income. Since January 1989 the Company has, in addition to the above considerations, used a credit scoring system to evaluate credit applicants. The credit score of an applicant is used as a further guide in determining whether to extend credit to the applicant.

     In the case of a Contract Pool containing Contracts originated by other originators and acquired by the Company ("Acquired Contracts"), the related Prospectus Supplement will describe such Contracts.

BULK TRANSACTIONS

     In fiscal 1990, the Company purchased a portfolio of manufactured home contracts originated by an unaffiliated entity. This portfolio, originally consisting of approximately 4,000 installment sales contracts, was purchased at a discount from its outstanding principal balance. The Company services the contracts acquired. The Company intends to consider, from time to time, the selective acquisition of additional portfolios of installment sales contracts consistent with the Company's views of appropriate pricing in return for certain portfolios and servicing capacity.

     In fiscal 1991, the Company became the servicer for approximately
$100 million of installment sales contracts for manufactured homes acquired by a REMIC trust. The trust issued approximately $70 million of senior certificates which received the highest rating from both Standard & Poor's Corporation and Moody's Investors Service, Inc. and are guaranteed as to principal and interest by a financial guarantee policy issued by Financial Security Assurance, Inc. ("FSA"). CHI purchased the junior certificates representing the residual interest in the REMIC by establishing a $12.5 million reserve fund for the senior certificates and by agreeing to pay the premium on the FSA policy. Most of the homes financed by these contracts are located in Texas and were originated by savings institutions which were subsequently placed into receivership.

     In fiscal 1992, the Company became the servicer for 15,409 installment sales contracts for manufactured homes with an approximate current principal balance of $148 million acquired by a REMIC trust from the Resolution Trust Corporation. The Company did not acquire these contracts and is acting solely as servicer with respect to these contracts.

     In fiscal 1994, the Company acquired a portfolio of manufactured home contracts originated by an unaffiliated entity. This portfolio originally consisted of approximately 3,300 installment sales contracts and was purchased at a discount from its outstanding principal balance of approximately $56 million. Also in fiscal 1994, the Company became servicer for approximately 16,500 contracts for manufactured homes with an approximate aggregate principal balance of $222 million owned by three REMIC trusts. The Company is acting solely as servicer with respect to these contracts.

VARIOUS FINANCING TERMS

     The Company has developed financing options such as contracts with a 7 year term (compared to the industry norm of 15 to 20 years), which provides financing to its customers at a relatively low cost. In January 1990, the Company introduced a bi-weekly payment contract which provides for 26 payments a year, which are made by electronically drafting the purchaser's checking account. In 1996, the Company introduced contracts (the "Escalating Principal Payment Contracts") which provide for an annual increase in monthly payments over the first five years of the term of the Contract. Under an Escalating Principal Payment Contract, the original term of the contract is 36 years, providing initially for lower monthly payments than if the contract were of a shorter term. Each year for a period of five years, the term of the Escalating Principal Payment Contract automatically converts to a shorter term, and the monthly payment increases accordingly. At year six, the monthly payment increases to a level monthly payment which fully amortizes the remaining principal over a twelve year term. There is no period in which the Escalating Principal Payment Contracts have negative amortization.

     During the last six fiscal years, the Company has become the most important source of financing for purchasers of CHI's homes. In fiscal 1988, the Company originated 5,692 contracts, in fiscal 1993, the Company originated 10,880 contracts, in fiscal 1994, the Company originated 12,401 contracts and in fiscal 1995, the Company originated 13,857 Contracts. As of June 30, 1996, the Company originated 16,910 Contracts. For fiscal year 1996, the Company was servicing approximately 92,597 contracts and an aggregate dollar amount of $1,638 million, of which the Company purchased from dealers or acquired from other institutions approximately 74,154 contracts with an aggregate dollar amount of approximately $1,468 million. The Company expects it will continue to originate a significant portion of the financing for purchasers of homes sold by CHI owned retail centers, consistent with the overall level of CHI's retail sales.


                             YIELD CONSIDERATIONS

     The Remittance Rates and the weighted average Contract Rate of the Contracts relating to each Series of Certificates will be set forth in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, each monthly accrual of interest on a Contract is calculated at one-twelfth of the product of the Contract Rate and the principal balance outstanding on the scheduled payment date for such Contract in the preceding month. The Remittance Rate with respect to each Certificate will be calculated similarly.

     The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class or such sub-class of Certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class or sub-class of Certificates that is offered at a premium to its principal amount or without any principal amount.

     If a Series of Certificates contains Classes or sub-classes of

Certificates entitled to receive distributions of principal or interest or both, in a specified order other than as a specified percentage of each distribution of principal or interest or both, the Prospectus Supplement will set forth information, measured relative to a prepayment standard or model specified in such Prospectus Supplement, with respect to the projected weighted average life of each such Class or sub-class and the percentage of the original Stated Balance of each such Class or sub-class that would be outstanding on specified Remittance Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Contracts in the related Trust Fund are made at rates corresponding to the various percentage of such prepayment standard or model.


                    MATURITY AND PREPAYMENT CONSIDERATIONS

MATURITY

     The Contracts will have maturities at origination of not more than 30 years.

PREPAYMENT CONSIDERATIONS

     Contracts generally may be prepaid in full or in part without penalty. Based on the Company's experience with the portfolio of manufactured housing contracts serviced by it, the Company anticipates that a number of the contracts will be prepaid prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates, may influence prepayments. In addition, repurchase of Contracts on account of certain breaches of representations and warranties have the effect of prepaying such Contracts and therefore would affect the average life of the Certificates. Most of the Contracts contain a "due-on-sale" clause that would permit the Servicer to accelerate the maturity of a Contract upon the sale of the related Manufactured Home. In the case of those Contracts that do contain due-on-sale clauses, the Servicer will permit assumptions of such Contracts if the purchaser of the related Manufactured Home satisfies the Company's then-current underwriting standards.

     Information regarding the Prepayment Model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates.

     See "Description of the Certificates -- Termination of the Agreement" for a description of the Company's or Servicer's option to repurchase the Contracts comprising part of a Trust Fund when the aggregate outstanding principal balance of such Contracts is less than a specified percentage of the initial aggregate outstanding principal balance of such Contracts as of the related Cut-off Date. See also "The Trust Fund -- The Contract Pools" for a description of the obligations of the Company to repurchase a Contract in case of a breach of a representation or warranty relative to such Contract.


                       DESCRIPTION OF THE CERTIFICATES

     Each Series of Certificates will be issued pursuant to a separate pooling and servicing agreement (each, an "Agreement") to be entered into among the Company, as Seller and Servicer, and the trustee named in the related Prospectus Supplement (the "Trustee"), and such other parties, if any, as are described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Agreement and the related Certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Agreement and the description set forth in the related Prospectus Supplement. Section references, if any, contained herein refer to sections of the form of Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Registration Statement"). The portions of such sections described herein may be contained in different numbered sections in the actual Agreement pursuant to which any Series of Certificates is issued. The provisions of the form of Agreement filed as an exhibit to the Registration Statement that are not described herein may differ from the provisions of any actual Agreement. The material differences will be described in the related Prospectus Supplement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the form of Agreement filed as an exhibit to the Registration Statement.

GENERAL

     The Certificates may be issued in one or more Classes or sub-classes (each referred to in this Prospectus as a "Class"). If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series, the Certificates of a sub-class within a Series or all of the Certificates of a single-Class Series, as the context may require.

     The Certificates of each Series will be issued in fully registered form only and will represent the interest specified in the related Prospectus Supplement in a separate trust fund (the "Trust Fund") created pursuant to the related Agreement. The Trust Fund will be held by the Trustee for the benefit of the Certificateholders. Each Trust Fund will generally include
(i) Contracts (the "Contract Pool") which are subject to the Agreement from time to time, (ii) the amounts held in the Certificate Account from time to time and (iii) proceeds from certain hazard insurance on individual Manufactured Homes or Modular Homes and Manufactured Homes or Modular Homes (or the related real estate, in the case of Land-and-Home Contracts) acquired by repossession, and may include a letter of credit, a limited guarantee of CHI, surety bond, insurance policy, cash reserve fund or other credit enhancement security payment of all or part of a Series of Certificates or other property. Except as otherwise specified in the related Prospectus Supplement, the Certificates will be freely transferable and exchangeable at the corporate trust office of the Trustee at the address set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Ownership of each Contract Pool may be evidenced by one or more classes of Certificates, each representing the interest in the Contract Pool specified in the related Prospectus Supplement. One or more Classes of Certificates evidencing interests in Contracts may be Subordinated Certificates, evidencing the right of the holders thereof to receive any or a portion of distributions of principal or interest or both on the Contracts subordinate to the rights of the holders of other Classes of Certificates ("Senior Certificates") as provided in the related Prospectus Supplement.
If a Series of Certificates contains more than one Class of Subordinated Certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement.

     A Series of Certificates may consist of Classes of Certificates evidencing the right to receive distributions of principal or interest or both in the order specified in the related Prospectus Supplement. A Class of Certificates of a Series may be divided into two or more sub-classes. The related Prospectus Supplement will specify whether a Class has been so divided and the terms of each sub-class. The holders of each sub-class of a Class of Certificates will be entitled to the percentages (which may be 0%) of principal or interest payments or both on the related Contracts as specified in the related Prospectus Supplement. The related Prospectus Supplement will specify the minimum denomination or initial principal amount of Contracts evidenced by a single Certificate of each Class of Certificates of a Series (a "Single Certificate").

     Distributions of principal and interest on the Certificates will be made on the payment dates set forth in the related Prospectus Supplement (each, a "Remittance Date") to the persons in whose names the Certificates are registered at the close of business on the related record date specified in the related Prospectus Supplement (the "Record Date"). Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, or, to the extent described in the related Agreement, by wire transfer, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

GLOBAL CERTIFICATES

     The Certificates of a Class may be issued in whole or in part in the form of one or more global certificates (each, a "Global Certificate") that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary (the "Depositary") identified in the related Prospectus Supplement. The description of the Certificates contained in this Prospectus assumes that the Certificates will be issued in definitive form. If the Certificates of a Class are issued in the form of one or more Global Certificates, the term "Certificateholder" should be understood to refer to the beneficial owners of the Global Certificates, and the rights of such Certificateholders will be limited as described under this subheading.

     Global Certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for Certificates in definitive form, a Global Certificate may not be transferred except as a whole by the Depositary for such Global Certificate to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to any Certificates of a Class will be described in the related Prospectus Supplement. It is anticipated that the following provisions will apply to all depositary arrangements:

     Upon the issuance of a Global Certificate, the Depositary for such Global Certificate will credit, on its book-entry registration and transfer system, the respective denominations of the Certificates represented by such Global Certificate to the accounts of institutions that have accounts with such Depositary ("participants"). Ownership of beneficial interests in a Global Certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Certificate.

     So long as the Depositary for a Global Certificate, or its nominee, is the owner of such Global Certificate, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Certificates represented by such Global Certificate for all purposes under the Agreement relating to such Certificates. Except as set forth below, owners of beneficial interests in a Global Certificate will not be entitled to have Certificates of the Series represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Certificates of such Series in definitive form and will not be considered the owners or holders thereof under the Agreement governing such Certificates.

     Distributions or payments on Certificates registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner for the holder of the Global Certificate representing such Certificates. In addition, all reports required under the applicable Agreement to be made to Certificateholders (as described below under "Reports to Certificateholders") will be delivered to the Depositary or its nominee, as the case may be. None of the Company, Servicer, Trustee, or any agent thereof (including any applicable Certificate Registrar or Paying Agent), will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for providing reports to the related beneficial owners.

     The Company expects that the Depositary for Certificates of a Class, upon receipt of any distribution or payment in respect of a Global Certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in such Global Certificate as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such
Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

     If a Depositary for Certificates of a Class is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by or on behalf of the Company within the time period specified in the Agreement, the Company will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a Class represented by one or more Global Certificates and, in such event, will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. Further, if the Company so specifies with respect to the Certificates of a Class, an owner of a beneficial interest in a Global Certificate representing Certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Certificate, receive Certificates of such Class in definitive form. In any such instance, an owner of a beneficial interest in a Global Certificate will be entitled to physical delivery in definitive form of Certificates of the Class represented by such Global Certificate equal in denominations to such beneficial interest and to have such Certificates registered in its name.

CONVEYANCE OF CONTRACTS

     The Company will transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Company in the Contracts, including all security interests created thereby and any related mortgages or deeds of trust, all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date), all rights under certain hazard insurance policies on the related Manufactured Homes or Modular Homes, all documents contained in the Contract files and all proceeds derived from any of the foregoing. On behalf of the Trust Fund, as the issuer of the related Series of Certificates, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to the order of the Company. The Contracts will be as described on a list attached to the Agreement. Such list will include the current amount of monthly payments due on each Contract as of the date of issuance of the Certificates and the Contract Rate on each Contract. Such list will be available for inspection by any Certificateholder at the principal executive office of the Servicer. Prior to the conveyance of the Contracts to the Trustee, the Company's operations department will complete a review of all of the Contract files, including the certificates of title to, or other evidence of a perfected security interest in, the Manufactured Homes, confirming the accuracy of the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased by the Company or replaced with another Contract, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Certificate Account") in an amount sufficient to offset such discrepancy.

     The Agreement will designate the Servicer as custodian to maintain possession, as the Trustee's agent, of the Contracts and any other documents related to the Manufactured Homes or Modular Homes. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the Company's possession. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Company will cause a UCC-1 financing statement to be executed by the Company identifying the Company as the seller and the Trustee as the buyer of the Contracts, and the Company's accounting records and computer systems will also reflect such sale and assignment. In addition, within one week after the initial delivery of the Certificates, the Contracts will be stamped to reflect their assignment to the Trustee. However, if through fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without knowledge of the assignment, the Trustee's interest in the Contracts could be defeated. See "Risk Factors-- Security Interests and Mortgages on the Manufactured Homes" and "-- Consumer Protection Laws and Other Limitations on Lenders."

     In general, and except as otherwise specified in the related Prospectus Supplement, the Company will make certain warranties in the Agreement with respect to each Contract as of the Closing Date, including that: (a) as of the Cut-off Date, or the date of origination, if later, the most recent scheduled payment was made or was not delinquent more than 59 days (or such other number of days specified in the related Prospectus Supplement); (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents contained in the Contract file or the Land-and-Home Contract file; (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each Contract is covered by hazard insurance described under "-- Servicing -- Hazard Insurance"; (f) each Contract has been originated by a manufactured housing dealer or the Company in the ordinary course of such dealer's or the Company's business and, if originated by a manufactured housing dealer, was purchased by the Company in the ordinary course of business; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein to the Trustee pursuant to the Agreement or pursuant to the Certificates unlawful;
(h) each Contract complies with all requirements of law; (i) no Contract has been satisfied, subordinated in whole or in part or rescinded and the Manufactured Home securing the Contract has not been released from the lien of the Contract in whole or in part; (j) each Contract creates a valid and enforceable first priority security interest in favor of the Company in the Manufactured Home covered thereby and, with respect to each Land-and-Home Contract, the lien created thereby has been recorded or will be recorded within six months, and such security interest or lien has been assigned by the Company to the Trustee; (k) all parties to each Contract had capacity to execute such Contract; (l) no Contract has been sold, assigned or pledged to any other person and prior to the transfer of the Contracts by the Company to the Trustee, the Company had good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and was the sole owner and had full right to transfer such Contract to the Trustee; (m) as of the Cut-off Date, or the date of origination, if later, there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing; (n) as of the Closing Date there were, to the best of the Company's knowledge, no liens or claims which have been filed for work, labor or materials affecting a Manufactured Home or any related Mortgaged Property securing a Contract, which are or may be liens prior or equal to the lien of the Contract; (o) each Contract other than a step-up rate Contract and an Escalating Payment Contract is a fully-amortizing loan with a fixed Contract Rate and provides for level payments over the term of such Contract; (p) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security; (q) the description of each Contract set forth in the list delivered to the Trustee is true and correct; (r) there is only one original of each Contract; (s) none of the Contracts had a Loan-to-Value Ratio at origination greater than 100% (or such other percentage amount specified in the related Prospectus Supplement); (t) at the time of origination of each Contract the Obligor was the primary resident of the related Manufactured Home; (u) other than the Land-and-Home Contracts, the related Manufactured Home is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located as would render unperfected or impair the priority of the security interest in such Manufactured Home, and as of the Closing Date such Manufactured Home was, to the best of the Company's knowledge, free of damage and in good repair;
(v) the related Manufactured Home is a "manufactured home" within the meaning of 42 United States Code, Section 5402(6); and (w) each Contract is a "qualified mortgage" under Section 860G(a)(3) of the Code and each Manufactured Home is "manufactured housing" within the meaning of Section 25(e)(10) of the Code.

     Under the terms of the Agreement, and subject to the conditions specified in the preceding paragraph and to the Company's option to effect a substitution as described in the next paragraph, the Company will be obligated to repurchase for the Repurchase Price (as defined below) any Contract on the first business day after the first Determination Date which is more than 90 days after the Company becomes aware, or should have become aware, or the Company's receipt of written notice from the Trustee or the Servicer, of a breach of any representation or warranty of the Company in the Agreement that materially adversely affects the Trust Fund's interest in any Contract if such breach has not been cured. The Repurchase Price for any Contract will be the remaining principal amount outstanding on such Contract on the date of repurchase plus accrued and unpaid interest thereon at its Contract Rate to the date of such repurchase. This repurchase obligation constitutes the sole remedy available to the Trust Fund and the Certificateholders for a breach of a warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement). If a prohibited transaction tax under the REMIC provisions of the Code is incurred in connection with such repurchase, distributions otherwise payable to Residual Certificateholders will be applied to pay such tax. The Company will be required to pay the amount of such tax that is not funded out of such distributions.

     In lieu of purchasing a Contract as specified in the preceding paragraph, during the two-year period following the Closing Date, the Company may, at its option, substitute an Eligible Substitute Contract (as defined below) for the Contract that it is otherwise obligated to repurchase (referred to herein as the "Replaced Contract"). An Eligible Substitute Contract is a Contract that satisfies, as of the date of its substitution, the representations and warranties specified the Agreement, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of the Replaced Contract, has a Contract Rate that is at least equal to the Contract Rate of the Replaced Contract, and has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract. In the event that more than one Contract is substituted, the above requirements with respect to Scheduled Principal Balance, APR and remaining term to scheduled maturity may be satisfied on an aggregate or weighted average basis, as applicable. The Company will be required to deposit in the Certificate Account cash in the amount, if any, by which the Scheduled Principal Balance of the Replaced Contract exceeds the Scheduled Principal Balance of the Contract being substituted. Such deposit will be deemed to be a Partial Principal Prepayment.

PAYMENTS ON CONTRACTS

     Each Certificate Account will be a trust account established by the Servicer as to each Series of Certificates in the name of the Trustee
(i) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories or such other rating category as will not adversely affect the rating assigned to the Certificates by each rating agency rating the Certificates of such Series, (ii) with the trust department of a depositary institution, (iii) in an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation ("FDIC"), (iv) in an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained or (v) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant Certificates. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other high-quality investments ("Eligible Investments"). A Certificate Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Remittance Date in Eligible Investments.

     As described in the Prospectus Supplement, the Servicer will deposit in the Certificate Account the following payments and collections received or made by it subsequent to the Cut-off Date:

     (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

     (ii) all Obligor payments on account of interest on the Contracts;

     (iii) all amounts received and retained in connection with the liquidation of defaulted Contracts, net of liquidation expenses ("Net Liquidation Proceeds");

     (iv) all proceeds received under any hazard or other insurance policy covering any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to Obligor;

     (v) any Advances made as described under "Advances" and certain other amounts required under the Agreement to be deposited in the Certificate Account;

     (vi) all amounts received from any credit enhancement provided with respect to a Series of Certificates;

     (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Servicer, or the Company, or otherwise as described above or under "Termination" below; and

     (viii) all amounts, if any, required to be transferred to the Certificate Account from a Reserve Fund pursuant to the Agreement.

DISTRIBUTIONS ON CERTIFICATES

     As described in the related Prospectus Supplement, on each Remittance Date, the Trustee will withdraw from the applicable Certificate Account and distribute to the Certificateholders of each Class (other than a Series having a Class of Subordinated Certificates, as described below), either the specified interest of such Class in the Contract Pool times the aggregate of all amounts on deposit in the Certificate Account as of the third Business Day preceding the Remittance Date or such other date as may be specified in the related Prospectus Supplement (the "Determination Date"), or, in the case of a Series of Certificates comprised of Classes which have been assigned a Stated Balance, payments of interest and payments in reduction of the Stated Balance from all amounts on deposit in the Certificate Account on the Determination Date, in the priority and calculated in the manner set forth in the related Prospectus Supplement, except, in each case: (i) all payments or collections due after the Due Period preceding the month in which the Remittance Date occurs; (ii) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period preceding the Determination Date; (iii) amounts representing reimbursement for Advances, such reimbursement being limited, as described in the related Prospectus Supplement, to amounts received on particular Contracts as late collections of principal or interest as to which the Servicer has made an unreimbursed Advance; and (iv) amounts representing reimbursement for any unpaid Servicing Fee and expenses from Liquidation Proceeds, condemnation proceeds and pro-ceeds of insurance policies with respect to the related Contracts. The amount of principal and interest specified in the related Prospectus Supplement to be distributed to Certificateholders is referred to herein as the "Certificate Distribution Amount." The amounts on deposit in the Certificate Account on a Determination Date, less the amounts specified in
(i) through (iv) above, with respect to a Series of Certificates having a Class of Subordinated Certificates, are referred to herein as the "Available Distribution Amount."

     On each Remittance Date, the Trustee will withdraw the Available Distribution Amount from the applicable Certificate Account and distribute such amount to the Certificateholders of each Class or other specified persons in the amounts and order of priority specified in the related Prospectus Supplement.

     Within the time specified in the Agreement and described in the related Prospectus Supplement, the Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the related Remittance Date on account of principal and interest, stated separately, and a statement setting forth certain information with respect to the Contracts.

     If there are not sufficient funds in the Certificate Account to make the full distribution to Certificateholders described above on any Remittance Date, the Servicer will distribute the funds available for distribution to the Certificateholders of each Class in accordance with the respective interests therein, except that Subordinated Certificateholders, if any, will not, subject to the limitations described in the related Prospectus Supplement, receive any distributions until Senior Certificateholders receive the Senior Distribution Amount plus the Outstanding Senior Shortfall. Unless otherwise provided in the related Prospectus Supplement, the difference between the amount which the Certificateholders would have received if there had been sufficient eligible funds in the Certificate Account and the amount actually distributed, will be added to the amount which the Certificateholders are entitled to receive on the next Remittance Date.

     Special Distributions. To the extent specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes or subclasses of which have been assigned a Stated Balance and having less frequent than monthly Remittance Dates, such Classes or sub-classes may receive Special Distributions in reduction of Stated Balance ("Special Distributions") in any month, other than a month in which a Remittance Date occurs, if, as a result of principal prepayments on the Contracts in the related Contract Pool or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Remittance Date for such Series and available to be distributed to the Holders of the Certificates of such Classes or sub-classes may be less than the sum of
(i) the interest scheduled to be distributed to holders of the Certificates of such Classes or sub-classes and (ii) the amount to be distributed in reduction of Stated Balance of such Certificates on such Remittance Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Balance would be made on the next Remittance Date.

     Subordinated Certificates. The rights of a Class of Certificateholders of a Series to receive any or a specified portion of distributions of principal or interest or both with respect to the Contracts, to the extent specified in the related Agreement and described in the related Prospectus Supplement, may be subordinated to such rights of other Certificateholders. The Prospectus Supplement with respect to a Series of Certificates having a Class of Subordinated Certificates will set forth, among other things, the extent to which such Class is subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Available Distribution Amount among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates (which may include a reduction of the principal balance of the Classes of Subordinated Certificates in the event of such losses), the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Contract Pool.

ADVANCES

     To the extent provided in the related Prospectus Supplement, the Servicer is obligated to make periodic Advances of cash from its own funds or from excess funds in the Certificate Account not then required to be distributed to Certificateholders, for distribution to the Certificateholders

(other than Subordinated Certificateholders) in an amount equal to the difference between the amount due to them and the amount in the Certificate Account, eligible for distribution to them pursuant to the Agreement, but only to the extent such difference is due to delinquent payments of principal and interest for the preceding Due Period and only to the extent the Servicer determines such advances are recoverable from future payments and collections on the Contracts. The Servicer's obligation to make Advances, if any, may, be limited in amount and the Servicer may not be obligated to make Advances until all or a specified portion of the Reserve Fund, if any, is depleted. Advances are intended to maintain a regular flow of scheduled interest and principal payments to the Senior Certificateholders, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Servicer out of amounts received on particular Contracts which represent late recoveries of principal or interest respecting which any such Advances was made or from other funds in the Certificate Account.

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of the flow of funds on the Certificates for the Remittance Date occurring in November, 1996.

September 26, 1996. . . . . . .    (A)  Cut-off Date.

September 26 to October 25. . .    (B)  Due Period.  Servicer receives
scheduled payments on the Contracts and any Principal Prepayments made by Obligors and applicable interest thereon.

October 31  . . . . . . . . . .    (C)  Record Date.

November 2  . . . . . . . . . .    (D)  Determination Date.  Distribution
amounts determined.

November 7  . . . . . . . . . .    (E)  Remittance Date.  (Each Remittance
Date
is the 7th day of each month or, if the 7th day is not a business day, the next business day.)

Succeeding months generally follow the pattern of (B) through (E), but with respect to any Remittance Date (other than the first Remittance Date) is the period beginning on the 26th day of the second month preceding the month of such Remittance Date and ending on the 25th day of the month preceding the month of such Remittance Date.

(A) The Original Contract Pool Principal Balance will be the aggregate Scheduled Principal Balance of the Contracts on September 25, 1996 after deducting principal payments received before such date. Principal payments received before September 25, and the accompanying interest payments, are not part of the Trust Fund and will not be passed through to Certificateholders.

(B) Scheduled payments, Principal Prepayments and Net Liquidation Proceeds may be received at any time during this period and will be distributed to Certificateholders on November 7. When a Contract is prepaid in full, interest on the amount prepaid is collected from the Obligor only to the date of payment. The Available Distribution Amount for the distribution on November 7 is described under "-- Payments on Contracts" and "-- Distributions on the Certificates" above.

(C) Distributions on November 7 will be made to Certificateholders of record at the close of business on October 31.

(D)  On November 2 (three business days prior to the Remittance Date), the

Servicer will determine the amounts of principal and interest which will be passed through on November 7 to Certificateholders.

(E) On November 7, the amounts determined on November 2 will be distributed to Certificateholders. If a payment due in the Due Period ending October 25 is received in the Due Period ending in November, such late payment will be taken into account in determining the Available Distribution Amount for December 7.

INDEMNIFICATION

     The Agreement requires the Servicer to defend and indemnify the Trust Fund, the Trustee (including any agent of the Trustee) and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation (a) arising out of or resulting from the use or ownership by the Servicer or any affiliate thereof of any Manufactured Home and (b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust Fund (but not including any federal, state or other tax arising out of the creation of the Trust Fund and the issuance of the Certificates).

     The Agreement also requires the Servicer, in connection with its duties as servicer of the Contracts, to defend and indemnify the Trust Fund, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Servicer with respect to any Contract while it was the Servicer.

SERVICING

     Pursuant to the Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Agreement, in the same manner as prudent lending institutions of manufactured housing installment sales contracts of the same type as the contracts in those jurisdictions where the related Manufactured Homes are located or as otherwise specified in the Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession.
The Agreement provides that the Servicer may delegate its duties under that agreement to one or more entities (each a "Subservicer") that agrees to conduct such duties in accordance with the Agreement. Notwithstanding any such delegation, the Servicer will continue to be liable for all of its obligations under the Agreement.

     The Servicer will make reasonable efforts to collect all payments called for under the Contracts and, consistent with the Agreement and any FHA insurance and VA guaranty, will follow such collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Contracts.

     Hazard Insurance. The terms of the Agreement will generally require the Servicer to cause to be maintained with respect to each Contract one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home or Modular Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or Modular Home or the principal balance due from the Obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient to avoid the application of any coinsurance clause contained therein. When a Manufactured Home or Modular Home's location was, at the time of origination of the related Contract, within a federally-designated special flood hazard area, the Servicer shall also cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Hazard Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, the Servicer shall pay such premiums out of its own funds, and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

     The Servicer may maintain, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home or Modular Home, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Manufactured Home or Modular Home, one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Servicer as of the date of this Agreement. The Servicer shall pay the premium for such policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts. If the insurer thereunder shall cease to be acceptable to the Servicer, the Servicer shall exercise its best reasonable efforts to obtain from another insurer a placement policy comparable to such policy.

     If the Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Servicer shall either (i) maintain at its expense hazard insurance with respect to such Manufactured Home, or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

     Evidence as to Compliance. Each Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Remittance Date, setting forth certain information regarding the Contract Pool and Certificates of such Series as is specified in the related Prospectus Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. The Servicer will deliver to the Trustee an annual report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of manufactured housing contracts serviced by the Servicer under pooling and servicing agreements similar to the Agreement and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

     Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under an Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Agreement. The Servicer can only be removed as servicer pursuant to an Event of Termination as discussed below. Any person with which the Servicer is merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Agreement so long as such successor services at least $100 million of manufactured housing contracts.

     Each Agreement will also generally provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the Trust Fund or the Certificateholders for any action taken or for restraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of the failure to perform its obligations in strict compliance with the standards of care set forth in the Agreement. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Servicer will be entitled to be reimbursed therefor out of the Certificate Account.

     The Servicer shall keep in force throughout the term of this Agreement
(i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of manufactured housing contracts having an aggregate principal amount of $100 million or more and which are generally regarded as servicers acceptable to institutional investors.

     The Servicer, to the extent practicable, shall cause the Obligors to pay all taxes and similar governmental charges when and as due. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Manufactured Home having a priority equal or senior to the lien of the related Contract, the Servicer shall advance any such delinquent tax or charge.

     Servicing Compensation and Payment of Expenses. For its servicing of the Contracts, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which the Servicer may assign) for each Due Period (paid on the next succeeding Remittance Date) which, unless otherwise stated in the related Prospectus Supplement, will be equal to 1/12th of the product of 1.25% and the Pool Scheduled Principal Balance for such Remittance Date.

     The Monthly Servicing Fee provides compensation for customary manufactured housing contract third-party servicing activities to be performed by the Servicer for the Trust Fund and for additional admin-istrative services performed by the Servicer on behalf of the Trust Fund. Customary servicing activities include collecting and recording payments, communicating with obligors, investigating payment delinquencies, providing billing and tax records to obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust Fund include calculating distributions of Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with the servicing of the Contracts and paid by the Servicer from its Servicing Fees include, without limitation, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts (except Liquidation Expenses) and payment of expenses incurred in connection with distributions and reports to Certificateholders. The Servicer will be reimbursed out of the

Liquidation Proceeds of a Liquidated Contract for all ordinary and necessary Liquidation Expenses incurred by it in realization upon the related Manufactured Home.

     So long as the Company is the Servicer, the Servicer, in its sole discretion, may, but is not obligated to, liquidate a defaulted Contract by depositing into the Certificate Account an amount equal to (i) the outstanding principal balance of such Contract plus accrued and unpaid interest thereon to the Due Date in the Due Period in which such deposit is made less (ii) $2,000. The Company will not be reimbursed for any Liquidation Expenses incurred in connection with any such Contract and will retain any liquidation proceeds in respect thereof. The Company has such option to liquidate defaulted Contracts in that manner because such manner of liquidation is more compatible with its record keeping systems.

     As part of its Servicing Fees the Servicer will also be entitled to retain, as compensation for the additional services provided in connection therewith, any fees for late payments made by Obligors, extension fees paid by Obligors for the extension of scheduled payments and assumption fees for permitted assumptions of Contracts by purchasers of the related Manufactured Homes.

     Any person with which the Servicer is merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Agreement so long as such successor has a net worth of at least $10 million and has serviced at least $100 million of manufactured housing contracts for at least one year. The Servicer may assign its rights and delegate its duties under the Agreement (with the prior written consent of the Company if the Company is not the Servicer), provided that any rating of the Certificates then in effect will not be reduced because of such assignment and delegation. Upon any such assignment and delegation, the assigning Servicer will not be liable for obligations of the Servicer after such assignment.

     Events of Termination. Events of Termination under each Agreement will include (i) any failure by the Servicer to distribute to the Certificateholders any required payment which continues unremedied for 5 days (or such other period specified in the related Prospectus Supplement) after the giving of written notice; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement that materially and adversely affects the interests of Certificateholders, which, in either case, continues unremedied for 30 days after the giving of written notice of such failure of breach;
(iii) any assignment or delegation by the Servicer of its duties or rights under the Agreement, except as specifically permitted under the Agreement, or any attempt to make such an assignment or delegation; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer. Notice as used herein shall mean notice to the Servicer by the Trustee or the Company, or to the Company, the Servicer, if any, and the Trustee by the Holders of Certificates representing interests aggregating not less than 25% of the Trust Fund.

     Rights Upon Event of Termination. So long as an Event of Termination remains unremedied, the Trustee may, and at the written direction of the Certificateholders of a Series evidencing interests aggregating 25% or more of the related Trust Fund, shall terminate all of the rights and obligations of the Servicer under the related Agreement and in and to the Contracts, and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or a successor Servicer under the Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the

Trustee nor any successor servicer will assume any obligation of the Company to repurchase Contracts for breaches of representations or warranties, and the Trustee will not be liable for any acts or omissions of the Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by the Servicer of any of its obligations contained in the Agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Contracts for breaches of representations or warranties under the Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Agreement. If the trustee in bankruptcy or similar official is appointed for the Servicer, and no Event of Termination other than the Servicer's insolvency has occurred, such trustee or other official may have the power to prevent the Trustee from effecting a transfer of servicing.

     No Certificateholder will have any right under an Agreement to institute any proceeding with respect to such Agreement unless such Holder previously has given to the Trustee written notice of default and unless the Holders of Certificates evidencing interests aggregating not less than 25% of the related Trust Fund requested the Trustee in writing to institute such proceeding in its own name as Trustee and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to take any action or institute, conduct or defend any litigation under the Agreement at the request, order or direction of any of the Holders of Certificates, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

REPORTS TO CERTIFICATEHOLDERS

     The Servicer or the Trustee, as applicable, will forward to each Certificateholder on each Remittance Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, a statement setting forth, among other things:

          (i) the amount of such distribution allocable to principal on the Certificates;

          (ii) the amount of such distribution allocable to interest on the Certificates;

          (iii) if the distribution to the Certificateholders is less than the full amount that would be distributable to such Certificateholders if there were sufficient eligible funds in the Certificate Account, the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds in the Certificate Account and the amounts actually distributed;

          (iv) the aggregate amount of Advances, if any, by the Servicer included in the amounts actually distributed to the Certificateholders;

          (v) the outstanding principal balance of the Contracts; and

          (vi) the approximate weighted average Remittance Rate of the Contracts during the Due Period immediately preceding such Remittance Date.

     In addition, not more than 90 days after the end of each calendar year, the Servicer will furnish a report to each Certificateholder of record at any time during such calendar year (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and (b) such information as the Servicer deems necessary or desirable for Certificateholders to prepare their tax returns. Information in the monthly and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee annually a report by independent public accountants with respect to the servicing of the Contracts as described under "Evidence as to Compliance" above.

AMENDMENT

     The Agreement may be amended by the Company and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) if an election has been made with respect to a particular Series of Certificates to treat the Trust Fund as a real estate mortgage investment conduit ("REMIC") within the meaning of Section 860D(a) of the Internal Revenue Code of 1986, as amended, to maintain the REMIC status of the Trust Fund and to avoid the imposition of certain taxes on the REMIC or
(iv) to make any other provisions with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Certificateholders of the related Series. The Agreement may also be amended by the Company, the Servicer and the Trustee with the consent of the Certificateholders (other than holders of Residual Certificates) evidencing interests aggregating not less than 51% of the Trust Fund for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment that reduces in any manner the amount of, or delay the timing of, any payment received on or with respect to Contracts which are required to be distributed on any Certificate may be effective without the consent of the holders of each such Certificate.

TERMINATION OF THE AGREEMENT

     The obligations created by each Agreement will terminate upon the date calculated as specified in the Agreement, generally upon (i) the later of the final payment or other liquidation of the last Contracts subject thereto and the disposition of all property acquired upon foreclosure of any Land-and-Home Contract or repossession of any Manufactured Home and (ii) the payment to the Certificateholders of all amounts held by the Servicer or the Trustee and required to be paid to it pursuant to the Agreement. In addition, the Company or the Servicer may at its option with respect to any Series of Certificates, repurchase all Certificates or Contracts remaining outstanding at such time as the aggregate unpaid principal balance of such Contracts is less than the percentage of the aggregate unpaid principal balance of the Contracts on the Cut-off Date specified with respect to such Series in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the repurchase price will equal the principal amount of such Contracts plus accrued interest from the first day of the month of repurchase to the first day of the next succeeding month at the Contract Rates borne by such Contracts.

THE TRUSTEE

     The Prospectus Supplement for a Series of Certificates will specify the Trustee under the related Agreement. The Trustee may have normal banking relationships with the Company or its affiliates and the Servicer or its affiliates.

     The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. The Trustee may also be removed at any time by the holders of Certificates evidencing interests aggregating over 50% of the related Trust Fund as specified in the Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     The Trustee will make no representation as to the validity or sufficiency of the Agreement, the Certificates, any Contract, Contract file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company, as Seller, in consideration of the conveyance of the Contracts, or deposited into or withdrawn from the Certificate Account by the Company, as Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement.
Whether or not an Event of Termination has occurred, the Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Under the Agreement, the Company, as Servicer, agrees to pay to the Trustee on each Remittance Date (a) reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of any express trust) and (b) reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith. The Company has agreed to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Fund and the Trustee's duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties thereunder.


                DESCRIPTION OF FHA INSURANCE AND VA GUARANTEES

     Certain of the Contracts, may be FHA-insured or VA-guaranteed, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act or partially guaranteed by the VA.

     The regulations governing FHA manufactured home insurance provide that insurance benefits are payable upon the repossession and resale of the collateral and assignment of the contract to the United States Department of Housing and Urban Development ("HUD"). With respect to a defaulted FHA contract, the servicer must follow applicable regulations before initiating repossession procedures. These regulations include requirements that the lender arrange a face-to-face meeting with the borrower, initiate a modification or repayment plan, if feasible, and give the borrower 30 days' notice of default prior to any repossession. The insurance claim is paid in cash by HUD. For manufactured housing contracts, the amount of insurance benefits generally paid by FHA is equal to 90% of the sum of (i) the unpaid principal amount of the Contract at the date of default and uncollected interest earned to the date of default computed at the Contract Rate, after deducting the best price obtainable for the collateral (based in part on a HUD-approved appraisal) and all amounts retained or collected by the lender from other sources with respect to the Contract, (ii) accrued and unpaid interest on the unpaid amount of the Contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% annum, (iii) costs paid to a dealer or other third party to repossess and preserve the Manufactured Home,
(iv) the amount of any sales commission paid to a dealer or other third party for the resale of the property, (v) with respect to a Land-and-Home Contract, property taxes, special assessments and other similar charges and hazard insurance premiums, prorated to the date of disposition of the property,
(vi) uncollected court costs, (vii) legal fees, not to exceed $500, and
(viii) expenses for recording the assignment of the lien on the collateral to the United States.

     The insurance available to a lender under FHA Title I insurance is subject to the limit of a reserve amount equal to ten percent of the original principal balance of all Title I insured loans originated by the lender, which amount is reduced by all claims paid to the lender and by an annual reduction in the reserve amount of ten percent of the reserve amount, and which is increased by an amount equal to ten percent of the original principal balance of insured loans subsequently originated by the lender.
As of June 30, 1996, the Company's Title I reserve amount was approximately $20,884,363, which amount was available to pay claims in respect of approximately $125,140,177 of FHA-insured manufactured housing contracts serviced by the Company. If the Company were replaced as Servicer of the Contracts under the Agreement, it is not clear from the FHA regulations what portion of this reserve amount would be available for claims in respect of the FHA-insured Contracts. The obligation to pay insurance premiums to FHA is the obligation of the Company, as servicer of the FHA-insured Contracts.

     The maximum guarantee that may be issued by the VA for a VA-guaranteed contract is the lesser of (a) the lesser of $20,000 and 40% of the principal amount of the contract and (b) the maximum amount of guaranty entitlement available to the obligor veteran (which may range from $20,000 to zero). The amount payable under the guarantee will be a percentage of the VA contract originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the contract holder, but in each case only to the extent that such amounts have not been recovered through resale of the manufactured home. The amount payable under the guarantee may in no event exceed the original guarantee.


                    CERTAIN LEGAL ASPECTS OF THE CONTRACTS

     The following discussion contains summaries of certain legal aspects of manufactured housing contracts, including Land-and-Home Contracts, which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts or Land-and-Home Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts or Land-and-Home Contracts.

THE CONTRACTS (OTHER THAN LAND-AND-HOME CONTRACTS)

     General. As a result of the assignment of the Contracts to the Trustee, the Trust Fund will succeed collectively to all of the rights (including the right to receive payment on the Contacts) and will assume the obligations of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the Obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

     The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Company will retain possession of the Contracts as custodian for the Trustee, and will make an appropriate filing of a UCC-1 financing statement in Tennessee to give notice of the Trustee's ownership of the Contracts. The Contracts will be stamped to reflect their assignment from the Company to the Trustee. However, if through negligence, fraud, or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in the Contracts could be defeated.

     Security Interests in the Manufactured Homes. The Manufactured Homes securing the Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Company effects such notation or delivery of the required documents and fees, and obtains possession of the certificate of title, as appropriate under the laws of the state in which a Manufactured Home is registered. In the event the Company fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Certificateholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provision of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. See "Land-and-Home Contracts" below. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of the UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home becomes attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the seller of the Contracts and transferred to the Company. The Company will represent that at the date of the initial issuance of the related Certificates it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

     The Company will assign the security interest in the Manufactured Homes to the Trustee on behalf of the Certificateholders. Neither the Company nor the Trustee will amend the certificates of title to identify the Trustee as the new secured party, and neither the Company nor the Servicer will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee. Accordingly, the Company, or such other originator of the Contracts as provided herein, will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In some states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Company's rights as the secured party.
However, in some states in the absence of an amendment to the certificate of title, such assignment of the security interest in the Manufactured Home may not be held effective or such security interests may not be perfected and in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Company or a trustee in bankruptcy of the Company.

     In the absence of fraud, forgery or affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Company's security interest is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of the Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps were not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected.
A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Company must surrender possession if it holds certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Company would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Company would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Company takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly when an Obligor under a Contract sells a Manufactured Home, the Company must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the Company is obligated to take such steps, at the Company's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority over perfected security interests. The Company will represent in the Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of the Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

     Enforcement of Security Interests in Manufactured Homes. The Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Defaulted Contracts. So long as the Manufactured Home has not become subject to real estate laws, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on definitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Under the terms of the federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), an Obligor who enters military service after the origination of such Obligor's Contract (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by the subordination of a Class of Subordinated Certificates, could result in losses to the holders of a Series of Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Contract during the Obligor's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the Manufactured Home in a timely fashion.

LAND-AND-HOME CONTRACTS

     General. The Land-and-Home Contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, a lender as beneficiary, and a third-party grantee called the trustee. Under the deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

     Foreclosure. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for by foreclosure of mortgages. In some states the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty of a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. Rather, the lender generally purchases the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Rights of Redemption. In some states, after the sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property.
The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain property and pay the expenses of ownership until the redemption period has run.

     Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgage under a mortgage relating to a single family residence. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     Other statutory provisions may limit any deficiency judgment against a former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale.
The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldier's and Sailor's Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, with respect to a Land-and-Home Contract, in a Chapter 13 proceeding under the federal bankruptcy code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

     The Code provides priority to certain tax liens over the lien of the mortgage or the deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or the deed of trust. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the Contracts.

CERTAIN MATTERS RELATING TO INSOLVENCY

     The Company intends that each transfer of the Contracts to a Trust Fund will constitute a sale rather than a pledge of the Contracts to secure indebtedness of the Company. However, if the Company (or one of its affiliates) were to become a debtor under the federal bankruptcy code, it is possible that a creditor, receiver, conservator or trustee in bankruptcy of the Company (or one of its affiliates) or the Company as a debtor-in-possession may argue the sale of the Contracts by the Company (or one of its affiliates) was a pledge of the Contracts rather than a sale. This position, if argued or accepted by a court, could result in a delay or reduction of distributions to the related Certificateholders.

CONSUMER PROTECTION LAWS

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a Contract (such as the Trust
Fund) to all claims and defenses which the Obligor could assert against the seller of the Manufactured Home. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against the Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the

Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

     The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes or Modular Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. The Servicer expects that it will permit most transfers of Manufactured Homes or Modular Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession proceeding with respect to a Manufactured Home or Modular Home.

     In the case of a transfer of a Manufactured Home or Modular Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes or Modular Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes or Modular Homes.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where the Title V was not so rejected, any state is authorized by law to adopt a provision limiting discount points or other charges on loans covered by Title V. The Company will represent in the applicable Agreement that all of the Contracts comply with applicable usury laws.


                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") imposes certain requirements on employee benefit plans subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by such Plans. Among other requirements, ERISA mandates that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of such Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan, subject to the standards of fiduciary conduct under ERISA. These standards include the requirements that the assets of Plans be invested and managed for the exclusive benefit of Plan participants and beneficiaries, a determination by the Plan fiduciary that any such investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and church plans (as defined in ERISA Section 3(33)), are not subject to ERISA. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), however, is subject to the prohibited transaction rules set forth in Section 4975 of the Code.

     Any Plan fiduciary considering the purchase of a Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and composition of the Plan's investment portfolio.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Code, prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. An investment in the Certificates by a Plan might constitute prohibited transactions under the foregoing provisions unless an administrative exemption applies. In addition, if any investing Plan's assets were deemed to include an interest in the assets of the Contract Pool and not merely an interest in the Certificates, transactions occurring in the operation of the Contract Pool might constitute prohibited transactions unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Certificates or to the servicing and operation of the Contract Pool are noted below.

     The Department of Labor ("DOL") has issued a regulation (29 C.F.R.
Section 2510.3-101) (the "Regulation") concerning the definition of what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply. However, the Regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined under the Regulation, is a security that is widely held, freely transferable, and either is (i) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (ii) sold to the Plan as part of a securities offering to the public pursuant to an effective registration statement under the Securities Act of 1933, and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. The Certificates are not expected to be publicly-offered securities under the terms of the Regulation.

     Unless some administrative exemption under ERISA applies to the purchase of Certificates offered hereby, and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Contracts and any other assets held in the Contract Pool. In the event that assets of a Contract Pool are considered assets of an investing Plan, the Company, the

Servicer, the Trustee and other persons, in providing services with respect to the Contracts, may be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code with respect to transactions involving such assets unless a statutory or administrative exemption applies.

     The U.S. Department of Labor has granted to the lead Underwriter named in the Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include manufactured housing installment sales contracts and installment loan agreements such as the Contracts. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

          (1) The acquisition of the Senior Certificates by a Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Senior Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

          (3) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc.;

          (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

          (5) The sum of all payments made to the Underwriter in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Company pursuant to the sale of the Contracts to the Trust Fund represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

          (6) The Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     Moreover,   the  Exemption  would  provide  relief  from  certain  self-
dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition, and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, any Underwriter, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

     The Company believes that the Exemption will apply to the acquisition and holding by Plans of Senior Certificates sold by the Underwriter or Underwriters named in the Prospectus Supplement and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust Fund constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Fund.

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, unless otherwise specified in the Prospectus Supplement, assets of such plans may be invested in the Senior Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

     Any Plan fiduciary who proposes to cause a Plan to purchase Senior Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Senior Certificates. Assets of a Plan or individual retirement account should not be invested in the Senior Certificates unless it is clear that the assets of the Trust Fund will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions.

SUBORDINATED CERTIFICATES

     Because the Subordinated Certificates are subordinated to the Senior Certificates, the Exemption will not apply to the acquisition, holding and resale of the Subordinated Certificates by a Plan.

     Any Plan fiduciary considering whether to purchase any Subordinated Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Subordinated Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should analyze whether any prohibited transaction exemptions are available. In particular, there are three class exemptions issued by DOL that could apply with respect to certain transactions involving the Certificates: PTCE 84-14 (Class Exemption for Plan Asset Transaction Determined by Independent Qualified Professional Asset Managers), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds) and PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the Trust Funds assets.

     In light of the foregoing, unless otherwise specified in the Prospectus Supplement, no transfer of a Subordinated Certificate will be permitted to be made to a Plan unless such Plan, at its expense, delivers to the Trustee and the Company an opinion of counsel to the effect that the purchase or holding of a Subordinated Certificate by such Plan will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Subordinated Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is not a Plan subject to ERISA or Section 4975 of the Code.


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the Certificates and is based on advice of Brown & Wood LLP, special tax counsel to the Company. The discussion is also based upon laws, regulations, rulings, and decisions now in effect, including Treasury Regulations issued on December 23, 1992, and generally effective for REMICs with startup days on or after November 12, 1991 (the "REMIC Regulations"), all of which are subject to change or possibly differing interpretations. The discussion below addresses all material federal income tax consequences generally applicable to investors. However, the discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Certificates.

     Many aspects of the federal tax treatment of the purchase, ownership, and disposition of the Certificates will depend upon whether an election is made to treat the Trust Fund or a segregated portion thereof evidenced by a particular series or sub-series of Certificates as a REMIC within the meaning of Section 860D(a) of the Code. The Prospectus Supplement for each series will indicate whether or not an election to be treated as a REMIC has been or will be made with respect thereto. The following discussion deals first with Series with respect to which a REMIC Election is made and then with Series with respect to which a REMIC Election is not made.

REMIC SERIES

     With respect to each Series of Certificates for which a REMIC Election is made, Brown & Wood LLP, special tax counsel to the Company, will have advised the Company that in its opinion, assuming (i) the making of that election in accordance with the requirements of the Code and (ii) ongoing compliance with the applicable Agreement, at the initial issuance of the Certificates in such series the Trust Fund will qualify as a REMIC and the Certificates in such a Series ("REMIC Certificates") will be treated either as regular interests in the REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or as a residual interests in the REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates").

     Qualification as a REMIC. Qualification as a REMIC involves ongoing compliance with certain requirements and the following discussion assumes that such requirements will be satisfied by the Trust Fund so long as there are any REMIC Certificates outstanding. Substantially all of the assets of the REMIC must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the day on which the REMIC issues all of its regular and residual interests (the "Startup Day") and at all times thereafter. The term "qualified mortgage" means any obligation (including a participation or certificate of beneficial ownership in such obligation) which is principally secured by an interest in real property that is transferred to the REMIC on the Startup Day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the Startup Day if such purchase is pursuant to a fixed price contract in effect on the Startup Day. The REMIC Regulations provide that a Contract is principally secured by an interest in real property if the fair market value of the real property securing the Contract is at least equal to either (i) 80% of the issue price (generally, the principal balance) of the Contract at the time it was originated or
(ii) 80% of the adjusted issue price (the then-outstanding principal balance, with certain adjustments) of the Contract at the time it is contributed to a REMIC. The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a Contract is principally secured by an interest in real property if substantially all of the proceeds of the Contract were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the Contract (other than the personal liability of the obligor). The REMIC Regulations provide that obligations secured by manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are "single family residences" under Section 25(e)(10) of the Code will qualify as obligations secured by real property without regard to state law classifications. See the discussion below under "REMIC Series -- Status of Manufactured Housing Contracts." A qualified mortgage also includes a qualified replacement mortgage that is used to replace any qualified mortgage within three months of the Startup Day or to replace a defective mortgage within two years of the Startup Day.

     "Permitted investments" consist of (a) temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC ("cash-flow investments"), (b) amounts, such as a Reserve Fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain other contingencies ("qualified reserve assets"), and (c) certain property acquired as a result of foreclosure of defaulted qualified mortgages ("foreclosure property"). A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless such sale is necessary to prevent a default in payment of principal or interest on Regular Certificates. In accordance with Section 860G(a)(7) of the Code, a reserve fund must be "promptly and appropriately" reduced as payments on contracts are received. Foreclosure property will be a permitted investment only to the extent that such property is not held for more than two years.

     The Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income ("Disqualified Organizations"), not hold residual interest in the REMIC. Consequently, it is expected that in the case of any Trust Fund for which a REMIC Election is made the transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization will be prohibited and the ability of a Residual Certificate to be transferred will be conditioned on the Trustee's receipt of a certificate or other document representing that the proposed transferee is not a Disqualified
Organization. The transferor of a Residual Certificate must not, as of the time of the transfer, have actual knowledge that such representation is false. The Code further requires that reasonable arrangements must be made to enable a REMIC to provide the Internal Revenue Service (the "Service") and certain other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by
Section 860E(e)(1) of the Code if, in spite of the steps taken to prevent Disqualified Organizations from holding residual interests, such an organization does, in fact, acquire a residual interest. See "REMIC Series
--
Restrictions on Transfer of Residual Certificates" below.

     If the Trust Fund fails to comply with one or more of the ongoing requirements for qualification as a REMIC, the Trust Fund will not be treated as REMIC for the year during which such failure occurs and thereafter unless the Service determines, in its discretion, that such failure was inadvertent (in which case, the Service may require any adjustments which it deems appropriate). If the ownership interests in the assets of the Trust Fund consist of multiple classes, failure to treat the Trust Fund as a REMIC may cause the Trust Fund to be treated as an association taxable as a corporation. Such treatment could result in income of the Trust Fund being subject to corporate tax in the hands of the Trust Fund and in a reduced amount being available for distribution to Certificateholders as a result of the payment of such taxes.

     Status of Manufactured Housing Contracts. The REMIC Regulations as well as a Notice issued by the Service provide that obligations secured by interests in manufactured housing, which qualify as "single family residences" within the meaning of Section 25(e)(10) of the Code, are to be treated as "qualified mortgages" for a REMIC. Under Section 25(e)(10) of the Code, the term "single family residence" includes any manufactured home which as a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. The Company will represent and warrant that each of the manufactured homes securing the Contracts which are a part of a Trust Fund meets this definition of a "single family residence." See the discussion above under "REMIC Series -- Qualification as a REMIC."

     Two-Tier REMIC Structures. For certain series of Certificates, two separate elections may be made to treat segregated portions of the assets of a single Trust Fund as REMICs for federal income tax purposes (respectively, the "Subsidiary REMIC" and the "Master REMIC"). Upon the issuance of any such series of Certificates, Brown & Wood LLP, special tax counsel to the Company, will have advised the Company, as described above, that at the initial issuance of the Certificates, the Subsidiary REMIC and the Master REMIC will each qualify as a REMIC for federal income tax purposes, and that the Certificates in such a series will be treated either as Regular Certificates or Residual Certificates of the appropriate REMIC. Only REMIC Certificates issued by the Master REMIC will be offered hereunder. Solely for the purpose of determining whether such Regular Certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or real estate investment trusts as described below, both REMICs in a two-tier REMIC structure will be treated as one. See the discussion below under "REMIC Series -- Taxation of Regular Interests."

     Taxation of Regular Interests. Regular Certificates will be treated as new debt instruments issued by the REMIC on the Startup Day. If a Regular Certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount with respect to that Regular Certificate may be zero. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of interest or a qualified variable rate on some or all of the qualified mortgages. Stated interest on a Regular Certificate will be taxable as ordinary income. Holders of Regular Certificates that would otherwise report income under a cash method of accounting will be required to report income with respect to such Regular Certificates under the accrual method. Under Temporary Treasury Regulations, if a Trust Fund, with respect to which a REMIC Election is made, is considered to be a "single-class REMIC," a portion of the REMIC's servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company, will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." Generally, a single-class REMIC is defined as a REMIC that would be treated as a fixed investment trust under applicable law but for its qualification as a REMIC, or a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the Temporary Treasury Regulations. Generally, a pass-through interest holder refers to individuals, entities taxed as individuals, such as certain trusts and estates, and regulated investment companies. An individual, an estate, or a trust that holds a Regular Certificate in such a REMIC will be allowed to deduct the foregoing expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($100,000 in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or
(ii) 80% of the amount of itemized deductions otherwise allowable, for such taxable year. As a result of the foregoing limitations, certain holders of Regular Certificates in "single-class REMICs" may not be entitled to deduct all or any part of the foregoing expenses.

     Tax Status of REMIC Certificates. In general, (i) Regular Certificates held by a financial institution as described in Section 593(a) of the Code will represent interest in "qualifying real property loans" within the meaning of Section 593(d) of the Code; (ii) Regular Certificates held by a thrift institution taxes as a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code will constitute "a regular .
 . . interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code: and (iii) Regular Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of
Section 856(c)(5)(A) of the Code and interest thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each such case as long as the portion of the assets of the Trust Fund qualifying for the corresponding status is at least 95% of the assets of the REMIC. If less than 95% of the average adjusted basis of the assets comprising the REMIC are assets qualifying under any of the foregoing Sections of the Code (including assets described in Section 7701(a)(19)(C) of the Code), then the Regular Certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Treasury Regulations promulgated pursuant to Section 593 of the Code define "qualifying real property loans" to include a loan secured by a mobile home unit "permanently fixed to real property" except during a brief period in which the unit is transported to its site. Section 7701(a)(19)(C)(v) of the Code provides that "loans secured by an interest in real property" includes loans secured by mobile homes not used on a transient basis. Treasury Regulations promulgated pursuant to
Section 856 of the Code state that local law definitions are not controlling in determining the meaning of the term "Real Property" for purposes of that section, and the Service has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under this provision. Entities affected by the foregoing provisions of the Code that are considering the purchase of Certificates should consult their own tax advisors regarding these provisions. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property or on interest in real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the Certificates themselves are treated as real estate assets. Regular Certificates held by a regulated investment company or a real estate investment trust will not constitute "Government securities" within the meaning of Sections 851(b)(4)(A)(i) and 856(c)(5)(A) of the Code, respectively. In addition, the REMIC Regulations provide that payments on Contracts qualifying for the corresponding status that are held and reinvested pending distribution to Certificateholders will be considered to be "qualifying real property loans" within the meaning of Section 593(b) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code.

     Original Issue Discount. Regular Certificates may be issued with "original issue discount." Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and the Treasury Regulations issued thereunder in January 1994 and in June 1996 (the "OID Regulations"). The discussion herein is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994, but which generally may be relied upon for debt instruments issued after December 21, 1992. The June 1996 Regulations apply to debt instruments issued after August 13, 1996. Moreover, although the rules relating to original issue discount contained in the Code were modified by the Tax Reform Act of 1986 specifically to address the tax treatment of securities, such as the Regular Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations under that legislation have not yet been finalized. Certificateholders also should be aware that the OID Regulations do not address certain issues relevant to prepayable securities such as the Regular Certificates.

     In general, in the hands of the original holder of a Regular Certificate, original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Regular Certificate and its "issue price." The original issue discount with respect to a Regular Certificate will be considered to be zero if it is less than .25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Regular Certificate to its maturity date. The OID Regulations, however, provide a special de minimis rule to apply to obligations such as the Regular Certificates that have more than one principal payment or that have interest payments that are not qualified stated interest as defined in the OID Regulations, payable before maturity ("installment obligations"). Under the special rule, original issue discount on an installment obligation is generally considered to be zero if it is less than .25% of the principal amount of the obligation multiplied by the weighted average maturity of the obligation as defined in the OID Regulations. Because of the possibility of prepayments, it is not clear whether or how the de minimis rules will apply to the Regular Certificates. It is possible that the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption") will be required to be used in determining the weighted average maturity of the Regular Certificates.
In the absence of authority to the contrary, the Company expects to apply the de minimis rule applicable to installment obligations by using the Prepayment Assumption. The OID Regulations provide a further special de minimis rule applicable to any Regular Certificates that are "self-amortizing installment obligations," i.e., Regular Certificates that provide for equal payments composed of principal and qualified stated interest payable unconditionally at least annually during its entire term, with no significant additional payment required at maturity. Under this special rule, original issue discount on a self-amortizing installment obligation is generally considered to be zero if it is less than .167% of the principal amount of the obligation multiplied by the number of complete years from the date of issue of such a Regular Certificate to its maturity date.

     Generally, the original holder of a Regular Certificate that includes a de minimis amount of original issue discount includes that original issue discount in income as principal payments are made. The amount included in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Regular Certificate. Any de minimis amount of original issue discount included in income by a holder of a Regular Certificate is generally treated as a capital gain if the Regular Certificate is a capital asset in the hands of the holder thereof. Pursuant to the OID Regulations, a holder of a Regular Certificate that uses the accrual method of tax accounting or that acquired such Regular Certificate on or after April 4, 1994, may, however, elect to include in gross income all interest that accrues on a Regular Certificate, including any de minimis original issue discount and market discount, by using the constant yield method described below with respect to original issue discount.

     The stated redemption price at maturity of a Regular Certificate generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest." Pursuant to the OID Regulation, qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate of interest (or, under certain circumstances, a variable rate tied to an objective index) during the entire term of the Regular Certificate (including short periods). It is possible that the IRS could assert that the stated rate of interest on the Certificates is not unconditionally payable or otherwise does not qualify as qualified stated interest. Such position, if successful, would require all holders of Certificates to accrue all income on the Certificates under the OID Regulations. The Company, however, intends to treat all stated interest on the Certificates as qualified stated interest. Under the OID Regulations, certain variable interest rates payable on Regular Certificates, including rates based upon the weighted average interest rate of a Pool of Contracts, may not be treated as qualified stated interest. In such case, the OID Regulations would treat interest under such rates as contingent interest which generally must be included in income by the Regular Certificateholder when the interest becomes fixed, as opposed to when it accrues. Until further guidance is issued concerning the treatment of such interest payable on Regular Certificates, the REMIC will treat such interest as being payable at a variable rate tied to a single objective index of market rates. Prospective investors should consult their tax advisors regarding the treatment of such interest under the OID Regulations. In the absence of authority to the contrary and if otherwise appropriate, the Company expects to determine the stated redemption price at maturity of a Regular Certificate by assuming that the anticipated rate of prepayment for all Contracts will occur in such a manner that the initial Remittance Rate for a Certificate will not change. Accordingly, interest at the initial Remittance Rate will constitute qualified stated interest payments for purposes of applying the original issue discount provisions of the Code. In general, the issue price of a Regular Certificate is the first price at which a substantial amount of the Regular Certificates of such class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If a portion of the initial offering price of a Regular Certificate is allocable to interest that has accrued prior to its date of issue, the issue price of such a Regular Certificate includes that pre-issuance accrued interest.

     If the Regular Certificates are determined to be issued with original issue discount, a holder of a Regular Certificate must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Regular Certificateholder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with
Section 1272(a) of the Code and the OID Regulations. Under such Section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Regular Certificate, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such instruments, is computed by taking into account the Prepayment Assumption.

     The amount of original issue discount included in income by a holder of a Regular Certificate is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Regular Certificate. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of the same of (i) the present value of all remaining payments to be made on the Regular Certificate as of the close of the "accrual period" and (ii) the payments during the "accrual period" of amounts included in the stated redemption price of the Regular Certificate over the "adjusted issue price" of the Regular Certificate at the beginning of the "accrual period." Generally, the "accrual period" for the Regular Certificates corresponds to the intervals at which amounts are paid or compounded with respect to such Regular Certificate, beginning with their date of issuance and ending with the maturity date. The "adjusted issue price" of a Regular Certificate at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of (a) the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events, including actual prepayments, which have occurred before the close of the accrual period, and (c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts held by the Trust Fund that occur at a rate that exceeds the Prepayment Assumption and to decrease (but not below zero for any period) the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts that occur at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Regular Certificateholders based on the Prepayment Assumption, no representation is made to Regular Certificateholders that the Contracts will be prepaid at that rate or at any other rate.

     A subsequent purchaser of a Regular Certificate will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Regular Certificate, unless the price paid equals or exceeds the Regular Certificate's outstanding principal amount. If the price paid exceeds the sum of the Regular Certificate's issue price plus the aggregate amount of original issue discount accrued with respect to the Regular Certificate, but does not equal or exceed the outstanding principal amount of the Regular Certificate, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code.

     The Company believes, upon the advice of Brown & Wood LLP, special tax counsel to the Company, that the holder of a Regular Certificate determined to be issued with non-de minimis original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Regular Certificates.

     Variable Rate Regular Certificates. Regular Certificates may bear interest at a variable rate. Under the OID Regulations, if a variable rate Regular Certificate provides for qualified stated interest payments computed on the basis of certain qualified floating rates or objective rates, then any original issue discount on such a Regular Certificate is computed and accrued under the same methodology that applies to Regular Certificates paying qualified stated interest at a fixed rate. See the discussion above under "REMIC Series -- Original Issue Discount." Accordingly, if the issue price of such a Regular Certificate is equal to its stated redemption price at maturity, the Regular Certificate will not have any original issue discount.

     For purposes of applying the original issue discount provisions of the Code, all or a portion of the interest payable with respect to a variable rate Regular Certificate may not be treated as qualified stated interest in certain circumstances, including the following: (i) if the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings which are not fixed throughout the term of the Regular Certificate and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Regular Certificate determined without such floor or ceiling; or (ii) if it is reasonably expected that the average value of the variable rate during the first half of the term of the Regular Certificate will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Regular Certificate. In these situations, as well as others, it is unclear under the OID Regulations whether such interest payments constitute qualified stated interest payments, or must be treated either as part of a Regular Certificate's stated redemption price at maturity resulting in original issue discount, or represent contingent payments. The amended OID Regulations issued on June 11, 1996 generally require the accrual of original issue discount on contingent payment debt instruments based on the comparable yield of fixed rate debt instruments with similar terms and conditions, followed by adjustments to reflect the differences between the payments so projected and the actual contingent payments. Although the new rules technically do not adequately address certain issues relevant to, or applicable to, prepayable securities such as REMIC regular interests, in the absence of other authority, the Servicer intends to be guided by certain principles of the OID Regulations applicable to variable rate debt instruments in determining whether such Certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to Certificateholders and the IRS. Investors acquiring Regular Certificates whose rates are subject to the variations outlined above should consult their tax advisors concerning their appropriate tax treatment.

     If a variable rate Regular Certificate is deemed to have been issued with original issue discount, as described above, the amount of original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest; provided, however, that the interest associated with such a Regular Certificate generally is assumed to remain constant throughout the term of the Regular Certificate at a rate that, in the case of a qualified floating rate, equals the value of such qualified floating rate as of the issue date of the Regular Certificate, or, in the case of an objective rate, at a fixed rate that reflects the yield that is reasonably expected for the Regular Certificate. A holder of such a Regular Certificate would then recognize original issue discount during each accrual period which is calculated based upon such Regular Certificate's assumed yield to maturity, adjusted to reflect the difference between the assumed and actual interest rate.

     The OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount with respect to the Regular Certificates, including variable rate Regular Certificates. Additional information regarding the manner of reporting original issue discount to the Service and to holders of variable rate Regular Certificates will be set forth in the Prospectus Supplement relating to the issuance of such Regular Certificates.

     Market Discount. Regular Certificates, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Regular Certificate who purchases the Regular Certificate at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount, if any, as described above)
will be required to recognize accrued market        discount as ordinary
income as payments of principal are received on such Regular Certificate or upon the sale or exchange of the Regular Certificate. In general, the holder of a Regular Certificate may elect to treat market discount as accruing either (i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to accruals of stated interest), in each case computed taking into account the Prepayment Assumption.

     The Code provides that the market discount in respect of a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled distribution representing the stated redemption price of such Regular Certificate and that portion of the discount allocable to such distribution would be reported as income when such distribution occurs or is due.

     The Code further provides that any principal payment with respect to a Regular Certificate acquired with market discount or any gain on disposition of such a Regular Certificate shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Regular Certificate is to be reduced by the amount previously treated as ordinary income.

     The Code grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments such as the Regular Certificates. Until such time as regulations are issued, rules described in the legislative history for these provisions of the Code will apply. Under those rules, as described above, the holder of a Regular Certificate with market discount may elect to accrue market discount either on the basis of a constant interest rate or according to certain other methods. Certificateholders who acquire a Regular Certificate at a market discount should consult their tax advisors concerning various methods which are available for accruing that market discount.

     In general, limitations imposed by the Code that are intended to match deductions with the taxation of income may require a holder of a Regular Certificate having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Regular Certificate. Alternatively, a holder of a Regular Certificate may elect to include market discount in gross income as it accrues and, if he makes such an election, is exempt from this rule. The adjusted basis of a Regular Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

     Amortizable Premium. A holder of a Regular Certificate who holds the Regular Certificate as a capital asset and who purchased the Regular Certificate at a cost greater than its outstanding principal amount will be considered to have purchased the Regular Certificate at a premium. In general, the Regular Certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Regular Certificateholder's tax basis in the Regular Certificate will be reduced by the amount of the amortizable bond premium deducted. In addition, it appears that the same methods which apply to the accrual of market discount on installment obligations are intended to apply in computing the amortizable bond premium deduction with respect to a Regular Certificate. It is not clear, however, (i) whether the alternatives to the constant-yield method which may be available for the accrual of market discount are available for amortizing premium on Regular Certificates and (ii) whether the Prepayment Assumption should be taken into account in determining the term of a Regular Certificate for this purpose. Certificateholders who pay a premium for a Regular Certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

     Gain or Loss on Disposition. If a Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in such Regular Certificate. The adjusted basis generally will equal the cost of such Regular Certificate to the seller, increased by any original issue discount included in the seller's ordinary gross income with respect to such Regular Certificate and reduced (but not below zero) by any payments on the Regular Certificate previously received or accrued by the seller (other than qualified stated interest payment) and any amortizable premium. Similarly, a Regular Certificateholder who receives a principal payment with respect to a Regular Certificate will recognize gain or loss equal to the difference between the amount of the payment and the holder's allocable portion of his or her adjusted basis in the Regular Certificate. Except as discussed below or with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other disposition of a Regular Certificate will be capital gain if the Regular Certificate is held as a capital asset.

     Gain from the disposition of a Regular Certificate that might otherwise be capital gain, including any gain attributable to de minimis original issue discount, will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been included in the holder's income if the yield on such Regular Certificate had equaled 110% of the applicable federal rate determined as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Certificate.

     If the Company is determined to have intended on the date of issue of the Regular Certificates to call all or any portion of the Regular Certificates prior to their stated maturity within the meaning of Section 1271(a)(2)(A) of the Code, any gain realized upon a sale, exchange, retirement, or other disposition of a Regular Certificate would be considered ordinary income to the extent it does not exceed the unrecognized portion of the original issue discount, if any, with respect to the Regular Certificate. The OID Regulations provide that the intention to call rule will not be applied to mortgage-backed securities such as the Regular Certificates. In addition, under the OID Regulations, a mandatory sinking fund or call option is not evidence of an intention to call.

     Taxation of Residual Interests. Generally, the "daily portions" of the taxable income or net loss of a REMIC will be included as ordinary income or loss in determining the taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC. The daily portions are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC on such day.

     REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means a REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the Contracts, plus income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, servicing fees on the Contracts, other administrative expenses of a REMIC, and amortization of premium, if any, with respect to the Contracts.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium with respect to the Contracts, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. In the event that an interest in the Contracts is acquired by a REMIC at a discount, and one or more of such Contracts is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding cash distribution because
(i) the prepayment may be used in whole or in part to make distributions on Regular Certificates, and (ii) the discount on the Contracts which is included in a REMIC's income may exceed its deduction with respect to the distributions on those Regular Certificates. When there is more than one class of Regular Certificates that receive payments sequentially (i.e., a fast-pay, slow-pay structure), this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates, when distributions are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of Regular Certificates, may increase over time as distributions are made on the lower yielding classes of Regular Certificates, whereas interest income with respect to any given Contract will remain constant over time as a percentage of the outstanding principal amount of that loan (assuming it bears interest at a fixed rate). Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching, or such holders must have unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "REMIC Series -- Limitations on Offset or Exemption of REMIC Income." The mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Holder's after-tax rate of return.

     The amount of any net loss of a REMIC that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the Residual Holder and decreased by the amount of loss of the REMIC reportable by the Residual Holder. A cash distribution from the REMIC also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely by the Residual Holder for whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC.

     If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations imply that residual interest cannot have a negative basis or a negative issue price. However, the preamble to the REMIC Regulations indicates that, while existing tax rules do not accommodate such concepts, the Service is considering the tax treatment of these types of residual

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interest, including the proper tax treatment of a payment made by the transferor of such a residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, the Company does not intend to treat a class of Residual Certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

     Further, to the extent that the initial adjusted basis of a Residual Holder(other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC's basis in the Contracts, the Residual Holder will not recover a portion of such basis until termination of the REMIC unless Treasury Regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder.

     Treatment of Certain Items of REMIC Income and Expense. Generally, a REMIC's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "REMIC Series -- Original Issue Discount" and "--- Variable Rate Regular Certificates," without regard to the de minimis rule described therein.

     The REMIC will have market discount income in respect of the Contracts if, in general, the basis of the REMIC in such Contracts is exceeded by their unpaid principal balances. The REMIC's basis in such Contracts is generally the fair market value of the Contracts immediately after the transfer thereof to the REMIC (which may equal a proportionate part of the aggregate fair market value of the REMIC Certificates). In respect of the Contracts that have market discount to which Code Section 1276 applies, the Market discount income generally should accrue in the manner described above under "REMIC Series -- Market Discount."

     Generally, if the basis of a REMIC in the Contracts exceeds the unpaid principal balances thereof, the REMIC will be considered to have acquired such Contracts at a premium equal to the amount of such excess. As stated above, the REMIC's basis in the Contracts is the fair market value of the Contracts immediately after the transfer thereof to the REMIC. Generally, a person that holds a Contract as a capital asset may elect to amortize premium on the Contracts under a constant interest method. See the discussion under "REMIC Series -- Amortizable Premium."

     Limitations on Offset or Exemption of REMIC Income. If the aggregate value of the Residual Certificates relative to the aggregate value of the Regular Certificates and Residual Certificates is considered to be "significant," as described below, then a portion (but not all) of the REMIC taxable income included in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the
"excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Section 1274(d) of the Code, multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. The value of the Residual Certificates would be significant in cases where the aggregate issue price of the Residual Certificates is at least 2% of the aggregate issue price of the Regular Certificates and Residual Certificates, and the anticipated weighted average life of the Residual Certificates is at least 20% of the anticipated weighted average life of the REMIC.

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     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions on such Residual Holder's tax return, including net operating loss carry forwards. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the Residual Holder's excess inclusions will be treated an unrelated business taxable income of such Residual Holder for purposes of Section 511. Finally, if a real estate investment trust or regulated investment company owns a Residual Certificate, a portion (allocated under Treasury Regulations yet to be issued) of dividends paid by such real estate investment trust or regulated investment company could not be offset by net operating losses of its share-holders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. persons.

     An exception to the inability of a Residual Holder to offset excess inclusions with unrelated deductions and net operating losses applies to certain financial institutions described in Section 593 of the Code ("thrift institutions"). For purposes of applying this rule, all members of an affiliated group filing a consolidated return are treated as one taxpayer, except the thrift institutions to which Section 593 applies and each of their subsidiaries formed to issue REMICs are treated as separate corporations. Furthermore, the Code provides that regulations may be issued to disallow the ability of a thrift institution to use deductions to offset excess inclusions if necessary or appropriate to prevent the avoidance of tax. A thrift institution may not so offset its excess inclusions unless the Residual Certificates have "significant value," which requires that (i) the Residual Certificates have an issue price that is at least equal to 2% of the aggregate of the issue prices of all Residual Certificates and Regular Certificate with respect to the REMIC, and (ii)the anticipated weighted average life of the Residual Certificates is a least 20% of the anticipated weighted average life of the REMIC. The anticipated weighted average life of the Residual Certificates is based on all anticipated payments to be received with respect thereto (using the Prepayment Assumption). The anticipated weighted average life of the REMIC is the weighted average of the anticipated weighted average lives of all classes of Certificates in the REMIC (computed using all anticipated payments on a Regular Certificate with nominal or no principal). Finally, an ordering rule under the REMIC Regulations provides that a thrift institution may only offset its excess inclusion income with deductions after it has first applied its deductions against income that is not excess inclusion income. If applicable, the Prospectus Supplement with respect to the series will set forth whether the Residual Certificates are expected to have "significant value."

     Restrictions on Transfer of Residual Certificates. As described above under "REMIC Series -- Qualification as a REMIC," an interest in a Residual Certificate may not be transferred to a Disqualified Organization. If any legal or beneficial interest in a Residual Certificate is, nonetheless, transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer, and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Section 1274(d) of the Code as of the date of the transfer for a term ending on the close of the last quarter in which
excess  inclusions  are expected  to accrue.    Such rate  is applied  to the
anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead by imposed on such agent. However, a transferor of a Residual Certificate would in no

                                     112


event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit, under penalties of perjury, that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have the actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amount of tax as the Treasury Department may require (presumably, a corporate tax on the excess inclusion for the period the residual interest is actually held by the Disqualified Organization).

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of
(i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal income tax rate imposed on corporations. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and
(iii) the highest marginal federal income tax rate imposed on corporations. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     For these purposes, a "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury Regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder is disregarded for all federal income tax purposed if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the

                                     113


time of the transfer, a reasonable investigation of the financial condition of the transferee and found at the time of the transferor that it understands that, as the holder of a non-economic residual transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pool-ing and Servicing Agreement with respect to each series of REMIC Certificates will require the transferee of a Residual Certificate to certify to the statements in clause (ii) of the preceding sentence as part of the affidavit described above under "Restrictions on Transfer of Residual Certificates."

     Mark-to-Market Rules. On December 28, 1993, the Service released temporary regulations (the "Temporary Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Temporary Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a "negative value" REMIC Residual Certificate is not treated as a security, and thus may not be marked to market. In general, a REMIC Residual Certificate has negative value if, as of the date a taxpayer acquires the REMIC
Residual Certificate, the present value of the tax liabilities associated with holding the REMIC Residual Certificate exceeds the sum of (i) the present value of the expected future distributions on the REMIC Residual Certificate, and
(ii) the present value of the anticipated tax savings associated with holding the REMIC Residual Certificate as the REMIC generates losses. The amounts and present values of the anticipated tax liabilities, expected future distributions and anticipated tax savings are all to be determined using (i) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6) of the Code, or that would have been adopted had the REMIC's regular interests been issued with original issue discount, (ii) any required or permitted clean-up calls, or required qualified liquidation, provided for in the REMIC's organizational documents, and (iii) a discount rate equal to the "applicable Federal rate" (as specified in Section 1274(d)(1) of the Code) that would apply to a debt instrument issued on the date of acquisition of the REMIC Residual Certificate. The Temporary Mark-to-Market Regulations apply to taxable years ending on or after December 31, 1993. Furthermore, the Temporary Mark-to-Market Regulations provide the Service with the authority to treat any REMIC Residual Certificate having substantially the same economic effect as a "negative value" residual interest. In addition, the Service recently released proposed regulations (the "Proposed Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked-to-market. The Proposed Mark-to-Market Regulations change the Temporary Mark-to-Market Regulations which, as noted above, permit a REMIC Residual Certificate to be marked-to-market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest. In addition, the Service could issue subsequent regulations which could apply retroactively, providing additional or different requirements with respect to such deemed negative value residual interests. Any such regulations could also limit the applicability of the mark-to-market requirements to residual interests having economic value at the time of their acquisition. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the Temporary Mark-to-Market Regulations and Proposed Mark-to-Market Regulations to REMIC Residual Certificates.

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     Sale or Exchange of a Residual Certificate.  Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis as described above of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a Residual Holder will have taxable income to the extent that any cash distribution to him from the REMIC exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has and adjusted basis in his Residual Certificate remaining when his interest in the REMIC terminates, and if he holds such Residual Certificate as a capital asset, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     The Conference Committee Report to the Tax Reform Act of 1986 provides that, except as provided in Treasury Regulations, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

     Certain Other Taxes on the REMIC. The REMIC provisions of the Code impose a 100% tax on any net income derived by a REMIC from certain prohibited transactions. Such transactions are: (i) any disposition of a qualified mortgage, other than pursuant to the substitution of a qualified replacement mortgage for a qualified mortgage (or the repurchase in lieu of substitution of a defective obligation), a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC; (ii) the receipt of income from assets other than qualified mortgages and permitted investments; (iii) the receipt of compensation for services; and (iv) the receipt of gain from the dispositions of cash flow investments. The REMIC Regulations provide that the modification of the terms of a Contract occasioned by default or a reasonably foreseeable default of the Contract, the assumption of the Contract, the waiver of a due-on-sale clause or the conversion of an interest rate by an Obligor pursuant to the terms of a convertible adjustable-rate Contract will not be treated as a disposition of the Contract. In the event that a REMIC holds Convertible ARM Loans which are convertible at the option of the Obligor into fixed-rate, fully amortizing, level payment Contracts, a sale of such Contracts by the REMIC pursuant to a purchase agreement or other contract with the Company or other party, if and when the Obligor elects to so convert the terms of the Contract, is not expected to result in a prohibited transaction for the REMIC. The Code also imposes a 100% tax on contributions to a REMIC made after the Startup Day, unless such contributions are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in the nature of a guaranty, contributions during the three-month period beginning on the Startup Day or contributions to a qualified reserve fund of the REMIC by a holder of a residual interest in the foreclosure property that the REMIC derives at the highest corporate rate on certain net income from foreclosure property that the REMIC derives from the management, sale, or disposition of any real property, or any personal property incident thereto, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that a REMIC will generate a significant amount of such income.

     Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a "qualified liquidation." A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation (which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur) and sells all of its assets (other than cash) within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of Regular or Residual Certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation (including all cash), less amounts retained to meet claims.

     Taxation of Certain Foreign Investors. For purposes of this discussion, a "Foreign Holder" is a Certificateholder who holds a Regular Certificate and who is not (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity organized in or under the laws of the United States or a political subdivision thereof or (iii) an estate or trust the income of which is included in gross income for United States tax purposes regardless of its source. Unless the interest on a Regular Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest (or original issue discount, if any) on a Regular Certificate (subject to possible backup withholding of tax, discussed below), provided the Foreign Holder is not a controlled foreign corporation related to the Company and does not own actually or constructively 10% or more of the voting stock of the Company.
To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or it either of the two preceding years. The intermediaries, to the person that otherwise would withhold tax. This exemption may not apply to a Foreign Holder that owns both Regular Certificates and Residual Certificates. If the interest on a Regular Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. Foreign Holders should consult their own advisors regarding the specific tax consequences of their owning a Regular Certificate.

     Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Regular Certificate generally will not be subject to United States federal income tax unless either (i) the Foreign Holder is a non-resident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a "tax home" in the United States, or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

     A Regular Certificate will not be included in the estate of a Foreign Holder who does not own actually or constructively 10% or more of the voting stock of the Company.

     Backup Withholding. Under certain circumstances, a REMIC Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a REMIC Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Trustee. Backup withholding may apply, under certain circumstances, to a REMIC Certificateholder who is a foreign person if the REMIC Certificateholder fails to provide the Trustee or the REMIC Certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC Certificates. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. REMIC Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

     Reporting Requirements and Tax Administration. The Company will report annually to the Service, holders of record of the Regular Certificates that are not excepted from the reporting requirements and, to the extent required by the Code, other interested parties, information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accruing on the Regular Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates.

     The Treasury Department has issued temporary regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMICs "tax matters person." The tax matters person, generally, has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. The Company will be designated as tax matters person for each REMIC, and in conjunction with the Trustee will act as the agent of the Residual Certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

NON-REMIC SERIES

     Tax Status of the Trust Fund. In the case of a Trust Fund evidenced by a series or sub-series of Certificates, or a segregated portion thereof, with respect to which a REMIC Election is not made ("Non-REMIC Certificates"), Brown & Wood LLP, special tax counsel to the Company, will have advised the Company that, in their opinion, each Contract Pool and the arrangement to be administered by the Company under which the Trustee will hold and the Company will be obligated to service the Contracts and pursuant to which Non-REMIC Certificates will be issued to Non-REMIC Certificateholders will not be classified as an association taxable as a corporation or a "taxable mortgage pool," within the meaning of Code Section 7701(i), but rather will be classified as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code. Each Non-REMIC Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the Contract Pool in which its Certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the Contracts included therein.

     Tax Status of Non-REMIC Certificates. In general, (i) Certificates held by a financial institution taxed as described in Section 593(a) of the Code may represent interests in "qualifying real property loans" within the meaning of Section 593(d) of the Code; (ii) Certificates held by a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code may be considered to represent "qualifying real property loans" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and
(iii) Certificates held by a real estate investment trust may constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and interest thereon may be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See the discussions of such Code provisions above under "REMIC Series Tax Status of REMIC Certificates." Investors should review the related Prospectus Supplement for a discussion of the treatment of Non-REMIC Certificates and Contracts under these Code sections and should, in addition, consult with their own tax advisors with respect to these matters.

     Tax Treatment of Non-REMIC Certificates. Non-REMIC Certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the Contracts comprising such Contract Pool, including interest, original issue discount, if any, prepayment fees, assumption fees, and late payments charges received by the Company, and any gain upon disposition of such Contracts. (For purposes of this discussion, the term "disposition," when used with respect to the Contracts, includes scheduled or prepaid collections with respect to the Contracts, as well as the sale or exchange of a Non-REMIC Certificate.) Non-REMIC Certificateholders will be entitled under Section 162 or 212 of the Code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company. An individual, an estate, or a trust that holds a Non-REMIC Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under Section 212 of the Code only to the extent that, in the Aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($100,000 in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. To the extent that a Non-REMIC Certificateholder is not permitted to deduct servicing fees allocable to a Non-REMIC Certificate, the taxable income of the Non-REMIC Certificateholder attributable to that Non-REMIC Certificate will exceed the net cash distributions related to such income. Non-REMIC Certificateholders may deduct any loss on disposition of the Contracts to the extent permitted under the Code.

     Under current Service interpretations of applicable Treasury Regulations the Company would be able to sell or otherwise dispose of any subordinated Non-REMIC Certificates. Accordingly, the Company expects to offer subordinated Non-REMIC Certificates for sale to investors. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Certificates. Holders of subordinated classes of Certificates should be able to recognize any losses allocated to such class when and if losses are realized.

     To the extent that any of the Contracts comprising a Contract Pool were originated on or after March 2, 1984 and under circumstances giving rise to original issue discount, Certificateholders will be required to report annually an amount of additional interest income attributable to such discount in such Contracts prior to receipt of cash related to such discount. See the discussion above under "REMIC Series -- Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the Contracts comprising a Contract Pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "REMIC Series -- Market Discount" and "REMIC Series -- Amortizable Premium."

     Stripped Non-REMIC Certificates. Certain classes of Non-REMIC Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Contract from ownership of the right to receive some or all of the related interest payments. Non-REMIC Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount; (ii) if the Company or any other party retains a Retained Yield with respect to the Contracts comprising a Contract Pool; (iii) if two or more classes of Non-REMIC Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Contracts; or (iv) if Non-REMIC Certificates are issued which represent the right to interest only payments or principal only payments.

     Although not entirely clear, each Stripped Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "REMIC Series -- Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above. A purchaser of a Stripped Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Contracts. See "REMIC Series -- Market Discount" above.

     When an investor purchases more than one class of Stripped Certificates it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

     It is possible that the Service may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a Stripped Certificate may be treated as the owner of (i) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Contract or (ii) a separate installment obligation for each Contract representing the Stripped Certificate's pro rata share of price; and/or interest payments to be made with respect thereto.
As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

     Gain or Loss on Disposition. Upon sale or exchange of a Non-REMIC Certificate, a Non-REMIC Certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the Contracts represented by the Non-REMIC Certificate. Generally, the aggregate adjusted basis will equal the Non-REMIC Certificateholder's cost for the Non-REMIC Certificate increased by the amount of any previously reported gain with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the Non-REMIC Certificate was held as a capital asset.

     Recharacterization of Servicing Fees. The servicing compensation to be received by the Servicer may be questioned by the Service with respect to certain Certificates or Contracts as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Servicer or other party in a portion of the interest payments

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to be made pursuant to the Contracts.  In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of
Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion above under "Non-REMIC Series -- Stripped Non-REMIC Certificates."

     Tax Treatment of Certain Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a Non-REMIC Certificateholder who is a Foreign Holder (as defined in "REMIC Series -- Taxation of Certain Foreign Investors") will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such Non-REMIC Certificateholder will be entitled to receive interest payments and original issue discount on the Non-REMIC Certificates free of United States federal income tax, but only to the extent the Contracts were originated after July 18, 1984 and provided that such Non-REMIC Certificateholder periodically provides the Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Non-REMIC Certificateholder is not a United States person and providing the name and address of such Non-REMIC Certificateholder. For additional information concerning interest or original issue discount paid by the Company to a Foreign Holder and the treatment of a sale or exchange of a Non-REMIC Certificate by a Foreign Holder, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above under "REMIC Series -- Taxation of Certain Foreign Investors".

     Tax Administration and Reporting. The Company will furnish to each Non-REMIC Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the Company will furnish, within a reasonable time after the end of each calendar year, to each Non-REMIC Certificateholder who was a Certificateholder at any time during such year, information regarding the amount of servicing compensation received by the Company and any sub-servicer and such other customary factual information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns. Reports will be made annually to the Service and to holders of record that are not expected from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Non-REMIC Certificates.


                      STATE AND LOCAL TAX CONSIDERATIONS

     No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of Certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of Certificates.


                       LEGAL INVESTMENT CONSIDERATIONS

     Unless otherwise specified in the applicable Prospectus Supplement, any Certificates offered hereby that are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and

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interest by the United States or any such entities.  Under SMMEA, certain states have created legislation specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," in which case such Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates, or require the sale or other disposition of Certificates, so long as such contractual commitment was made or such Certificates were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in Certificates; and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Some Classes of Certificates offered hereby may not be rated in one of the two highest rating categories, or may not otherwise satisfy the requirements of SMMEA, and thus would not constitute "mortgage related securities" for purposes of SMMEA.

     The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interest, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.


                                   RATINGS

     It is a condition precedent to the issuance of any Class of Certificates sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

     Ratings of the Certificates address the likelihood of the ultimate receipt of all distributions on the contracts by the related certificateholders under the agreements pursuant to which such certificates are issued. The ratings take into consideration the credit quality of the related contract pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which payment stream on such contract pool is adequate to make payments required by such certificates. The ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related contracts.

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                                 UNDERWRITING

     The Company may sell Certificates of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Company intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

     The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of the Certificates, Underwriters may receive compensation from the Company or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Act"). Any such Underwriters or agents will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

     Under agreements which may be entered into by the Company, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Company against certain liabilities, concluding liabilities under the Act.

     The Company may authorize Underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Certificates from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

     The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

     Certain of the Underwriters and their associates may engage in transactions with and perform services for the Company in the ordinary course of business.


                                LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Company by

                                     122


Boult, Cummings, Conners & Berry, PLC. The material federal income tax consequences of the Certificates will be passed upon for the Company by Brown & Wood LLP, New York, New York.


                                   EXPERTS

     The consolidated financial statements of CHI as of June 30, 1994 and 1995 and for each of the three years in the period ended June 30, 1995, incorporated by reference herein, have been incorporated herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                   GLOSSARY

     There follows abbreviated definitions of certain capitalized terms used in this Prospectus and the Prospectus Supplement. The Agreement may contain a more complete definition of certain of the terms defined herein and reference should be made to the Agreement for a more complete definition of all such terms.

     "Accrual Remittance Amount" means, with respect to the Compound Interest Certificates of a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of such Series, as any Remittance Date, the amount of interest, calculated at the Interest Rate, which has accrued on such Compound Interest Certificates from the prior Remittance Date.

     "Advances" means the advances made by a Servicer (including from advances made by a Sub-servicer) on any Remittance Date pursuant to an Agreement.

     "Agreement" means each Pooling and Servicing Agreement by and among the Company, the Trustee, the Servicer and any other party specified in the related Prospectus Supplement.

     "APR" means, with respect to any Contract and any time, the per annum rate of interest then being borne by such Contract, as set forth on the face thereof.

     "Asset Value" means the Asset Value of the Contracts included in a Trust Fund, determined in the manner set forth in the related Agreement.

     "Available Distribution Amount" means, with respect to each Series of Certificates, certain amounts on deposit in the Certificate Account on a Determination Date.

     "Available Subordination Amount" means, with respect to a Series of Certificates having a Class of Subordinated Certificates, as of any Remittance Date, the excess, if any, of the then applicable Maximum Subordination Amount over the Cumulative Subordination Payments as of the preceding Remittance Date.

     "Certificate Account" means the account maintained by the Servicer or the Trustee, as specified in the related Prospectus Supplement.

     "Certificate Distribution Amount" means with respect to a Series of Certificates evidencing an interest in a Contract Pool the amount of interest (calculated as specified in such Prospectus Supplement) and the amount of Principal (calculated as specified in such Prospectus Supplement) to be distributed to Certificateholders on each Remittance Date.

     "Certificates" means the Manufactured Housing Contract Pass-Through

                                     123


Certificates issued pursuant to an Agreement.

     "CHI" means Clayton Homes, Inc.

     "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     "Company" means Vanderbilt Mortgage and Finance, Inc.

     "Compound Interest Certificates" means Certificates on which interest may accrue but not be paid for the period described in the related Prospectus Supplement.

     "Contract Pool" means, with respect to each Series of Certificate, the pool of manufactured housing conditional sales contracts and installment loan agreements transferred by the Company to the Trustee.

     "Contract Rate" means, with respect to each Contract, the interest rate specified in the Contract.

     "Contracts" means manufactured housing installment sales contracts and installment loan agreements, including any an all rights to receive payments due thereunder on and after the Cut-off Date and security interest in Manufactured Homes purchased with the proceeds of such contracts.

     "Cumulative Subordination Payments" means, with respect to a Series of Certificates having a class of Subordinated Certificates, as of any Remittance Date, the cumulative amount equal to (i) the total of all amounts distributed to the Senior Certificateholders, exclusive of Advances made by the Servicer and the Initial Deposit to the Reserve Fund, up to and including such Remittance Date minus (ii) the Senior Percentage times the Available Distribution Amount for all Remittance Dates up to and including such Remittance Date.

     "Cut-off Date" means the date specified in the related Prospectus Supplement as the date from which principal and interest payments on the Contracts are included in the Trust Fund.

     "Determination Date" means, unless otherwise specified in the related Prospectus Supplement, the third Business Day immediately preceding the related Remittance Date.

     "Due Period" means, unless otherwise provided in a related Prospectus Supplement, with respect to any Remittance Date, the period beginning on the 26th day of the second month preceding the month of the Remittance Date and ending on the 25th day of the month preceding the month of the Remittance Date.

     "Eligible Investments" means one or more of the investments specified in the Agreement in which moneys in the Certificate Account and certain other accounts are permitted to be invested.

     "Excess Interest or Excess Interest Rate" means, with respect to any Contract, the per annum percentage of the principal balance from time to time outstanding, which may be retained by the Company or the Servicer or allocated to a designated Class of Certificates, as specified in the related Prospectus Supplement.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHA" means the Federal Housing Administration.

     "Final Scheduled Remittance Date" means, with respect to a Series of Certificates providing for sequential distributions in reduction of the

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Stated Balance of the Classes of each Series, the date, based on the assumptions set forth in the related Prospectus Supplement, on which the Stated Balance of all Certificates of each Class shall have been reduced to zero.

     "HUD" means the United States Department of Housing and Urban
Development.

     "Initial Deposit" means, with respect to a Series of Certificates, the amount, if any, deposited into the Reserve Fund on the date of the initial issuance of the Certificates.

     "Interest Rate" means, with respect to a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of such Series, the interest payable on the Principal Balance outstanding of each such Class.

     "Liquidation Proceeds" means cash (including insurance proceeds) received in connection with the repossession of a Manufactured Home.

     "Loan-to-Value Ratio" means the loan-to-value ratio at the time of origination of the Contract.

     "Manufactured Home" means a unit of manufactured housing, including all accessions thereto, securing the indebtedness of the Obligor under the related Contract.

     "Maximum Subordination Amount" means, with respect to a Series of Certificate having a Class of Subordinated Certificates, the amount specified in the related Prospectus Supplement, representing the maximum amount of Cumulative Subordination Payments which may be required to be made over the term of the related Agreement.

     "Modular Home" means a unit of manufactured housing that does not meet the requirements of a "manufactured home" under 42 United States Code,
Section 5402(6), and which is further defined in a related Prospectus
Supplement.

     "Monthly Payment" means the scheduled monthly payment of principal and interest on a Contract.

     "Obligor" means each person who is indebted under a Contract or who has acquired a Manufactured Home subject to a Contract.

     "Record Date" means the date specified in the related Prospectus Supplement for the list of Certificateholders entitled to distributions on the Certificates.

     "REMIC" means a "real estate mortgage investment conduit" as defined in the Code.

     "Remittance Date" means the date specified in the related Prospectus Supplement for payments on the Certificates.

     "Remittance Rate" means, as to a Certificate, the rate or rates of interest thereon specified in the related Prospectus Supplement.

     "Seller" means, with respect to a Series of Certificates evidencing interest in Contracts, the Seller specified in the Prospectus Supplement.

     "Senior Certificates" means, with respect to each Series of Certificates, the Class or Classes which have rights senior to another Class or Classes in such Series.


                                     125


     "Servicer" means, with respect to each Series of Certificates evidencing interests in Contacts, the Servicer specified in the related Prospectus Supplement.

     "Servicing Fee" means the amount of the annual fee paid to the Servicer or the Trustee as specified in the related Prospectus Supplement.

     "Single Certificate" means, for each Class of Certificates of any Series, the initial principal amount of Contracts evidenced by a single Certificate of such Class.

     "Stated Balance" means, with respect to a Series of Certificates providing for sequential distributions in reduction of Stated Balance of the Classes of such Series, the maximum specified dollars amount (exclusive of interest at the related Interest Rate) to which the Holder thereof is entitled from the cash flow of the Trust Fund.

     "Subordinated Certificates" means, with respect to each Series of Certificates, the Class or Classes with rights subordinate to another Class or Classes of such Series.

     "Subordinated Percentage" means, with respect to a Series of Certificates, the Class or Classes with rights subordinate to another Class or Classes of such Series.

     "Trust Fund" means, with respect to each Series of Certificates, the corpus of the trust created by the related Agreement, to the extent described in such Agreement, consisting of, among other things, Contracts, such assets as shall from time to time be identified as deposited in the Certificate Account, the Manufactured Home which secured a Contract, insurance, a reserve fund and other forms of credit enhancement, if any.

     "Trustee" means the Trustee for a Series of Certificates specified in the related Prospectus Supplement.

     "VA" means the Veterans' Administration.

     "Variable Rate Regular Certificates" means Certificates which evidence the right to receive distributions of income at a variable Remittance Rate.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee  . . . . . . . . . . . . . . . . . . . . . . .
$344,828
Blue Sky fees and expenses  . . . . . . . . . . . . . . . . . . . .
$ 10,000
Accountant's fee and expenses . . . . . . . . . . . . . . . . . . .
$ 90,000
Attorneys' fees and expenses  . . . . . . . . . . . . . . . . . . .
$208,000
Trustee's fees and expenses . . . . . . . . . . . . . . . . . . . .
$ 45,000
Printing and engraving expenses . . . . . . . . . . . . . . . . . .
$120,000
Rating Agency fee . . . . . . . . . . . . . . . . . . . . . . . . .
$138,000
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . .
$ 20,000

                                     126



--------
     Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
$975,828

--------

--------


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith; (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation's best interests, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interests of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging impersonal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not he met the standard of conduct set forth above.

     Pursuant to the form of Underwriting Agreement, a copy of which is included as Exhibit 1.1 hereto, the Underwriters will agree, subject to certain conditions, to indemnify the Company, its directors, certain of its officers and persons who control the Company within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against certain liabilities.

ITEM 16.  EXHIBITS

     1.1  Form of Underwriting Agreement*
     3.1  Articles of Incorporation of Vanderbilt Mortgage and Finance, Inc.*
     3.2  By-Laws of Vanderbilt Mortgage and Finance, Inc.*
     4.1  Form of Pooling and Servicing Agreement, including Form of
Certificates*
     4.2  Form of Limited Guarantee (included as Section 6.05 of Exhibit
4.1)*
     5.1 Opinion of Boult, Cummings, Conners & Berry, PLC as to validity of Certificates
     8.1  Opinion of  Brown  & Wood  LLP  as to  certain  federal income  tax matters
     12   Computation of Ratio of Earnings to Fixed Charges
     23.1 Consent of Boult, Cummings, Conners & Berry, PLC (included as part of Exhibit 5.1)
     23.2 Consent of Brown & Wood LLP (included as part of Exhibit 8.1)

     23.3 Consent of Coopers & Lybrand LLP
     24.1 Power of attorney from officers and directors of the Registrant (included on page II-4)
     24.2 Power of attorney from officers and directors of CHI (included on page II-5)

_________________
*    Previously filed as an Exhibit to Registration Statement 33-88238.


ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
(4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registrant statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(Section230.424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on September 23, 1996.

                              VANDERBILT MORTGAGE AND FINANCE, INC.

                              By      /s/ Kevin T. Clayton
                                  -----------------------------------------
                                      KEVIN T. CLAYTON,
                                         PRESIDENT


                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature below constitutes and appoints each of Kevin T. Clayton, Joseph H. Stegmayer and David Jordan, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURES                           TITLE                    DATE
     ----------                           -----                    ----

   /s/ Kevin T. Clayton           President (Principal      September 23,
1996
--------------------------------  Executive Officer and
     KEVIN T. CLAYTON             Principal Financial
                                  Officer) and Director


  /s/ David Jordan                Vice President and        September 23,
1996
--------------------------------  Controller (Principal
     DAVID JORDAN                 Accounting Officer)


 /s/ Joseph H. Stegmayer          Executive Vice President  September 23,
1996
--------------------------------  and Director
     JOSEPH H. STEGMAYER


 /s/ James L. Clayton             Director & CEO            September 23, 1996
--------------------------------
     JAMES L. CLAYTON

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on September 23, 1996.

                              CLAYTON HOMES, INC.

                              By     /s/ Joseph H. Stegmayer
                                  -----------------------------------------
                                   JOSEPH H. STEGMAYER
                                   PRESIDENT AND CHIEF OPERATING OFFICER


                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature below constitutes and appoints each of Joseph H. Stegmayer and John J. Kalec, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURES                        TITLE                       DATE
     ----------                        -----                       ----


  /s/ Joseph H. Stegmayer         President (Principal      September 23,
1996
--------------------------------  Executive Officer
     JOSEPH H. STEGMAYER          and Principal Financial
                                  Officer), Treasurer and
                                  Director


 /s/ John J. Kalec                Vice President            September 23,
1996
--------------------------------  and Chief Financial
     JOHN J. KALEC                Officer (Principal
                                  Accounting Officer)


  /s/ James L. Clayton            Chief Executive Officer   September 23,
1996
--------------------------------  and Director
     JAMES L. CLAYTON


  /s/ B. Joe Clayton              Director                  September 23,
1996
--------------------------------
     B. JOE CLAYTON


  /s/ Dan W. Evins                Director                  September 23, 1996
--------------------------------
     DAN W. EVINS


  /s/ C. Warren Neel              Director                  September 23,
1996
--------------------------------
     C. WARREN NEEL

                              INDEX TO EXHIBITS

                                                                         Page
                                                                         ----

1.1* Form of Underwriting Agreement . . . . . . . . . . . . . . . . .
3.1* Articles of Incorporation of Vanderbilt Mortgage and
Finance, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
3.2* By-Laws of Vanderbilt Mortgage and Finance, Inc. . . . . . . . .
4.1* Form of Pooling and Servicing Agreement, including Form of
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
4.2* Form of Limited Guarantee (included as Section 6.05 of
Exhibit 4.1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
5.1  Opinion of Boult, Cummings, Conners & Berry, PLC as to validity of

Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
8.1  Opinion of Brown & Wood LLP as to certain federal income tax matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
12   Computation of Ratio of Earnings to Fixed Charges  . . . . . . .
23.1 Consent of Boult, Cummings, Conners & Berry, PLC (included as part of Exhibit 5.1) . . . . . . . . . . . . . . . . . . . . . . . . . . .
23.2 Consent of Brown & Wood LLP (included as part of Exhibit 8.1)  .
23.3     Consent of Coopers & Lybrand LLP  . . . . . . . . . . . . .
24.1      Power of attorney from officers and directors of the Registrant
(included on page II-4) . . . . . . . . . . . . . . . . . . . . . . .
24.2 Power of attorney from officers and directors of CHI (included on page
II-5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

_________________
*    Previously  filed as  an  exhibit to  Registration Statement  Number 33-
88238.